As filed with the Securities and Exchange Commission on August 21, 2006
                                      An Exhibit List can be found on page II-5.
                                                     Registration No. 333-131755

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                   ----------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                        NATIONAL INVESTMENT MANAGERS INC.
                 (Name of small business issuer in its charter)

           Florida                         6411                   59-2091510
(State or other Jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
    of Incorporation or        Classification Code Number)   Identification No.)
        Organization

                        420 Lexington Avenue, Suite 2420
                            New York, New York 10170
                                 (212) 355-1547
          (Address and telephone number of principal executive offices and principal place of business)

            Leonard A. Neuhaus, Chief Operating and Financial Officer
                        National Investment Managers Inc.
                        420 Lexington Avenue, Suite 2420
                            New York, New York 10170
                                 (212) 355-1547
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                              Stephen Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

                         CALCULATION OF REGISTRATION FEE

                                                     Proposed
Title of each class of                                maximum        Proposed maximum
securities to be                  Amount to be    offering price   aggregate offering   Amount of registration
registered                        registered (1)    per share(2)           price                  fee
-------------------------------   --------------   --------------   ------------------   ----------------------
Shares of common stock                8,241,449         $0.30         $2,472,434.70              $  264.55

Shares of common stock issuable
  upon conversion of preferred
  stock                              17,800,008         $0.30         $5,340,002.40              $  629.16

Shares of common stock issuable
   upon declaration of dividends
   upon shares of preferred
   stock                              7,120,003         $0.30         $2,136,000.96              $  251.66

Shares of common stock issuable
   as penalties pursuant to the
   Series C Convertible Preferred
   Stock                              2,120,002         $0.30         $  636,000.48              $   68.05

Shares of common stock issuable
   upon exercise of warrants and
   options                            5,632,701         $0.30         $1,689,810.30              $  224.71

Shares of common stock issuable
   upon conversion of convertible
   debentures                         3,696,378         $0.30         $1,108,913.40              $  118.65

Total                                44,610,541                                                  $1,488.74

 *Previously paid.

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of convertible notes, the exercise of warrants and stock options and the conversion of shares of preferred stock held by the selling stockholders.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over the Counter Bulletin Board on August 16, 2006, which was $0.30 per share.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

       PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED AUGUST 21, 2006

                        NATIONAL INVESTMENT MANAGERS INC.
                              44,610,541 SHARES OF
                                  COMMON STOCK

      This prospectus relates to the resale by the selling stockholders up to 44,610,541 shares of our common stock, including the following:

            o     8,241,449 shares of common stock;

            o up to 17,800,008 shares of common stock issuable upon conversion of shares of preferred stock;

            o up to 7,120,003 shares of common issuable upon declaration of a dividend to our preferred stock holders;

            o up to 2,120,002 shares of common issuable as penalties in connection with the Series C Convertible Preferred Stock;

            o up to 5,632,701 shares issuable upon the exercise of common stock purchase warrants and stock options; and

            o up to 3,696,378 shares issuable upon conversion of convertible debentures.

      Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over the Counter Bulletin Board under the symbol "NIVM". The last reported sales price per share of our common stock as reported by the Over the Counter Bulletin Board on August 16, 2006, was $0.30.

      Investing in these securities involves significant risks. See "Risk Factors" beginning on page 4.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                    The date of this prospectus is __, 2006.

      The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by National Investment Managers Inc., with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                        NATIONAL INVESTMENT MANAGERS INC.

      Through our wholly-owned subsidiaries, we are engaged in the business of providing pension consulting services and administrative services for retirement plans. We also provide financial advisory services to small businesses and high net worth individuals. In addition, we sell insurance products through licensed and authorized brokers and agents.

      Our company, formerly known as "Fast Eddie Racing Stables, Inc." was originally formed for the purpose of acquiring, racing, breeding and selling standardbred race horses (trotters and pacers). Commencing in December 2004, we focused our business in the principal business of acquiring and managing operating entities that offer third party administration primarily of retirement plans, financial and investment advisory services and insurance products to small and medium sized businesses in the United States of America and to high-net worth individuals. As of December 31, 2005, we owned 13 operating units in eight states. On December 13, 2004, Duncan Capital Financial Group ("Duncan"), a recently incorporated company with no operations, acquired 100% of the capital stock of its wholly-owned subsidiaries, Pension Administration Services, Inc., Complete Investment Management Inc. of Philadelphia and MD Bluestein, Inc. On March 9, 2005, we acquired all of the outstanding shares of common and preferred stock of Duncan in a transaction in which the shareholders of Duncan obtained a controlling interest in our company. On August 2, 2005, we consummated a stock purchase agreement with the shareholders of Stephen H. Rosen & Associates, Inc., and a stock exchange agreement with the shareholder of Haddon Strategic Alliances, Inc. On November 30, 2005, we consummated the acquisition of substantially all of the assets of American Benefit Resources, Inc. On January 4, 2006, we completed the merger of Valley Forge Enterprises, Ltd. into one of our wholly owned subsidiaries.

      We had a net loss of $1,936,892 for the six months ended June 30, 2006, and $2,807,985 for the year ended December 31, 2005. We have suffered operating losses and negative cash flows from operations since inception and we had an accumulated deficit of $5,890,822 as of June 30, 2006, and $3,293,430 as of December 31, 2005.

           Our principal offices are located at 420 Lexington Avenue, Suite 2420, New York, New York 10170, and our telephone number is (212) 355-5174. We are a Florida corporation.

The Offering

Common stock offered by
selling stockholders             Up to 44,610,541 shares, which would represent
                                 77.8% of our outstanding shares of common stock assuming the full conversion of all convertible notes and shares of preferred stock and exercise of warrants or options being registered herewith including:

                                 - in connection with the acquisition of Duncan Capital Financial Group, we are registering, 3,644,000 shares of common stock, up to 710,000 shares of common stock issuable upon exercise of warrants, up to 1,220,000 shares of common stock issuable upon conversion of Series A Preferred Stockand up to 488,000 shares issuable as dividends of Series A Preferred;

                                 - in connection with our private placement of Series B Cumulative Convertible Preferred Stock, we are registering up to 5,980,000 shares of common stock issuable upon conversion of the Series B Cumulative Convertible Preferred Stock and up to 2,392,000 shares of common stock issuable as dividends on the Series B Cumulative Convertible Preferred Stock;

                                 - in connection with our private placement of Series C Cumulative Convertible Preferred Stock, we are registering up to 10,600,000 shares of common stock issuable upon conversion of the Series C Cumulative Convertible Preferred Stock, up to 4,240,003 shares of common stock issuable as dividends on the Series C Cumulative Convertible Preferred Stock and up to 2,120,002 shares of common stock issuable as a penalty;

                                 - we are registering an aggregate of 200,082 shares of common stock issued to Michael Bluestein, a former director of our company and 94,731 shares of common stock issued to Irene Feeley in consideration for the conversion of a convertible promissory note;

                                 - in connection with the acquisition of Haddon Strategic Alliance and Stephen H. Rosen & Associates, Inc., we are registering up to 900,000 shares of common stock issuable upon conversion of a convertible note and 333,334 shares of common stock;

                                 - in connection with the acquisition of the assets of American Benefit Resources, Inc., we are registering 671,141 shares of common stock;

                                 - in connection with our financing arrangement entered with Laurus Master Fund, Ltd. in March 2005, we are registering up to 2,796,378 shares of common stock issuable upon conversion of the $2,320,993 secured convertible term note, up to 1,084,338 shares of common stock issuable upon exercise of warrants at $0.50 per share and up to 634,700 shares of common stock at a per share purchase price of $.01;

                                 - in connection with our financing arrangement entered with Laurus Master Fund, Ltd. in November 2005, we are registering 1,108,434 shares of common stock;

                                 - in connection with our financing arrangement entered with Laurus Master Fund, Ltd. in May 2006, we are registering up to 700,000 shares of common stock issuable upon exercise of common stock purchase warrants;

                                 - 2,284,458 shares of common stock issued to employees and consultants in consideration for various services provided to our company including 1,979,727 shares of common stock issued to Richard Stierwalt, our former director; and

                                 - up to 2,504,363 shares of common stock issueable pursuant to stock options exercisable at exercise prices ranging between $0.1667 and $150 issued to employees and consultants in consideration for various services provided to our company.

Common stock to be outstanding
after the offering               Up to 57,280,929 shares

Use of Proceeds                  We will not receive any proceeds from the sale
                                 of the common stock

Over the Counter Bulletin
Board Symbol                     NIVM

      The above information regarding common stock to be outstanding after the offering is based on 20,911,837 shares of common stock outstanding as of August 16, 2006 and assumes the subsequent conversion of our issued convertible notes and preferred stock and exercise of warrants and options by our selling stockholders.

      Shares of common stock issued or issuable in connection with the following transactions are being registered pursuant to the registration statement of which this prospectus forms a part.

      Duncan Capital Acquisition/Series A Preferred Stock

            On March 9, 2005, we acquired all of the outstanding shares of common stock of Duncan Capital Financial Group, Inc. ("Duncan") in a transaction in which the shareholders of Duncan obtained a controlling interest in our company. Upon the consummation of this transaction, in exchange for 12,040,000 shares of Duncan, we issued 12,040,000 shares of our common stock to the stockholders of Duncan under the acquisition agreement. In addition, warrants to acquire an aggregate of 1,910,000 shares of Duncan common stock were converted to warrants to acquire our common stock on similar terms for $0.1667 per share. We subsequently completed the issuance of 3,820,000 shares of our Series A Preferred Stock to a total of ten holders of preferred stock of Duncan in exchange for their surrender of an equivalent number of preferred shares of Duncan containing identical terms. We received no other consideration in such exchange. The holders of Series A Preferred have the right to convert, at any time, their shares into shares of common stock on a 1:1 basis, subject to adjustments for capital reorganizations, stock splits and reclassifications, as well as for accrued but unpaid dividends and in the event of sales of additional common shares below the Series A Preferred purchase price of $0.50 per share. We are currently accruing penalties in the amount of $35,000 per month as a registration statement registering the shares issuable upon conversion of the Series A Preferred Stock has not been declared effective. We expect to issue shares to the holders of the common stock and Series A Preferred Stock issued in the December 2004 private offering in lieu of making cash payments.

            Shares of Series A Preferred are automatically converted into common stock upon (i) the approval of the holders of a majority of the then-outstanding Series A Preferred or (ii) the closing of a firm commitment underwritten public offering of our securities with aggregate gross proceeds of not less than $10,000,000 at a minimum price of $2.00 per share.

            Holders of Series A Preferred have the right to vote together with holders of common stock as a single class on all matters upon which stockholders are entitled to vote, including election of the members of our Board of Directors. Each share of Series A Preferred will have the number of votes corresponding to the number of shares of common stock into which the Series A Preferred may be converted on the record date for determining stockholders entitled to vote.

            Dividends on the Series A Preferred will accrue and be cumulative from January 1, 2005. Holders of Series A Preferred are entitled to receive annual dividends of $0.06 per share (12%), paid semi-annually, in preference to the common stock, subject to adjustment in certain events, to the extent dividends are declared, on a cumulative basis. Such dividends may be paid, at our election, either (i) in cash or (ii) in registered common stock, valued at 98% of the volume-weighted average price of the common stock for the 20 trading days immediately preceding the record date for payment of such dividend. We are presently prohibited from paying dividends under the terms of our financing arrangements with our secured lender.

            In the event of any liquidation or winding up of the Company, the holders of the Series A Preferred are entitled to receive, in preference to holders of common stock, an amount equal to two times the original purchase price per share, plus any declared and unpaid dividends. A merger or sale of substantially all of our assets will be treated as a liquidation or winding up for the purposes of the liquidation preference.

            In this prospectus, we are registering 3,644,000 shares of common stock, together with 710,000 shares of common stock underlying the above warrants, 1,220,000 shares of common stock issuable upon conversion of the Series A Preferred Stock and 488,000 shares of common stock issuable as dividends pursuant to the Series A Preferred Stock in connection with this transaction.

      Series B Cumulative Convertible Preferred Stock

            On October 18, 2005, 23 accredited investors purchased an aggregate of 2,965,000 shares of Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock") at $1.00 per share for an aggregate purchase price of $2,965,000. On November 11, 2005, 12 accredited investors purchased an aggregate of 850,000 shares of Series B Preferred Stock at $1.00 per share for an aggregate purchase price of $850,000. We currently have an aggregate of 3,815,000 shares of Series B Preferred Stock outstanding.

            Each share of Series B Preferred Stock is convertible, at any time at the option of the holder, into two shares of our common stock. The Series B Preferred Stock will be automatically converted into common stock upon (i) the approval of the holders of a majority of the then outstanding Series B Preferred Stock or (ii) the closing of a firm commitment underwritten public offering of our securities in which the aggregate gross proceeds to our company are not less than $10,000,000 at a price equal to or higher than $2.00 per share of common stock. Holders of the Series B Preferred Stock are entitled to receive, when declared by our board of directors, annual dividends of $0.12 per share of Series B Preferred Stock paid on a semi-annually. Such dividends may be paid, at our election, either (i) in cash, (ii) in registered common stock of our company or (iii) in restricted shares of common stock of our company with piggyback registration rights. In the event that we elect to issue shares of common stock in connection with the dividend on the Series B Preferred Stock, such dividend shares shall be determined by dividing the dividend amount by 98% of the volume-weighted average price of the common stock for the 20 trading days immediately preceding the record date for payment of such dividend (the "Dividend VWAP"); provided, however, if we are unable to determine the Dividend VWAP, then such dividend shall be determined by dividing the dividend amount by the average of the three highest closing bid prices during the 20 trading days immediately preceding the record date for payment of such dividend. We granted our holders of the Series B Preferred Stock piggyback registration rights.

            In addition to any voting rights provided by law, holders of the Series B Preferred Stock will have the right to vote together with holders of common stock and the Series A Preferred Stock as a single class on all matters upon which stockholders are entitled to vote, including election of the members of our Board of Directors. Each share of Series B Preferred Stock will have the number of votes corresponding to the number of shares of common stock into which the Series B Preferred Stock may be converted on the record date for determining stockholders entitled to vote.

            In the event of any liquidation or winding up of our company, the holders of Series B Preferred Stock will be entitled to receive, in preference to holders of Common Stock but subject to preferential liquidation rights of Series A Convertible Preferred Stock, an amount equal to two times the original purchase price per share, plus any previously declared and unpaid dividends.

            The holders of the Series B Preferred Stock have contractually agreed to restrict their ability to convert the preferred stock and receive shares of common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of common stock. The 4.99% limitation may be waived by the holders upon 61 days written notice. However, the holders have further agreed to restrict their ability to convert the preferred stock and receive shares of common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of our then issued and outstanding shares of common stock. The 9.99% limitation may not be waived.

      Series C Cumulative Convertible Preferred Stock

            On November 11, 2005, three accredited investors purchased an aggregate of 883,334 shares of Series C Cumulative Convertible Preferred Stock (the "Series C Preferred Stock") at $6.00 per share for an aggregate purchase price of $5,300,004.

            Each share of Series C Preferred Stock is convertible, at any time at the option of the holder, into 12 shares of common stock. The Series C Preferred Stock will be automatically converted into common stock upon (i) the approval of the holders of a majority of the then outstanding Series C Preferred Stock or (ii) the closing of a firm commitment underwritten public offering of our securities in which the aggregate gross proceeds to our company are not less than $10,000,000 at a price equal to or higher than $2.00 per share of common stock. Holders of the Series C Preferred Stock are entitled to receive, when declared by our board of directors, annual dividends of $0.72 per share of Series C Preferred Stock paid on a semi-annually. Such dividends may be paid, at the election of our company, either (i) in cash, (ii) in registered common stock of our company or
      (iii) in restricted shares of common stock of our company with piggyback registration rights. In the event that we elect to issue shares of common stock in connection with the dividend on the Series C Preferred Stock, such dividend shares shall be determined by dividing the dividend amount by the Dividend VWAP; provided, however, if we are unable to determine the Dividend VWAP, then such dividend shall be determined by dividing the dividend amount by the average of the three highest closing bid prices during the 20 trading days immediately preceding the record date for payment of such dividend. We granted the holders of the Series C Preferred Stock piggyback registration rights and have agreed to file a registration statement registering the shares of common stock issuable upon conversion of the Series C Preferred Stock within 60 days of closing and have such registration statement declared effective within 120 days of filing. As the registration statement covering the shares of common stock underlying the Series C Preferred Stock has not been declared effective, we are required to pay a penalty of 1% of the aggregate purchase price per month until the registration statement has been declared effective. Such amounts shall be paid in cash or, at our option, in shares of common stock. In the event that the we elect to issue shares of common stock, such shares shall be determined by dividing the penalty amount by 98% of the volume-weighted average price of the common stock for the 20 trading days immediately prior to the dividend date (the "Dividend VWAP"); provided, however, if we are unable to determine the Dividend VWAP, then such payment shall be determined by dividing the penalty amount by the average of the three highest closing bid prices during the 20 trading days immediately preceding the penalty date.

            In addition to any voting rights provided by law, holders of the Series C Preferred Stock will have the right to vote together with holders of common stock and the Series A and B Preferred Stock as a single class on all matters upon which stockholders are entitled to vote, including election of the members of our Board of Directors. Each share of Series C Preferred Stock will have the number of votes corresponding to the number of shares of common stock into which the Series C Preferred Stock may be converted on the record date for determining stockholders entitled to vote.

            In the event of any liquidation or winding up of our company, the holders of Series C Preferred Stock will be entitled to receive, in preference to holders of Common Stock but subject to preferential liquidation rights of Series A Convertible Preferred Stock and the B Preferred Stock, an amount equal to two times the original purchase price per share, plus any previously declared and unpaid dividends.

            The holders of the Series C Preferred Stock have contractually agreed to restrict their ability to convert the preferred stock and receive shares of common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of common stock. The 4.99% limitation may be waived by the holders upon 61 days written notice. However, the holders have further agreed to restrict their ability to convert the preferred stock and receive shares of common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of our then issued and outstanding shares of common stock. The 9.99% limitation may not be waived.

      Bluestein Shares

            On February 28, 2005, we issued 200,082 shares of Common Stock to Michael Bluestein, a former director of our company, with respect to the conversion of a total of $150,061.31 of principal and interest under two convertible promissory notes at the conversion price of $0.75 per share. The promissory notes had been issued in connection with the acquisition from Mr. Bluestein of his interests in PAS, Asset Preservation and CIM in December 2004.

      Feeley Shares

            Effective February 28, 2005, we issued 94,731 shares of Common Stock to Irene Feeley with respect to the conversion of a total of $71,048.06 of principal and interest under a convertible promissory note at the conversion price of $0.75 per share. The promissory note had been issued in connection with the acquisition from Ms. Feeley of her interest in CIM in December 2004.

      Haddon Strategic Alliance and Stephen H. Rosen & Associates, Inc. Transactions

            On August 2, 2005, we consummated a stock purchase agreement with the shareholders of Stephen H. Rosen & Associates, Inc., and a stock exchange agreement with the shareholder of Haddon Strategic Alliances, Inc.

            The purchase price for the Rosen Acquisition was $3,000,000, of which $2,100,000 was paid in cash at closing to the two shareholders of Rosen, and $900,000 was paid in the form of convertible promissory notes of the Company. The cash purchase price for the Rosen Acquisition was funded through the Company's existing credit facility with Laurus Master Fund, Ltd. The notes bear interest at the rate of 7% annually, and note principal is payable in equal annual installments totaling $450,000 on July 31, 2006 and July 31, 2007. The notes are immediately convertible into common stock of the Company until July 31, 2007 at a price equal to the fair market value of the common stock on the "Determination Date", which is the June 30 or December 31 of the prior year, whichever is most recent, preceding the date of exercise.

            The purchase price for the Haddon acquisition consisted of the exchange of Haddon stock for 333,334 shares of our common stock of the Company valued at $500,000 as of the closing, based on the average bid price per share of $1.50 over the ten trading days immediately preceding the closing.

            Rosen is a New Jersey-based retirement planning, pension plan design and administration company. Revenues are generated by Rosen through annual plan administration fees, as well as fees for individual projects undertaken on behalf of its clients, including plan review and design, and through the sale of certain products. Representatives of Haddon are licensed registered representatives who work in conjunction with an unaffiliated registered broker dealer to provide investment advisory services to corporations, individuals and retirement plan trustees. Haddon is a registered investment advisor.

      American Benefit Resources, Inc. Asset Acquisition

            On November 30, 2005, we consummated the acquisition of substantially all of the assets of American Benefit Resources, Inc. ("ABR"). As consideration, we (i) paid $8,000,000 in cash, (ii) issued a total of 671,141 shares of our common and (iii) assumed various liabilities. We are registering the 671,141 shares of common stock issued in connection with this acquisition pursuant to this prospectus.

            ABR is a national retirement planning, pension plan design and administration company. Revenues are generated by ABR through annual plan administration fees, as well as fees for individual projects undertaken on behalf of its clients, including plan review and design, and through the sale of certain products.

            In connection with the ABR acquisition, we granted Duncan Capital Group LLC and DCI Master LDC ("Optionees") a five-year option to purchase up to 250,000 shares of common stock in the company at an exercise price of $1.00 per share, in consideration for Optionee's agreeing to enter into a put agreement with ABR and IBF Fund Liquidating LLC whereby Optionees may become obligated, between the second and third anniversaries of the closing of the acquisition, to repurchase, for up to $1 million, the shares delivered to IBF Fund Liquidating LLC as a portion of the purchase price of ABR.

      Financing Arrangements with Laurus Master Fund, Ltd.

      March 2005 Loan

            On March 9, 2005, we issued to Laurus Master Fund, Ltd. ("Laurus")
      (i) a secured convertible term note in the principal amount of $3,000,000,
      (ii) warrants, as amended, entitling Laurus to purchase up to 1,084,338 shares of our common stock at a per share exercise price of $0.50, and
      (iii) an option to purchase up to 643,700 shares of our common stock at a per share purchase price of $0.01. The outstanding balance on the term note is $2,320,993.

            The following describes the material terms of the March 2005 financing transaction with Laurus:

            Principal Payments. Amortizing payments of the outstanding principal amount of the note not contained in the restricted account, referred to as the "Amortizing Principal Amount", began on July 1, 2005, in monthly installments of $ 14,705.88, which was increased to $100,913 following the release of funds from the restricted account, on the first day of each succeeding calendar month until paid, together with accrued and unpaid interest (whether by the payment of cash or by the conversion of such principal into common stock, as described below). In connection with the May 2006 financing, as described below, we agreed with Laurus that we will not be required to make Amortizing Principal Amount payments commencing on June 1, 2006 through March 31, 2007. Such payments shall resume on April 1, 2007.

            Interest Payments. Interest will accrue at a rate per annum equal to the "prime rate" published in The Wall Street Journal, as adjusted from time to time, plus three percent (3%) and is payable monthly in arrears, commencing on April 1, 2005.

            If, as of the last business day of a month prior to maturity when the shares underlying each conversion of the note and the exercise of the warrant have been registered, the market price of our common stock for the five consecutive trading days immediately preceding the last business day of such month exceeds the then-applicable fixed conversion price, discussed below, by at least 25%, the interest rate for the succeeding calendar month will automatically be reduced by 25 basis points (0.25%) for each incremental 25% increase in the market price of our common stock above the conversion price.

            Note Conversion Rights. Laurus may, at any time, convert the outstanding indebtedness under the note into shares of our common stock at a price of $0.83 per share. Subject to the restrictions on conversion by Laurus described below, Laurus is required to convert the monthly payment due on account of principal and interest, plus any other amounts under the note that are due and unpaid into shares of our common stock if the following criteria are met:(i) the average closing price of our common stock for the five consecutive trading days preceding such due date is greater than 120% of the conversion price, and (ii) the amount of such conversion does not exceed 25% of the aggregate dollar trading volume of our Common Stock for the 22-day trading period immediately preceding the due date of the applicable monthly amount.

            If the foregoing criteria are not met, Laurus must convert only such part of the monthly amount that meets the conversion criteria. Any part of the applicable monthly amount that Laurus has not been able to convert due to failure to meet the conversion criteria must be paid by us in cash within three business days of the applicable repayment date.

            Right to Redeem Note. We have the option of prepaying the outstanding principal amount of the note in whole or in part by paying an amount equal to (i) with respect to principal amount subject to amortization, 125% of the principal amount to be redeemed; and (ii) with respect to the principal amount that are not subject to amortization, 120% of the principal amount to be redeemed.

            Security for Note. The note is secured by a blanket lien on substantially all of our assets and the assets of our subsidiaries. Each of our subsidiaries delivered to Laurus a guarantee of our obligations to Laurus. In addition, we pledged our ownership interests in our its subsidiaries. In the event of a default, Laurus has the right to accelerate payments under the note and, in addition to any other remedies available to it, to foreclose upon the assets securing the Note.

            Warrant Terms. The warrants grant Laurus the right to purchase up to 1,084,338 shares of Common Stock at an exercise price of $1.00 per share until March 9, 2012. Upon exercise of the warrant, payment may be made (i) in cash, (ii) by delivery of the warrant or shares of common stock and/or common stock receivable upon exercise of the warrant, or (iii) by a combination of any of the foregoing methods. The exercise price of the Warrant is subject to adjustment for stock splits, combinations, dividends and the like.

            Option Terms. The option grants Laurus the right, for a period of eight years, to purchase for cash up to 643,700 shares of our common stock at an exercise price of $0.01 per share upon 75-day prior notice. The exercise price of the Warrant option subject to adjustment for stock splits, combinations, dividends and the like.

            Restrictions on conversion of note and exercise of option and warrant. We may pay amounts due under the note in shares of Common Stock only so long as there is an effective registration statement covering the resale of the shares or an exemption from such registration is available under Rule 144 promulgated under the Securities Act of 1933, as amended. In addition, Laurus may not receive shares if exercise of the warrant or the option, or payment of principal or interest on the note, or upon conversion of the note, as the case may be, would cause Laurus to beneficially own in excess of 4.99% of the outstanding shares of common stock. This provision may not be waived.

            Registration Rights. Pursuant to the terms of a Registration Rights Agreement, we are obligated to file a registration statement registering the resale of the shares of common stock issuable upon payment or conversion of the note and exercise of the warrant and option. We were required to file the registration statement on or prior to April 23, 2005 and have the registration statement declared effective by the Securities and Exchange Commission on or prior to July 7, 2005. These dates were subsequently extended, as described below.

      November 2005 Loan

            On November 30, 2005, we issued to Laurus (i) a $9,200,000 in a secured term note and (ii) 1,108,434 shares of our common stock. The term note matures on November 30, 2009 and bears interest at a rate of 17.5% per annum, which is payable in two tranches. The first tranche bears interest at the rate of 10% and is payable on a monthly basis commencing December 1, 2005. The second tranche bears interest at the rate of 7.5% and is payable on a monthly basis commencing December 1, 2005, provided, that we may elect to add the second tranche to the principal of the term note. Commencing June 1, 2006, we are required to commence making monthly amortizing payments in the amount of $219,047.62. We may prepay the term note at any time without penalty. In connection with the May 2006 financing, we agreed with Laurus that we will not be required to make our monthly amortizing payments commencing on June 1, 2006 through March 31, 2007. Such payments shall resume on April 1, 2007.

            In addition, we also entered into an Amended and Restated Registration Rights Agreement with Laurus pursuant to which we agreed to file a registration statement registering the shares issued in November 2005 and the shares of common stock issuable upon conversion or exercise of the note, stock option and warrants issued to Laurus in March 2005. The Amended and Restated Registration Rights Agreement was amended in August 2006. We were required to file the registration statement within 15 days of filing our Form 10-KSB for the year ended December 31, 2005 and have the registration statement declared effective by September 15, 2006. If we fail to file or have the registration statement declared effective on a timely basis, we will be required to pay liquidated damages equal to 1.5% of the notes issued in March 2005 on a monthly basis.

      May 2006 Financing

            On May 30, 2006, we entered into agreements with Laurus pursuant to which we sold debt and a warrant to purchase common stock of our company to Laurus in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The securities sold to Laurus included the following:

      o a secured term note with a principal amount of $7,000,000 (the "May 2006 Secured Note"); and

      o a common stock purchase warrant to purchase up to 700,000 shares of common stock of the Company, at an exercise price of $0.01 per share, exercisable until May 30, 2011 (the "May 2006 Warrant").

            On June 12, 2006, we entered into an agreement with Laurus pursuant to which the May 2006 Warrant was rescinded, a new common stock purchase warrant (the "New May 2006 Warrant") was issued to Laurus and we paid Laurus $105,000. The New May 2006 Warrant, dated May 30, 2006, is exercisable to purchase up to 700,000 shares of common stock of our company, at an exercise price of $0.1667 per share, exercisable until May 30, 2011.

            The $7,000,000 purchase price, less the payment of $105,000 and the payment of fees to Laurus Capital Management LLC in connection with this financing, for the May 2006 Secured Term Note was placed into a restricted account with North Form Bank. Such funds will be held in the restricted account and only released to our company upon our company (i) delivering audited financial statements for the most recent ended fiscal year and unaudited financial statements for all months that have elapsed since the end of such year for acquisition targets we intend to acquire (the "Financials") and (ii) the consummation of an equity financing in the amount of $3,500,000 (the "Equity Financing"). Upon delivery of the Financials and definitive documentation relating to the Equity Financing, Laurus shall authorize North Fork Bank to release an amount of funds solely within Laurus' discretion.

            The May 2006 Secured Note is secured by a blanket lien on substantially all of our assets, the assets of our subsidiaries and the cash held in the restricted account at North Fork Bank. Each of our subsidiaries delivered to Laurus a guarantee of our obligations to Laurus and we pledged our ownership interests in our subsidiaries to Laurus in connection with the March 2005 financing, which such guarantees and pledges also cover the May 2006 Secured Note. In the event of a default, Laurus has the right to accelerate payments under the May 2006 Secured Note and, in addition to any other remedies available to it, to foreclose upon the assets securing the May 2006 Secured Note.

            The May 2006 Secured Note matures on May 30, 2010 and bears interest at a rate of up to 17.5% per annum, which is payable in two tranches. The first tranche bears interest at the rate of 10% and is payable on a monthly basis commencing on July 1, 2006. Any amounts due under the first tranche shall be reduced by the dollar amount of interest earned on funds on deposit with North Fork Bank. The second tranche bears interest at the rate of 7.5% and is payable on a monthly basis commencing on the date the funds are released to us from the restricted account, provided, that we may elect to add the second tranche to the principal amount of the May 2006 Secured Note. Commencing on April 1, 2007, we are required to commence making monthly amortizing payments equal to 1/60th of amounts outstanding under the May 2006 Secured Note that are not contained in the restricted account. If the funds have not been released from the restricted account by March 31, 2007, then the funds may be returned to Laurus. We may prepay the May 2006 Secured Note at any time without penalty.

            Laurus has contractually agreed to restrict its ability to exercise its warrant and receive shares of our common stock such that the number of shares of our common stock held by it after such exercise does not exceed 4.99% of our then issued and outstanding shares of common stock. Such restriction may not be waived

            We are obligated to file a registration statement registering the resale of shares of our common stock issuable upon exercise of the New May 2006 Warrant. If the registration statement is not filed within 60 days of the closing, or declared effective within 180 days of the closing, or if the registration is suspended other than as permitted, in the registration rights agreement between our company and Laurus, we are obligated to pay Laurus certain fees and our obligations may be deemed to be in default.

            We paid a fee at closing to Laurus Capital Management LLC, the manager of the Laurus, equal to 3.50% of the total maximum funds borrowed under our agreements with Laurus.

            On August 10, 2006, we entered into an Amendment Agreement with Laurus pursuant to which Laurus agreed to remove its contractual ability to waive its ownership limitation of 4.99% of our issued and outstanding shares of common stock as provided under the March 2005 Note, the March 2005 Warrant and the March 2005 Option and the May 2006 Warrant. Further, the effectiveness date as set forth in the Amended and Restated Registration Rights Agreement entered with Laurus pursuant to which it agreed to file a registration statement registering the November 2005 Shares and the shares of common stock issuable upon conversion or exercise of the March 2005 Term Note, March 2005 Option and the March 2005 Warrant was extended to September 15, 2006.

            We are registering all shares of common stock issued or issuable in connection with the March 2005, November 2005 and May 2006 financings with Laurus in this prospectus.

                                  RISK FACTORS

      This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

We have a History Of Losses Which May Continue, Requiring Us To Seek Additional Sources of Capital Which May Not Be Available, Requiring Us To Curtail Or Cease Operations.

      We had a net loss of $1,936,892 for the six months ended June 30, 2006, and $2,807,985 for the year ended December 31, 2005. We have suffered operating losses and negative cash flows from operations since inception and, at June 30, 2006, we had an accumulated deficit. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, we will continue to incur losses. We will continue to incur losses until we are able to establish significant sales. Our possible success is dependent upon the successful development and marketing of our services and products, as to which there is no assurance. Any future success that we might enjoy will depend upon many factors, including factors out of our control or which cannot be predicted at this time. These factors may include changes in or increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs, including costs of supplies, personnel, marketing and promotions, reduced margins caused by competitive pressures and other factors. These conditions may have a materially adverse effect upon us or may force us to reduce or curtail operations. In addition, we will require additional funds to sustain and expand our sales and marketing activities, particularly if a well-financed competitor emerges. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain sufficient funds from operations or external sources would require us to curtail or cease operations.

Our growth strategy includes making acquisitions in the future, which could subject us to significant risks, any of which could harm our business and adversely affect our growth.

Our growth strategy includes identifying and acquiring or investing in suitable candidates on acceptable terms. In particular, over time, we may acquire or make investments in entities that compete with or complement our business and other companies in the financial services industry.

We will compete with numerous integrated financial services organizations, insurance brokers, insurance companies, banks and other entities to acquire independent financial services distribution firms. Many of our competitors have substantially greater financial resources than we do and may be able to outbid us for these acquisition targets.

We may have difficulty identifying suitable acquisition candidates, as they may not be receptive to our solicitations nor available for sale. If we do identify suitable candidates, we may not be able to complete any such acquisition on terms that are commercially acceptable to us. If we are unable to complete acquisitions, it may have an adverse effect on our earnings or revenue growth and negatively impact our strategic plan because we expect a portion of our growth to come from acquisitions.

Acquisitions involve a number of risks and present financial, managerial and operational challenges, including:

      o diversion of management's attention from running our existing business;

      o Increased expenses, including travel, legal, administrative and compensation expenses resulting from newly hired employees;

      o increased costs to integrate personnel, customer base and business practices of the acquired company with our own;

      o adverse effects on our reported operating results due to possible write-down of goodwill associated with acquisitions;

      o potential disputes with sellers of acquired businesses, technologies, services or products; and

      o     dilution to stockholders if we issue securities in any acquisition.

Even if we are successful in acquiring firms, performance problems with an acquired business could also have a material adverse impact on our reputation as a whole. In addition, any acquired business, technology, product or service could significantly under-perform relative to our expectations for various reasons, including legislative or regulatory changes that affect the products in which a firm specializes, the loss of key clients or key employees after the acquisition, general economic factors that impact a firm in a direct way and the cultural incompatibility of an acquired firm's management team with us. As such, we may not achieve the benefits we expect from our acquisitions. For all these reasons, our pursuit of an acquisition and investment strategy or any individual acquisition or investment, could have a material adverse effect on our business, financial condition and results of operations.

Failure to manage our growth and expansion effectively could adversely affect our business.

Our ability to successfully offer our products and services and implement our business plan in an evolving market requires an effective planning and management process. We have increased and plan to continue to increase the scope of our business domestically. Our anticipated growth in future operations will continue to place a significant strain on our management systems and resources. If we are unable to effectively manage our growth, our business could be adversely affected.

Our results of operations could be adversely affected if we are unable to facilitate smooth succession planning at our firms.

We presently intend to seek to acquire firms in which the principals are not ready to currently retire, but instead will be motivated to grow their firm's earnings and participate in the growth incentives we offer. We may acquire firms where the principals seek to retire in the near future. However, we cannot predict with certainty how long the principals of our firms will continue working. The personal reputation of the principals of our firms and the relationships they have in the business and professional community are crucial to success in the independent distribution channel. Upon retirement of a principal, the business of a firm may be adversely affected if that principal's successor in the firm's management is not as successful as the original principal, which may have a material adverse effect on our business, financial condition and results of operations.

Our dependence on the principals of the firms we acquire may limit our ability to effectively manage our business.

We anticipate that most of our acquisitions will result in the acquired businesses becoming our wholly-owned subsidiaries, with the principals to enter into employment agreements under which they will continue to manage the acquired business. The principals will be responsible for ordinary course operational decisions, including personnel and culture, subject to the oversight of our executive officers. Non-ordinary course transactions will require the consent of our executive officers. The principals may also maintain the primary relationship with clients and, in some cases, vendors. Although we expect to maintain internal controls that will allow us to oversee our operations, this operating structure exposes us to the risk of losses resulting from day-to-day decisions of the principals and client losses. Unsatisfactory performance by these principals or the departure of these principals could hinder our ability to grow and could have a material adverse effect on our business, financial condition and results of operations.

Our ongoing success and ability to compete is dependant upon the retention of key personnel.

Our future success depends on the continued services of our executive officers, as well as our key sales and support personnel and principals at the firms we acquire. These individuals have critical industry experience and relationships upon which we rely. The loss of services of any of such persons could divert time and resources, delay the development of our business and negatively affect our ability to sell our services or execute our business. If we were to lose the services of a key person, this loss may have a material adverse effect on our business, financial condition and results of operations.

We intend to seek additional funding to sustain and grow our business, which funding may not be available to us on favorable terms or at all. If we do not obtain funding when we need it, our business may be adversely affected. In addition, if we have to sell securities in order to obtain financing, the rights of our current holders may be adversely affected.

We intend to seek additional outside funding to maintain and grow our business. We will need funding to pursue acquisitions. We cannot assure you that outside funding will be available to us at the time that we need it and in the amount necessary to satisfy our needs, or, that if such funds are available, they will be available on terms that are favorable to us. If we are unable to secure financing when we need it, our business may be adversely affected. If we have to issue additional shares of common stock or securities convertible into common stock in order to secure additional funding, our current stockholders may experience dilution of their ownership of our shares. In the event that we issue securities or instruments other than common stock, we may be required to issue such instruments with greater rights than those currently possessed by holders of our common stock.

We have substantial indebtedness to Laurus Master Fund, Ltd. secured by substantially all of our assets. If an event of default occurs under the secured note issued to Laurus, Laurus may foreclose on our assets and we may be forced to curtail our operations or sell some of our assets to repay the note.

In March 2005 we borrowed an aggregate of $3,000,000, in November 2005, we borrowed an additional $9,200,000 and in May 2006 we borrowed an additional $7,000,000, from Laurus pursuant to secured promissory notes and related agreements. The notes and agreements provide for the following events of default (among others):

      o     failure to pay interest and principal when due,

      o an uncured breach by us of any material covenant, term or condition in the note or related agreements,

      o a breach by us of any material representation or warranty made in the note or in any related agreement,

      o any money judgment or similar final process is filed against us for more than $100,000,

      o any form of bankruptcy or insolvency proceeding is instituted by or against us, and

      o our Common Stock is suspended from our principal trading market for five consecutive days or five days during any ten consecutive days.

Use of equity and/or debt to finance future acquisitions may have an adverse impact on our operations.

Payment for suitable acquisition targets may include the issuance our common stock, and/or stock options, preferred stock, or equity or debt convertible into our Common Stock as part of the purchase price. These equity issuances may be dilutive to our shareholders. In addition, the financing of any future acquisitions with debt may impair the Company's cash flows to a significant degree.

Competition in our industry is intense and, if we are unable to compete effectively, we may lose clients and our financial results may be negatively affected.

The business of providing financial services is highly competitive and we expect competition to intensify. We will face competition in all aspects of our proposed business, including insurance, retirement services, financial planning, third party administration and investment advisory services. We will compete for clients on the basis of reputation, client service, program and product offerings and our ability to tailor products and services to meet the specific needs of a client.

We will actively compete with numerous integrated financial services organizations as well as insurance companies and brokers, producer groups, individual insurance agents, investment management firms, independent financial planners and broker-dealers. Many of our competitors have greater financial, marketing and human resources than we do and may be able to offer products, technologies and services that we do not currently offer and may not offer in the future.

Our operating strategy and structure may make it difficult to respond quickly to operational or financial problems and to grow our business, which could negatively affect our financial results.

We have implemented cash management and management information systems that will allow us to monitor the overall performance and financial activities of the entities we acquire and operate. Nevertheless, we anticipate that these entities will be geographically dispersed, which may adversely affect our ability to maintain efficient ongoing monitoring of performance. If our firms delay either reporting results or informing corporate headquarters of a negative business development such as the possible loss of an important client or relationship with a financial services products manufacturer or a threatened professional liability or other claim or regulatory inquiry or other action, we may not be able to take action to remedy the situation on a timely basis. This in turn could have a negative effect on our financial results. In addition, if one of our firms were to report inaccurate financial information, we might not learn of the inaccuracies on a timely basis and be able to take corrective measures promptly, which could negatively affect our ability to report our financial results.

Because the commission revenue we earn on the sale of certain insurance products is based on premiums and commission rates set by insurers, any decreases in these premiums or commission rates could result in revenue decreases for us.

We earn revenue from commissions on the sale of insurance products to clients that are paid by the insurance underwriters from whom our clients purchase insurance. These commission rates are set by insurance underwriters and are based on the premiums that the insurance underwriters charge. Commission rates and premiums can change based on the prevailing economic and competitive factors that affect insurance underwriters. These factors, which are not within our control, include the capacity of insurance underwriters to place new business, underwriting and non-underwriting profits of insurance underwriters, consumer demand for insurance products, the availability of comparable products from other insurance underwriters at a lower cost and the availability of alternative insurance products, such as government benefits and self-insurance plans, to consumers.

We cannot predict the timing or extent of future changes, if any, in commission rates or premiums. As a result, we cannot predict the effect that any of these changes will have on our operations. These changes may result in revenue decreases for us. These decreases may have a material adverse effect on our business, financial condition and results of operations.

Our revenue and earnings may be affected by fluctuations in interest rates, stock prices and general economic conditions.

General economic and market factors, such as changes in interest rates or declines or significant volatility in the securities markets, will affect our commission and fee income. These factors can affect the volume of new investment sales and the extent to which clients keep their investments and maintain funds in accounts we manage. Equity returns and interest rates can have a significant effect on the sale of many employee benefit programs whether they are financed by life insurance or other financial instruments. For example, if interest rates increase, competing products offering higher returns could become more attractive to potential purchasers than the programs and policies we market and distribute. Further, a decrease in stock prices can have a significant effect on the sale of financial services products that are linked to the stock market, such as variable life insurance, variable annuities, mutual funds and managed accounts. In addition, a portion of our earnings will be derived from fees, typically based on a percentage of assets under management, for offering financial advice and related services to clients, and a decrease in stock prices would reduces fees that are based on a percentage of assets under management. Further, we will earn recurring commission revenue on certain products over a period after the initial sale, provided the customer retains the product. These factors may lead customers to surrender or terminate their products, ending these recurring revenues. A portion of our earnings will be derived from commissions and override payments from manufacturers of financial services products that are based on the volume and profitability of business generated by us. If investors were to seek alternatives to our investment advice and services or to our insurance products and services, it could have a negative impact on our revenue. We cannot guarantee that we will be able to compete with alternative products if these market forces make our products and services unattractive to clients. Finally, adverse general economic conditions may cause potential customers to defer or forgo the purchase of products that we sell, for example to invest more defensively or to surrender products to increase personal cash flow.

We cannot predict the timing or extent of future changes, if any, in interest rates or the securities markets. As a result, we cannot predict the effect that any of these changes will have on our operations. These changes may result in revenue decreases for us. These decreases may have a material adverse effect on our business, financial condition and results of operations.

If we were required to write down the excess of the purchase price over the net assets acquired with respect to our current acquisitions and our future acquisitions, our financial condition and results would be negatively affected.

When we acquire a business, a substantial portion of the purchase price of the acquisition may be allocated to the excess of the purchase price over the net assets acquired ("Goodwill"). The amount of the purchase price which is allocated to goodwill is determined by the excess of the purchase price over the net identifiable assets acquired. Statement of Financial Accounting Standards ("SFAS") No. 142 addresses the financial accounting and reporting standards for the acquisition of intangible assets and for goodwill and other intangible assets. This accounting standard requires that goodwill no longer be amortized but instead be tested for impairment at least on a regular basis. Other intangible assets will continue to be amortized over their useful lives. Under current accounting standards, if we determine goodwill has been impaired, we will be required to write down the value. Any write-down may have a material adverse effect on our business, financial condition and results of operations.

Failure to comply with or changes in state and federal laws and regulations applicable to us could restrict our ability to conduct our business.

The financial services industry is subject to extensive regulation. Our firms and personnel initially will be licensed to conduct business in various states , and will be subject to regulation and supervision both federally and in each of these jurisdictions. Our ability to conduct business in the jurisdictions in which they will operate depends on our compliance with the rules and regulations promulgated by federal regulatory bodies and the regulatory authorities in each of these jurisdictions. Failure to comply with all necessary regulatory requirements, including the failure to be properly licensed or registered, can subject our firms to sanctions or penalties. In addition, there can be no assurance that regulators or third parties will not raise material issues with respect to our past or future compliance with applicable regulations or that future regulatory, judicial or legislative changes will not have a material adverse effect on our company.

State insurance laws grant supervisory agencies, including state insurance departments, broad regulatory authority. State insurance regulators and the National Association of Insurance Commissioners continually reexamine existing laws and regulations, some of which affect us. These supervisory agencies regulate, among other things, the licensing of insurance brokers and agents and the marketing practices of insurance brokers and agents, in the context of curbing unfair trade practices. This continual reexamination may result in the enactment of laws and regulations, or the issuance of interpretations of existing laws and regulations, that adversely affect our business. More restrictive laws, rules or regulations may be adopted in the future that could make compliance more difficult and expensive.

Providing investment advice to clients is also regulated on both the federal and state level. We anticipate that certain of our firms will be investment advisers registered with the SEC under the Investment Advisers Act, and certain of our firms and employees will be regulated by state securities regulators under applicable state securities laws. Each firm that is a federally registered investment adviser will be regulated and subject to examination by the SEC. The Investment Advisers Act imposes numerous obligations on registered investment advisers, including disclosure obligations, record keeping and reporting requirements, marketing restrictions and general anti-fraud prohibitions. Each firm that will be a state-regulated investment adviser will be subject to regulation under the laws of the states in which it provides investment advisory services. Violations of applicable federal or state laws or regulations can result in the imposition of fines or censures, disciplinary actions, including the revocation of licenses or registrations, and damage to our reputation.

Our revenue and earnings may be more exposed than other financial services firms to the revocation or suspension of the licenses or registrations of our firms' principals because the revenue and earnings of many of our firms are largely dependent on the individual production of their respective principals for whom designated successors may not be in place.

Elimination or modification of the federal estate tax could adversely affect revenue from our life insurance, wealth transfer and estate planning businesses.

Legislation enacted in the spring of 2001 under the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") increased the size of estates exempt from the federal estate tax and phases in additional increases between 2002 and 2009. EGTRRA also phases in reductions in the federal estate tax rate between 2002 and 2009 and repeals the federal estate tax entirely in 2010. Under EGTRRA, the federal estate tax will be reinstated, without the increased exemption or reduced rate, in 2011 and thereafter. However, President Bush and members of Congress have expressed a desire to modify the current legislation, which could result in additional increases in the size of estates exempt from the federal estate tax, further reductions in the federal estate tax rate or a permanent repeal of the federal estate tax. As enacted, EGTRRA has had a modest negative impact on our revenue from the sale of estate planning services and products including certain life insurance products that are often used to fund estate tax obligations and could have a further negative impact in the future. The pending bill, if enacted in its current form, or any additional increases in the size of estates exempt from the federal estate tax, further reductions in the federal estate tax rate or other legislation to permanently repeal the federal estate tax, could have a material adverse effect on our revenue. There can be no assurance that the pending bill will not be enacted in its current form or, alternatively, that other legislation will not be enacted that would have a further negative impact on our revenue.

Our business, financial condition and results of operations may be negatively affected by errors and omissions claims.

We will be conducting insurance agency and investment advisory operations and activities and administration of retirement plans, and will be subject to claims and litigation in the ordinary course of business resulting from alleged and actual errors and omissions in placing insurance and rendering investment and retirement plan advice. These activities involve substantial amounts of money. Since errors and omissions claims against our firms may allege our liability for all or part of the amounts in question, claimants may seek large damage awards. These claims can involve significant defense costs. Errors and omissions could include, for example, failure, whether negligently or intentionally, to place coverage on behalf of clients. It is not always possible to prevent or detect errors and omissions, and the precautions we take may not be effective in all cases.

We have primary errors and omissions insurance coverage to protect us against the risk of liability resulting from alleged and actual errors and omissions. Recently, prices for this insurance have increased and coverage terms have become far more restrictive because of reduced insurer capacity in the marketplace. While we endeavor to purchase coverage that is appropriate to our assessment of our risk, we are unable to predict with certainty the frequency, nature or magnitude of claims for direct or consequential damages.

Our business, financial condition and results of operations may be negatively affected if in the future our insurance proves to be inadequate or unavailable. In addition, errors and omissions claims may harm our reputation or divert management resources away from operating our business.

Because our clients can terminate their agreements with us on short notice, poor performance of the investment products and services our firms recommend or sell may have a material adverse effect on our business.

Our agreements with our clients are generally terminable by them at any time. These clients can terminate their relationship with our firms, reduce the amount of assets under management or shift their funds to other types of accounts with different rate structures for any of a number of reasons, including investment performance, changes in prevailing interest rates, financial market performance, personal client liquidity needs and price of services provided. Poor performance of the investment products and services that our firms recommend or sell relative to the performance of other products available in the market or the performance of other investment management firms will result in the loss of accounts. The decrease in revenue that could result from such an event may have a material adverse effect on our business, financial condition and results of operations.

We may underestimate the loss of clients resulting from a change of control of acquired companies, with resulting future revenues failing to achieve expectations.

Although we anticipate that acquisition candidates will reflect positive historical client retention rates, this may change post-acquisition due to unforeseen circumstances. Should the attrition rate of clients increase, this may have a material adverse effect on our business, financial condition and results of operations.

We will initially rely heavily on other unaffiliated parties for broker-dealer services, and termination of agreements with those parties could harm our business.

Neither we nor our affiliates are registered as broker-dealers. Unless and until we acquire a registered broker-dealer or become registered as a broker-dealer, we intend to utilize the services of unaffiliated broker-dealers, such as Capital Analysts, Inc. and Royal Alliance, to process all securities transactions for the accounts of our clients. Agreements with these independent broker-dealers may be terminated by either party at any time. If these agreements are terminated, our ability to process securities transactions and perform investment advisory services on behalf of our clients could be adversely affected until a replacement is found. Finding a replacement will require expenditures of our time and resources. Even when a replacement is found, it may be difficult to recoup lost revenues, and additional time and resources will be required to complete the transition to a new broker dealer.

Our systems may be subject to infiltration by unauthorized persons.

We maintain and process data on behalf of our clients, some of which is critical to the business operations of our clients. If our systems or facilities were infiltrated and damaged by unauthorized persons, our clients could experience data loss, financial loss and significant business interruption. If that were to occur, it could have a material adverse effect on our business, financial condition and results of operations.

Our limited operating history makes evaluation of our business difficult.

We have not conducted active business operations for an extended period of time. We are a newly-formed company created for the purpose of acquiring and consolidating pension administration and financial service companies. We have closed several acquisitions from December 2004 through January 2006 and we intend, although we cannot provide guarantees, to complete additional acquisitions.

We cannot assure you that one or more of the factors described above will not have a material adverse effect on our business, financial condition and results of operation.

Risks Relating to Our Common Stock:

Our common stock is thinly traded on the over-the-counter bulletin board and we may be unable to obtain listing of our common stock on a more liquid market.

There is currently virtually no trading in our common stock and on many days there is no trading activity at all in our common stock. Our Common Stock is quoted on the Over-The-Counter Bulletin Board, which provides significantly less liquidity than a securities exchange (such as the American or New York Stock Exchange) or an automated quotation system (such as the Nasdaq National or SmallCap Market). We can make no assurances that we will ever be accepted for a listing on an automated quotation system or securities exchange, and we have no basis to believe that our stock will trade on an automated quotation system or securities exchange in the near future.

Our common stock may be volatile, which substantially increases the risk that you may not be able to sell your shares at or above the price that you may pay for the shares.

Because of the limited trading market expected to develop for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

The price of our common stock that will prevail in the market after this offering may be higher or lower than the price you may pay. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to, the following:

      o     variations in our quarterly operating results;

      o loss of a key relationship or failure to complete significant transactions;

      o     additions or departures of key personnel; and

      o     fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the over-the-counter markets in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance.

In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies' common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

Our directors, executive officers and certain stockholders own a significant percentage of our shares, which will limit your ability to influence corporate matters

Our directors and executive officers own approximately 13% of our outstanding common stock on a fully diluted basis as of August 16, 2006. Accordingly, these stockholders could have a significant influence over the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets and also could prevent or cause a change in control. The interests of these stockholders may differ from the interests of our other stockholders. In addition, limited number of shares held in public float effect the liquidity of our Common Stock. Third parties may be discouraged from making a tender offer or bid to acquire us because of this concentration of ownership.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering except for the following:

o In March 2005, we issued warrants to acquire 1,910,000 shares of common stock in connection with the acquisition of Duncan Capital Financial Group, Inc. exercisable at an exercise price of $0.1667 per share that will provide us with aggregate proceeds in the amount of $318,397 if exercised assuming that such warrants are not exercised utilizing the cashless exercise feature.

o In March 2005, in connection with a convertible note financing entered with Laurus Master Fund, Ltd., we issued warrants entitling Laurus Master Fund, Ltd. to purchase up to 1,084,338 shares of our common stock at a per share exercise price of $0.50, as amended, that will provide us with aggregate proceeds in the amount of $1,084,338 if exercised assuming that Laurus Master Fund, Ltd. does not utilized its cashless exercise option and an option to purchase up to 643,700 shares of our common stock at a per share purchase price of $0.01 that will provide us with aggregate proceeds in the amount of $6,437 if exercised.

o In June 2005, in connection with a convertible note financing entered with CAMOFI Master LDC, we issued we issued five-year warrants to CAMOFI Master LDC to purchase 367,647 shares of common stock at $0.1667 per share that will provide us with aggregate proceeds in the amount of $61,286 if exercised assuming that CAMOFI Master LDC does not utilized its cashless exercise option.

o Since commencing operations we have issued options to purchase 3,583,633 shares of common stock exercisable at exercise prices varying from $.1667 to $2.00 to employees and consultants for services of which 2,125,163 may be exercised on a cashless basis. In the event that these warrants and options are exercised, we expect to receive proceeds of approximately $6,500,000 upon these options being exercised; provided, however, we may not receive approximately $1,800,000 if such warrants are exercise on a cashless basis.

      All of the above shares of common stock underlying the options and warrants are being registered pursuant to the Securities Act of 1933, as amended.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Our common stock trades on the OTC Bulletin Board under the symbol "NIVM." From February 24, 2005 to March 21, 2005, our common stock was quoted under the symbol "FEDY", and prior to February 24, 2005, our common stock was quoted under the symbol "FEST". Until March 28, 2005, there had been no reported trading activity in our common stock for over the past ten years, and we had ceased filing public reports from November 1996 until October 2004, at which time we submitted delinquent filings. In October 2004, we applied to resume quotations on the OTC Bulletin Board, and in November 2004, the NASD cleared a market maker's request to enter quotations on the OTC Bulletin Board. Since March 28, 2005, there has been limited trading in our common stock. The following table sets forth quarterly high and low bid prices of a share of our common stock as reported by the OTC Bulletin Board commencing March 28, 2005. The quotations listed below reflect inter-dealer prices, without mark-ups, mark-downs or commissions and may not necessarily reflect actual transactions.

                                               PRICE
                                         ------------------
                                         HIGH BID   LOW BID
                                         --------   -------
2005
First quarter commenced March 28, 2005    $0.80      $0.25
Second quarter ended June 30, 2005        $2.75      $0.45
Third quarter ended September 30, 2005    $2.85      $1.30
Fourth quarter ended December 31, 2005    $3.50      $1.30

2006
First quarter ended March 31, 2006        $3.50      $1.01
Second quarter ended June 30, 2006        $1.60      $0.19

      As of August 16, 2006, 20,911,837 shares of common stock were issued and outstanding. As of that date, (i) 7,200,348 shares of common stock were subject to outstanding options or warrants to purchase Common Stock, (ii) convertible notes, options, warrants and interest to Laurus were convertible into an aggregate of 6,450,930 shares of Common Stock, and (iii) 8,468,334 shares of Preferred Stock were convertible into an aggregate of 22,050,008 shares of Common Stock.

      The number of holders of record for our common stock as of August 4, 2006 was approximately 107. This number excludes individual stockholders holding stock under nominee security position listings.

Dividends

      We have not paid any cash dividends on our common stock and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, our agreements with Laurus Master Fund, Ltd. prohibit the payment of cash dividends. Nonetheless, the holders of our common stock are entitled to dividends when and if declared by our board of directors from legally available funds. However, before any dividends may be paid to holders of our common stock, cumulative dividends of 12% per year from December 13, 2004 must be paid to our holders of Series A Preferred Stock, either in cash or in registered shares of our common stock. As of January 11, 2006, there were 3,820,000 shares of our Series A Preferred Stock issued and outstanding, with an aggregate stated value of $1,910,000 on which the 12% dividend rate is based. No dividends have been declared or paid to date on our Series A Preferred Stock. In addition, we have 3,815,000 shares of Series B Cumulative Convertible Preferred Stock and 833,334 shares of Series C Cumulative Convertible Preferred Stock outstanding. If and when declared by our Board of Directors, we are obligated to pay an annual preferred dividend of $0.24 per share in connection with our shares of Series B Cumulative Convertible Preferred Stock and $0.72 per share in connection with our shares of Series C Cumulative Convertible Preferred Stock. Dividends payable under the Series A Preferred Stock, Series B Cumulative Convertible Preferred Stock and the Series C Cumulative Convertible Preferred Stock have accrued to each of the respective holders. As of March 31, 2006, the aggregate amounts accrued under all series of preferred was $743,841.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

      Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

      o     discuss our future expectations;

      o contain projections of our future results of operations or of our financial condition; and

      o     state other "forward-looking" information.

      We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Executive Overview

      We are in the principal business of acquiring and managing operating entities that offer third party administration primarily of retirement plans, financial and investment advisory services and insurance products to small and medium sized businesses in the United States of America and to high-net worth individuals. As of December 31, 2005, we owned 13 operating units in eight states. On December 13, 2004, DCFG, a recently incorporated company with no operations, acquired 100% of the capital stock of its wholly-owned subsidiaries, Pension Administration Services, Inc., Complete Investment Management Inc. of Philadelphia and MD Bluestein, Inc. ("PAS Group"). However, the acquisition is being accounted for as a purchase as if it was effectively completed on December 31, 2004. As such, the operations for the year ended December 31, 2005, are the first full year of operations of our company and are not comparable to any prior periods.

      We generate revenue primarily from the following sources:

o Third party administration - We earn fees for the development and implementation of corporate and executive benefit programs as well as fees for the duration that these programs are administered.

o     Financial planning and investment advisory fees and securities commissions
      - We receive commissions related to the sale of securities and certain investment-related insurance products as well as fees for offering financial advice through financial intermediaries and related services. These fees are based on a percentage of assets under management and are generally paid quarterly. We also charge fees for evaluations of the performance of portfolios.

o Insurance commissions - Insurance and annuity commissions paid by insurance companies are based on a percentage of the premium that the insurance company charges to the policyholder. First-year commissions are calculated as a percentage of the first twelve months premium on the policy and are earned in the year that the policy is originated. In many cases, we receive renewal commissions for a period following the first year, if the policy remains in force.

Acquisitions

      Under our typical acquisition structure, we acquire 100% of the equity of independent pension advisory and investment management organizations, with recurring revenue streams, and consolidate these businesses to take advantage of economies of scale, efficiencies, and cross-selling opportunities. All of our previous acquisitions have demonstrated stable revenue growth and cash flow with low client attrition rates. We plan to enhance revenues in the group through cross-selling within a more diversified service and product base, the introduction of higher-margin, non-traditional investment management services and products and higher client retention through improved service.

      Although management believes that we will continue to have opportunities to complete future acquisitions such as those we have completed in the past year, there can be no assurance that we will be successful in identifying and completing acquisitions. Any change in our financial condition or in the environment of the markets in which we operate could have an impact on our ability to source and complete acquisitions.

Six Month Period ended June 30, 2006 Compared to June 30, 2005

Results of operations for the three months ended June 30, 2006 compared to June 30, 2005 are as follows:

                                                                                                   $ Change     % Change
                                                                 % of                    % of       2006 to      2006 to
For the six months ended June 30,                    2006      Revenues      2005      Revenues      2005         2005
---------------------------------                -----------   --------   ----------   --------   -----------   --------
Revenues:                                        $10,690,313    100.00%   $1,169,153    100.00%   $ 9,521,160     814.36%
                                                 -----------    ------    ----------    ------    -----------   --------
Operating expenses
  Selling                                            203,158      1.90%      199,630     17.07%         3,528       1.77%
  General and administrative                      10,122,786     94.69%    1,191,232    101.89%     8,931,554     749.77%
  Depreciation and amortization                    1,681,385     15.73%      185,408     15.86%     1,495,977     806.86%
  Stock based compensation                           595,734      5.57%        4,429      0.38%       591,305   13350.75%
                                                 -----------    ------    ----------    ------    -----------   --------
                                                  12,603,063    117.89%    1,580,699    135.20%    11,022,364     697.31%
                                                 -----------    ------    ----------    ------    -----------   --------
Operating (loss)                                  (1,912,750)   -17.89%     (411,546)   -35.20%    (1,501,204)    364.77%
                                                 -----------    ------    ----------    ------    -----------   --------
Other income (expense):
  Reverse acquisition costs                               --      0.00%     (215,000)   -18.39%       215,000         NM
  Gain on sale of subsidiary                         166,568      1.56%           --      0.00%       166,568         NM
  Change in fair value of derivative financial
    instruments                                    1,464,270     13.70%           --        --      1,464,270         NM
  Interest expense                                (1,902,578)   -17.80%     (229,426)   -19.62%    (1,673,152)    729.28%
  Interest, dividend and rental income                16,306      0.15%       24,445      2.09%        (8,139)    -33.29%
                                                 -----------    ------    ----------    ------    -----------   --------
                                                    (255,434)    -2.39%     (419,981)   -35.92%       164,547     -39.18%
                                                 -----------    ------    ----------    ------    -----------   --------
Loss before provision for income taxes            (2,168,184)   -20.28%     (831,527)   -71.12%    (1,336,657)    160.75%

Deferred income tax benefit                          231,292      2.16%       91,393      7.82%       139,899     153.07%
                                                 -----------    ------    ----------    ------    -----------   --------

Net (loss)                                        (1,936,892)   -18.12%     (740,134)   -63.31%   $(1,196,758)    161.69%
                                                                ======                  ======    ===========   ========

Preferred dividends                                 (660,500)               (125,903)
                                                 -----------              ----------

Net (loss) available to common shareholders      $(2,597,392)             $ (866,037)
                                                 ===========              ==========

Revenues for the six months ended June 30, 2006 increased $9,521,160 to $10,690,313 compared to the six months ended June 30, 2005 as shown on the table above. The increase in revenue and corresponding increases in operating expenses was due to business generated and costs incurred by firms that were acquired in 2005 and the first quarter of 2006, which are being consolidated for the first time.

Operating expenses increased $11,022,364 to $12,603,063 from the prior year's comparable period. As a percentage of sales, operating expenses decreased to 117.89% in the 2006 period as compared to 135.20% in the same period last year.

Selling expenses increased $3,528 to $203,158 from the prior year's comparable period. As a percentage of sales, selling expenses decreased to 1.90% in the 2006 period as compared to 17.07% in the same period last year.

General and administrative expenses increased $8,931,554 to $10,122,786 from the prior year's comparable period. As a percentage of sales, general and administrative expenses decreased to 94.69% in the period as compared to 101.89% in the same period last year.

Depreciation and amortization increased $1,495,977 to $1,681,385 from the prior year's comparable period primarily due to amortization of intangible assets acquired in connection with acquisitions.

Stock based compensation increased $591,305 to $595,734 from the prior year's comparable period due primarily to the issuances of options to executives and employees.

Other income (expense)

Net other income (expense) decreased $164,547 to $(255,434) for the six months ended June 30, 2006 as compared to net other income (expense) of $(419,981) for the six months ended June 30, 2005. The change was mainly due to:

      o An increase in interest expense of $1,673,152 which was primarily due to (i) a $9.2 million loan on November 30, 2005 and a $7.0 million loan on May 30, 2006 from Laurus Master Fund, Ltd., (ii) a prepayment penalty and recognition of non-cash interest on the early retirement of debt from a secured lender.

      o A reduction in interest, dividend and sub-rental income of $8,139 due to lower cash balances collecting interest and dividends.

These charges were offset by

      o a gain on the change in the fair value of derivative financial instruments of $1,464,270, which derivative instruments were components of compensation to Laurus Master Fund, Ltd. in connection with certain of their loans to us and

      o     a gain of $166,568 on the sale of MLK Capital Management, Inc.

Three Month Period ended June 30, 2006 Compared to June 30, 2005

                                                                                                   $ Change    % Change
                                                                  % of                   % of       2006 to     2006 to
For the three months ended June 30,                  2006       Revenues      2005     Revenues      2005        2005
-----------------------------------               -----------   --------   ---------   --------   ----------   --------
Revenues:                                         $ 6,056,006    100.00%   $ 613,489    100.00%   $5,442,517     887.14%
                                                  -----------    ------    ---------    ------    ----------    -------
Operating expenses
  Selling                                             122,208      2.02%     126,296     20.59%       (4,088)     -3.24%
  General and administrative                        4,604,791     76.04%     647,155    105.49%    3,957,636     611.54%
  Depreciation and amortization                       845,484     13.96%      97,869     15.95%      747,615     763.89%
  Stock based compensation                            142,357      2.35%       1,477      0.24%      140,880    9538.28%
                                                  -----------    ------    ---------    ------    ----------    -------
                                                    5,714,840     94.37%     872,797    142.27%    4,842,043     554.77%
                                                  -----------    ------    ---------    ------    ----------    -------
Operating income (loss)                               341,166      5.63%    (259,308)   -42.27%      600,474    -231.57%
                                                  -----------    ------    ---------    ------    ----------    -------
Other income (expense):
  Change in fair value of derivative financial
    instruments                                     1,464,270     24.18%          --        --     1,464,270         NM
  Interest expense                                 (1,114,304)   -18.40%    (191,906)   -31.28%     (922,398)    480.65%
  Interest, dividend and rental income                  5,349      0.09%      21,362      3.48%      (16,013)    -74.96%
                                                  -----------    ------    ---------    ------    ----------    -------
                                                      355,315      5.87%    (170,544)   -27.80%      525,859    -308.34%
                                                  -----------    ------    ---------    ------    ----------    -------
Income (loss) before provision for income taxes       696,481     11.50%    (429,852)   -70.07%    1,126,333    -262.03%
Deferred income tax benefit                           231,292      3.82%      69,421     11.32%      161,871     233.17%
                                                  -----------    ------    ---------    ------    ----------    -------
Net income (loss)                                     927,773     15.32%    (360,431)   -58.75%   $1,288,204    -357.41%
                                                                 ======                 ======    ==========    =======
Preferred dividends                                  (329,750)               (57,300)
                                                  -----------              ---------
Net income (loss) available to common
  shareholders                                    $   598,023              $(417,731)
                                                  ===========              =========

Revenues for the three months ended June 30, 2006 increased $5,442,517 to $6,056,006 compared to the three months ended June 30, 2005 as shown on the table above. The increase in revenue and corresponding increases in operating expenses was due to business generated and costs incurred by firms that were acquired in 2005 and the first quarter of 2006, which are being consolidated for the first time.

Operating expenses increased $4,842,043 to $5,714,840 from the prior year's comparable quarter. As a percentage of sales, operating expenses decreased to 94.37% in the 2006 quarter as compared to 142.27% in the same period last year.

Selling expenses decreased $4,088 to $122,208 from the prior year's comparable quarter. As a percentage of sales, selling expenses decreased by 3.24% when compared to the three months ended June 30, 2005.

General and administrative expenses increased $3,957,636 to $4,604,791 from the prior year's comparable quarter. As a percentage of sales, general and administrative expenses decreased to 76.04% in the quarter as compared to 105.49% in to the same period last year.

Depreciation and amortization increased $747,615 to $845,484 from the prior year's comparable quarter primarily due to amortization of intangible assets acquired in connection with acquisitions.

Stock based compensation increased $140,880 to $142,357 from the prior year's comparable quarter due primarily to the issuances of options to executives and employees.

Other income (expense)

Net other income (expense) increased $525,859 to $355,315 for the three months ended June 30, 2006 as compared to net other income (expense) of $(170,544) for the three months ended June 30, 2005. The change was mainly due to:

      o An increase in interest expense of $922,398 which was primarily due to (i) a $9.2 million loan on November 30, 2005 and a $7.0 million loan on May 30, 2006 from Laurus Master Fund, Ltd., (ii) a prepayment penalty and recognition of non-cash interest on the early retirement of debt from a secured lender.

      o A reduction in interest, dividend and sub-rental income of $16,013 due to lower cash balances collecting interest and dividends.

These charges were offset by a gain on the change in the fair value of derivative financial instruments of $1,464,270, which derivative instruments were components of compensation to Laurus Master Fund, Ltd. in connection with certain of their loans to us.

      o

Plan of Operation - December 31, 2005

Expenses

      The following table sets forth certain of our expenses as a percentage of revenue for the year ended December 31, 2005:

Total revenue                         100.0%
                                      -----
  Selling expenses                      8.2%
  General and administrative           98.6%
  Stock based compensation              6.1%
  Depreciation and amortization        15.5%
                                      -----
Total corporate and other expenses    128.4%
                                      -----

Expenses

      Selling Expenses. Selling expenses comprise commissions, fees and salaries typically paid to producers, who are employed or affiliated with our firms. Advertising and marketing expenses are expensed as incurred. Commissions and fees are also paid to non-affiliated producers who utilize the services of our firms.

      General and Administrative. At the corporate level, we incur general and administrative expense related to the acquisition of and administration of our firms. General and administrative expense includes compensation, occupancy, professional fees, travel and entertainment, technology and telecommunication. Stock-based compensation expense is disclosed separately.

      Stock-based Compensation. The Company complies with the fair value recognition provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 requires that compensation cost for all stock awards be calculated and recognized over the service period (generally equal to the vesting period). This compensation cost is determined using option pricing models intended to estimate the fair value of the awards at the grant date. An offsetting increase to stockholders' equity is recorded equal to the amount of the compensation expense charge. The fair value of issued stock options and warrants are estimated on the date of grant using the Black-Scholes option-pricing model including the following assumptions: expected volatility of 25.0%, expected dividend yield rate of 0%, expected life over the term, generally, 5 or 7 years, and a risk-free interest rate of 4.2%.

      Amortization. We incur amortization expense related to the amortization of intangible assets related to the acquisition of our firms.

      Goodwill and Intangible Assets. Goodwill represents the excess of cost over the fair value of net assets of businesses acquired. The Company accounts for goodwill under the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets". Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment, at least annually, in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets." In accordance with SFAS No. 144, long-lived assets, such as property and equipment and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

      Depreciation. We incur depreciation expense related to capital assets, such as investments in technology, office furniture and equipment as well as amortization for our leasehold improvements. Depreciation expense related to our firms as well as our corporate office is recorded within this line item.

Summary

      On December 13, 2004, DCFG, a recently incorporated company with no operations, acquired 100% of the capital stock of its wholly-owned subsidiaries, Pension Administration Services, Inc., Complete Investment Management Inc. of Philadelphia and MD Bluestein, Inc. ("PAS Group"). However, the acquisition is being accounted for as a purchase as if it was effectively completed on December 31, 2004. As such, the operations for the year ended December 31, 2005, are the first full year of operations of the Company and are not comparable to any prior periods.

      Net loss available to common shareholders for the year ended December 31, 2005, was $3,221,086. This was comprised of revenues of $4,824,528, less expenses, preferred dividends and deferred income tax benefits of $8,045,614.

      Revenue for the year ended December 31, 2005, amounted to $4,824,528. This revenue was generated from three sources; third party administration - $3,441,256; financial planning and investment advisory fees - $1,330,104; and insurance commissions - $53,168.

      Selling expenses for the year ended December 31, 2005, amounted to $393,100. These expenses included commission fees paid to third parties, salaries and related payroll costs for sales staff, in addition to marketing and advertising costs.

      General and administrative expenses for the year ended December 31, 2005, amounted to $4,756,139. These expenses included salaries and related payroll costs for officers and administrative staff of $3,247,405, rent expense of $354,000, professional fees of $385,873, insurance of $106,353, investor relations costs of $107,840, and consulting fees of $110,249.

      Depreciation and amortization for the year ended December 31, 2005, amounted to $749,250. This included the amortization of customer lists/relationships and other intangible assets acquired in connection with the PAS Group, SHRA Group and ABR Group acquisitions.

      Stock based compensation for the year ended December 31, 2005, amounted to $293,867.

      Net other expense for the year ended December 31, 2005, amounted to $1,469,263. This included interest expense of $1,196,864, (including non-cash interest of $588,578 due to accretion of our secured convertible notes and loans)

Liquidity and Capital Resources

Our cash, working capital (deficit) and stockholders' equity position is disclosed below:

                            June 30, 2006   December 31, 2005
                            -------------   -----------------
Unrestricted Cash           $    892,293      $  5,964,192
Working Capital (deficit)    ($4,654,115)      ($2,013,559)
Stockholders' Equity        $ 13,342,791      $ 11,789,282

We had unrestricted cash as of June 30, 2006 of $892,293, a decrease of $5,071,899 from December 31, 2005.

The decrease in cash was due to:

Net cash used in operating activities        $  (291,053)
                                             -----------
Cash flows from investing activities:
Purchases of property and equipment             (151,192)
Acquisition of Valley Forge                   (3,397,500)
Acquisition of ABR                               (10,000)
Proceeds from sale of MLK Group                  900,000
Decrease in receivable from ABR trustee           26,408
Increase in restricted cash (for
  acquisition purposes)                       (6,618,000)
                                             -----------
Net cash used in investing activities         (9,250,284)
                                             -----------
Cash flows from financing activities:
Proceeds from long-term debt                   7,000,000
Payments on short-term debt and notes         (2,155,229)
Proceeds (costs) from common and preferred
  stock sales, net                                 6,667
Payment of deferred financing costs             (382,000)
                                             -----------
Net cash provided by financing activities      4,469,438
                                             -----------
(Decrease) in cash                           $(5,071,899)
                                             ===========

Net cash used in operating activities of $291,053 was primarily due to a net loss of $1,936,892, offset by non-cash items of $1,516,666, increases in receivables and prepaid expenses of $69,086 and $123,322 respectively, and an increase in accounts payable and unearned revenues of $173,610 and $498,352 respectively and a decrease in accrued expenses of $350,570.

The non-cash items were primarily composed of:

      o     Depreciation and amortization of $1,681,385

      o     Noncash interest of $1,101,677

      o Stock based compensation of $595,734 offset by a gain on the sale of a subsidiary of $166,568 and a change in deferred income tax benefit of $231,292.

Net cash of $9,250,284 used in investing activities was primarily due to an increase of cash restricted for acquisition purposes of $6,618,000 and $3,397,500 of funds expended in the Valley Forge acquisition and the purchase of fixed assets, offset by proceeds received from the sale of the MLK Group.

Net cash of $4,469,438 provided by financing activities was primarily due to the receipt of a $7 million loan from our senior lender less payments of debt and financing fees of $382,000 for the Laurus funding.

In order to pursue our strategy of purchasing small to medium-sized pension advisory, investment management and insurance organizations, we will need to seek additional equity or debt financing in the near future.

Future Contractual Obligations

The following table shows the Company's contractual obligations as of June 30, 2006:

                                                       Payments due by period
                                     ---------------------------------------------------------
                                        Total      Less than 1 year    1-3 years     3-5 years
                                     -----------   ----------------   ----------    ----------
Operating Lease Obligations          $ 2,187,133      $1,090,764      $   998,040   $   98,329
                                     ===========      ==========      ===========   ==========
Employment Contracts                 $   401,665      $  401,665      $             $
                                     ===========      ==========      ===========   ==========
Long Term Debt                       $21,008,696      $2,631,346      $11,616,390   $6,760,960
                                     ===========      ==========      ===========   ==========
Total Contractual Cash Obligations   $23,597,494      $4,123,775      $12,614,430   $6,859,289
                                     ===========      ==========      ===========   ==========

In calendar 2005 and through June 30, 2006, we raised aggregate gross proceeds of approximately $20 million in debt financing from various offerings from our lenders, primarily Laurus. In addition, we raised aggregate gross proceeds of approximately $12.5 million from three private offerings to investors in December of 2004 and in the third and fourth quarters of 2005. We utilized these funds primarily for the acquisitions of PAS, the SHRA Group, ABR and Valley Forge and for working capital.

We currently hold approximately $6.7 million in a restricted cash account pending future acquisitions. The cash in this restricted cash account is the net proceeds of the May 30, 2006 Laurus financing. As a condition to the release of the funds pursuant to the Laurus financing, we must raise an additional $3.5 million in equity for Laurus to release funds to us for future acquisitions.

For our company to continue with our acquisition strategy, we must raise additional funds through debt, equity or a combination thereof. We received an indication from Laurus that it will continue to provide debt funding to us to finance future acquisitions, although no assurances can be given that such funding will be made available when requested, and if made available, at terms acceptable to us. We are also seeking additional sources of both debt and equity financings from various sources. If we are successful in raising additional funds, the funds will be used to continue our acquisition strategy and for working capital purposes.

Critical Accounting Policies and Estimates

We believe the following critical accounting policies affect the significant judgments and estimates used in the preparation of our financial statements:

      o     Revenue Recognition

      o     Management's estimates

Revenue Recognition

We generate revenue primarily from the following three sources:

      o     Third party administration.

      o Financial planning and investment advisory fees and securities commissions.

      o     Insurance commissions

We recognize revenue from these sources, as follows:

Third party administration.

      o Persuasive evidence of an arrangement between us and our client exists

      o Delivery of the product to the customer has occurred or service has been provided to the customer

      o     The price to the customer is fixed and determinable

      o     Collectibility of the sales price is reasonably assured

Financial planning and investment advisory fees and securities commissions.

      o     As services are rendered

      o     Contingent commissions are recorded as revenue when received

Insurance commissions.

      o     The policy application is substantially complete

      o     The premium is paid

      o The insured party is contractually committed to the purchase of the insurance policy

Management's Estimates

The discussion and analysis of our financial condition and results of operations are based upon our condensed consolidated financial statements which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities and related disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts for revenues and expenses during the reporting period. On an ongoing basis, management evaluates estimates, including those related to allowances for doubtful accounts, as described above, income taxes, bad debts, and contingencies. We base our estimates on historical data, when available, experience, and on various other assumptions that are believed to be reasonable under the circumstances, the combined results of which form the basis for making judgments approximately the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

Inflation

While inflation has not had a material effect on our operations in the past, there can be no assurance that we will be able to continue to offset the effects of inflation on the costs of our services through price increases to our clients without experiencing a reduction in the demand for our services; or that inflation will not have an overall effect on the retirement market that would have a material affect on us.

Sales of Equity Securities

December 2004 Private Placement

      During December, 2004, DCFG sold securities in a private placement to accredited investors for gross proceeds of $3.5 million. The offering consisted of the sale of 9,540,000 shares of common stock at a price per share of one sixth of a dollar. In addition, 3,820,000 shares of Series A Convertible Preferred Stock were sold at a price of $.50 per share. The purchasers of Series A Convertible Preferred Stock were also issued warrants to purchase one share of common stock for every two shares of Series A Convertible Preferred Stock purchased (1,910,000 warrants were issued) at an exercise price of one sixth of a dollar for a period of five years from the date of the closing of the placement. Each share of Series A Convertible Preferred Stock is convertible into one share of common stock. Subsequent to the Acquisition, 3,820,000 shares of Series A Convertible Preferred Stock and 1,910,000 common stock purchase warrants issued in connection with the Series A Convertible Preferred Stock offering of DCFG were surrendered in exchange for an equivalent number of Series A Convertible Preferred shares and common stock purchase warrants of NIM containing identical terms.

      Each share of Series A Convertible Preferred Stock is convertible, at any time at the option of the holder, into one share of common stock of the Company ("Common Stock"). The Series A Convertible Preferred Stock will be automatically converted into Common Stock upon (i) the approval of the holders of a majority of the then outstanding Preferred Stock or (ii) the closing of a firm commitment underwritten public offering of our securities in which the aggregate gross proceeds to the Company are not less than $10,000,000 at a price equal to or higher than $2.00 per share of common stock. Holders of the Preferred Stock are entitled to receive, when declared by the Company's board of directors, annual dividends of $0.06 per share of Preferred Stock paid on a semi-annually. Such dividends may be paid, at the election of the Company, either (i) in cash, (ii) in registered common stock of the Company or (iii) in restricted shares of common stock of the Company with piggyback registration rights. In the event that the Company elects to issue shares of common stock in connection with the dividend on the Preferred Stock, such dividend shares shall be determined by dividing the dividend amount by 98% of the volume-weighted average price of the common stock for the 20 trading days immediately preceding the record date for payment of such dividend (the "Dividend VWAP"); provided, however, if the Company unable to determine the Dividend VWAP, then such dividend shall be determined by dividing the dividend amount by the average of the three highest closing bid prices during the 20 trading days immediately preceding the record date for payment of such dividend. The Company granted the Investors piggyback registration rights.

      In addition to any voting rights provided by law, holders of the Series A Convertible Preferred Stock will have the right to vote together with holders of Common Stock as a single class on all matters upon which stockholders are entitled to vote, including election of the members of the Company's Board of Directors. Each share of Series A Convertible Preferred Stock will have the number of votes corresponding to the number of shares of Common Stock into which the Series A Convertible Preferred Stock may be converted on the record date for determining stockholders entitled to vote.

      In the event of any liquidation or winding up of the Company, the holders of Series A Convertible Preferred Stock will be entitled to receive, in preference to holders of Common Stock but subject to preferential liquidation rights of Series A Convertible Preferred Stock, an amount equal to two times the original purchase price per share, plus any previously declared and unpaid dividends.

      The shares of Series A Convertible Preferred Stock were offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Each of the Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Series B Cumulative Convertible Preferred Stock Private Placement

      On October 18, 2005, 23 accredited investors (the "Investors") purchased an aggregate of 2,965,000 shares of Series B Cumulative Convertible Preferred Stock (the "Preferred Stock") at $1.00 per share for an aggregate purchase price of $2,965,000. On November 11, 2005, 12 Investors purchased an aggregate of 850,000 shares of Preferred Stock at $1.00 per share for an aggregate purchase price of $850,000.

      Each share of Preferred Stock is convertible, at any time at the option of the holder, into two shares of common stock of our company. The Preferred Stock will be automatically converted into Common Stock upon (i) the approval of the holders of a majority of the then outstanding Preferred Stock or (ii) the closing of a firm commitment underwritten public offering of our securities in which the aggregate gross proceeds to our company are not less than $10,000,000 at a price equal to or higher than $2.00 per share of common stock. Holders of the Preferred Stock are entitled to receive, when declared by our board of directors, annual dividends of $0.12 per share of Preferred Stock paid on a semi-annually. Such dividends may be paid, at the election of our company, either (i) in cash, (ii) in registered common stock or (iii) in restricted shares of common stock with piggyback registration rights. In the event that we elect to issue shares of common stock in connection with the dividend on the Preferred Stock, such dividend shares shall be determined by dividing the dividend amount by 98% of the volume-weighted average price of the common stock for the 20 trading days immediately preceding the record date for payment of such dividend (the "Dividend VWAP"); provided, however, we are unable to determine the Dividend VWAP, then such dividend shall be determined by dividing the dividend amount by the average of the three highest closing bid prices during the 20 trading days immediately preceding the record date for payment of such dividend. We granted the Investors piggyback registration rights.

      In addition to any voting rights provided by law, holders of the Preferred Stock will have the right to vote together with holders of Common Stock and the Series A Preferred Stock as a single class on all matters upon which stockholders are entitled to vote, including election of the members of the Company's Board of Directors. Each share of Preferred Stock will have the number of votes corresponding to the number of shares of Common Stock into which the Preferred Stock may be converted on the record date for determining stockholders entitled to vote.

      In the event of any liquidation or winding up of our company, the holders of Preferred Stock will be entitled to receive, in preference to holders of Common Stock but subject to preferential liquidation rights of Series A Convertible Preferred Stock, an amount equal to two times the original purchase price per share, plus any previously declared and unpaid dividends.

      The shares of Preferred Stock were offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Each of the Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Series C Cumulative Convertible Preferred Stock Private Placement

On November 11, 2005, three accredited investors (the "C Investors") purchased an aggregate of 883,334 shares of Series C Cumulative Convertible Preferred Stock (the "C Preferred Stock") at $6.00 per share for an aggregate purchase price of $5,300,004.

      Each share of C Preferred Stock is convertible, at any time at the option of the holder, into 12 shares of Common Stock. The C Preferred Stock will be automatically converted into Common Stock upon (i) the approval of the holders of a majority of the then outstanding C Preferred Stock or (ii) the closing of a firm commitment underwritten public offering of our company's securities in which the aggregate gross proceeds to the Company are not less than $10,000,000 at a price equal to or higher than $2.00 per share of common stock. Holders of the C Preferred Stock are entitled to receive, when declared by our board of directors, annual dividends of $0.72 per share of C Preferred Stock paid on a semi-annually. Such dividends may be paid, at the election of our company, either (i) in cash, (ii) in registered common stock or (iii) in restricted shares of common stock of the Company with piggyback registration rights. In the event that the Company elects to issue shares of common stock in connection with the dividend on the C Preferred Stock, such dividend shares shall be determined by dividing the dividend amount by the Dividend VWAP; provided, however, if we are unable to determine the Dividend VWAP, then such dividend shall be determined by dividing the dividend amount by the average of the three highest closing bid prices during the 20 trading days immediately preceding the record date for payment of such dividend. We granted the C Investors piggyback registration rights and has agreed to file a registration statement registering the shares of common stock issuable upon conversion of the C Preferred Stock within 60 days of closing and have such registration statement declared effective within 120 days of filing. As the registration statement covering the shares of common stock underlying the Series C Preferred Stock has not been declared effective, we are required to pay a penalty of 1% of the aggregate purchase price per month until the registration statement has been declared effective. Such amounts shall be paid in cash or, at our option, in shares of common stock. In the event that the we elect to issue shares of common stock, such shares shall be determined by dividing the penalty amount by 98% of the volume-weighted average price of the common stock for the 20 trading days immediately prior to the dividend date (the "Dividend VWAP"); provided, however, if we are unable to determine the Dividend VWAP, then such payment shall be determined by dividing the penalty amount by the average of the three highest closing bid prices during the 20 trading days immediately preceding the penalty date.

      In addition to any voting rights provided by law, holders of the C Preferred Stock will have the right to vote together with holders of Common Stock and the Series A and B Preferred Stock as a single class on all matters upon which stockholders are entitled to vote, including election of the members of our Board of Directors. Each share of C Preferred Stock will have the number of votes corresponding to the number of shares of Common Stock into which the C Preferred Stock may be converted on the record date for determining stockholders entitled to vote.

In the event of any liquidation or winding up of our company, the holders of C Preferred Stock will be entitled to receive, in preference to holders of Common Stock but subject to preferential liquidation rights of Series A Convertible Preferred Stock and the Preferred Stock, an amount equal to two times the original purchase price per share, plus any previously declared and unpaid dividends.

The Investors and C Investors have contractually agreed to restrict their ability to convert the preferred stock and receive shares of Common Stock such that the number of shares of Common Stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of Common Stock.

      The shares of C Preferred Stock were offered and sold to the C Investors in private placement transactions made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Each of the C Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Dividends

      We accrue an annual cash dividend of 12% per share of our Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock at December 31, 2005.

Seller Financing

      In connection with our acquisition strategy, part of the purchase price is paid through seller financed instruments. In addition, certain sellers advance funds on a short-term basis for minimum working capital purposes. As of December 31, 2005, total funds due to former owners were $3,536,421. Of this amount, $2,082,040 is due in 2005 and $1,454,381 in 2006. Seller financed instruments bear interest at rates between 5% and 12%. All seller financed instruments are uncollateralized except for three series of notes which are secured by the stock of the subsidiary which the sellers sold.

Contingent Consideration Arrangements

      Contingent consideration is recorded when the outcome of the contingency is determinable beyond a reasonable doubt. Contingent consideration paid to the former owners of the firms is considered to be additional purchase consideration.

Segment Information

      In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement establishes standards for the way companies report information about operating segments in financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. In accordance with the provisions of SFAS No. 131, we have determined that we operate in a single segment within the financial services industry entirely within the United States of America and its territories.

Critical Accounting Policies

Business Acquisitions, Purchase Price Allocations and Intangible Assets

      Since our formation through December 31, 2005, we have completed 3 groups of acquisitions. All of these acquisitions have been accounted for using the purchase method, and their related net assets and results of operations were included in our consolidated financial statements commencing on their respective acquisition dates. Certain of the acquisitions have provisions for contingent additional consideration based upon the financial results. This additional consideration is reflected as an increase in goodwill when results are achieved and the outcome of the contingency is determinable beyond a reasonable doubt.

      We allocate the excess of purchase price over net assets acquired to customer relationships, covenants not to compete, employment contracts, and goodwill. We amortize intangibles over a 5-15 year period for customer lists/ relationships, a 2-4 year period for covenants not to compete and a 1 year period for employment agreements. In accordance with SFAS 142 we do not amortize goodwill.

Goodwill

      The changes in the carrying amount of goodwill are as follows:

Balance as of December 13, 2005   $ 9,818,274
Goodwill acquired                   4,178,000
Write off of MLK Goodwill            (375,600)
                                  -----------
Balance as of March 31, 2006      $13,620,674
                                  ===========

Other Intangible Assets

      Other intangible assets recognized in connection with the Company's PAS, SHRA Group and ABR acquisitions include the following:

                                                                               ESTIMATED
                                     COST       AMORTIZATION        NET          LIVES
                                 ------------   ------------   ------------   ------------
Customer lists / relationships    $14,381,884     $397,552      $13,984,332    5 - 15 years
Covenants not to compete            3,226,000      169,768        3,056,232     2 - 4 years
Employment agreements                 150,000       91,667           58,333         1  year
                                  -----------     --------      -----------
                                  $17,757,884     $658,987      $17,098,897
                                  ===========     ========      ===========

      We define customer lists/relationships as the acquired firm's existing client relationships that provide a significant source of income through recurring revenue over the course of the economic life of the relationships.

      These other intangible assets will be amortized by use of the straight-line method over the estimated lives of the assets. During the year ended December 31, 2005, amortization expense related to customer lists/relationships and other intangible assets acquired in connection with our acquisitions were approximately $659,000. We periodically evaluate the recoverability of intangible assets, taking into account events or circumstances that may warrant a revision to estimated useful lives or impairment conditions.

      Estimated amortization expense for future years will change primarily as the Company continues to acquire firms.

Acquisition

      On January 4, 2006, our wholly-owned subsidiary, VFE Merger Corp. ("Merger Company"), a Pennsylvania corporation, entered into an Agreement and Plan of Merger (the "Agreement") with Valley Forge Enterprises, Ltd., a Pennsylvania corporation ("Valley Forge"), Jack C. Holland ("Holland") and Steven R. Eyer ("Eyer"). Holland and Eyer collectively own 100% of the issued and outstanding capital stock of Valley Forge and are hereinafter sometimes referred to as the "Valley Forge Shareholders". Concurrent with the execution of the Agreement, Valley Forge merged into Merger Company resulting in the separate existence of Valley Forge ceasing and all rights, liabilities and assets being transferred to Merger Company (the "Merger") and the name of Merger Company being changed to "Valley Forge Enterprises, Ltd." In consideration for the Valley Forge Shareholders entering into the Merger, the Company issued an aggregate of 4,150,000 shares valued at $.83 per share of common stock of the Company to the Valley Forge Shareholders and made an aggregate payment in the amount of $3,155,500 to the Valley Forge Shareholders, for total consideration of $6,600,000.

      Our strategy in purchasing Valley Forge was to acquire a pension advisory, investment management and general insurance agency organization with recurring revenue streams, and consolidate these businesses to take advantage of economies of scale, efficiencies, and cross-selling opportunities. Valley Forge had demonstrated stable revenue growth and cash flow with low client attrition rates. We plan to enhance revenues in Valley Forge through cross-selling within a more diversified service and product base, the introduction of higher-margin, non-traditional investment management services and products and higher client retention through improved service.

      As part of the consideration received for the sale of Valley Forge to us, Holland and Eyer were each awarded a one year employment agreement, and agreed to be bound by three year non-compete and non-solicit agreements.

      The acquisition of Valley Forge will be accounted for under the purchase method of accounting in accordance with SFAS No. 141, "Business Combinations." Under the purchase method, assets acquired and liabilities assumed are recorded at their estimated fair values. Goodwill is recorded to the extent the purchase price, including certain acquisition and closing costs, exceeds the fair value of the net identifiable tangible and intangible assets acquired at the date of the acquisition.

      The total purchase price for the acquisition of Valley Forge of $9,532,000 (including $232,000 of estimated acquisition costs) is being allocated on a preliminary basis as follows:

Assets acquired:

  Property and equipment         $  100,000
  Customer lists/relationships    6,132,000
  Covenant not to compete           400,000
  Employment agreements             200,000
  Goodwill                        2,700,000
                                 ----------
                                  9,532,000
Liabilities assumed:
  Deferred tax liability          2,700,000
                                 ----------
Net purchase price               $6,832,000
                                 ==========

      The identifiable intangible assets listed above will be amortized for book purposes over the estimated useful lives of the assets. The amortization of the identifiable intangible assets and goodwill are not deductible for tax purposes. The total initial purchase price will be adjusted for actual acquisition and closing costs (which have not been determined but are not expected by the Company to be material). Additional consideration or adjustments will be recorded in the consolidated financial statements as goodwill.

      In connection with the Valley Forge acquisition, the Company became obligated to make an aggregate annual payment of $75,000 under a one-year employment agreement with each of Holland and Eyer. The Company also became obligated to issue options to purchase 50,000 shares of common stock at an exercise price of $1.00 per share and 50,000 shares of common stock at an exercise price of $.83 per share to Holland, 50,000 shares of common stock at an exercise price of $1.00 per share to Eyer and 21,500 shares of common stock at an exercise price of $1.00 per share to the employees of Valley Forge.

                                    Business

General

      We are a Florida corporation organized in April 1981. Our principal executive office is located at 830 Third Avenue, New York, New York 10022. Our telephone number is 212-355-1547.

      Our company, formerly known as "Fast Eddie Racing Stables, Inc." was originally formed for the purpose of acquiring, racing, breeding and selling standardbred race horses (trotters and pacers). We commenced business operations in September 1983. We completed a public offering of our common stock pursuant to a Registration Statement on Form S-18 during October 1985.

      During the year ended December 31, 1989, we sold or otherwise disposed of all race horses in order to settle then-outstanding indebtedness. From December 31, 1989 until March 9, 2005, we had no operations, and nominal assets or liabilities. Prior to March 2005, our principal business activity was to seek a suitable reverse acquisition candidate through acquisition, merger or other suitable business combination method.

      On March 9, 2005, we acquired all of the outstanding shares of common stock of Duncan Capital Financial Group, Inc. ("Duncan") in a transaction in which the shareholders of Duncan obtained a controlling interest in our company. Upon the consummation of this transaction, in exchange for all of the outstanding shares of common stock of Duncan, we issued 12,040,000 shares of our common stock to the stockholders of Duncan under the acquisition agreement. In addition, warrants to acquire an aggregate of 1,910,000 shares of Duncan common stock were converted to warrants to acquire our common stock on similar terms for $0.1667 per share. We subsequently completed the issuance of 3,820,000 shares of our Series A Preferred Stock to a total of ten holders of preferred stock of Duncan in exchange for their surrender of an equivalent number of preferred shares of Duncan containing identical terms. We received no other consideration in such exchange.

      The holders of Series A Preferred have the right to convert, at any time, their shares into shares of common stock on a 1:1 basis, subject to adjustments for capital reorganizations, stock splits and reclassifications, as well as for accrued but unpaid dividends and in the event of sales of additional common shares below the Series A Preferred purchase price of $0.50 per share.

      Shares of Series A Preferred are automatically converted into common stock upon (i) the approval of the holders of a majority of the then-outstanding Series A Preferred or (ii) the closing of a firm commitment underwritten public offering of our securities with aggregate gross proceeds of not less than $10,000,000 at a minimum price of $2.00 per share.

      Holders of Series A Preferred have the right to vote together with holders of common stock as a single class on all matters upon which stockholders are entitled to vote, including election of the members of our Board of Directors. Each share of Series A Preferred will have the number of votes corresponding to the number of shares of common stock into which the Series A Preferred may be converted on the record date for determining stockholders entitled to vote.

      Dividends on the Series A Preferred will accrue and be cumulative from January 1, 2005. Holders of Series A Preferred are entitled to receive annual dividends of $0.06 per share (12%), paid semi-annually, in preference to the common stock, subject to adjustment in certain events, to the extent dividends are declared, on a cumulative basis. Such dividends may be paid, at our election, either (i) in cash or (ii) in registered common stock, valued at 98% of the volume-weighted average price of the common stock for the 20 trading days immediately preceding the record date for payment of such dividend. We are presently prohibited from paying dividends under the terms of our financing arrangements with our secured lender.

      In the event of any liquidation or winding up of the Company, the holders of the Series A Preferred are entitled to receive, in preference to holders of common stock, an amount equal to two times the original purchase price per share, plus any declared and unpaid dividends. A merger or sale of substantially all of our assets will be treated as a liquidation or winding up for the purposes of the liquidation preference.

      Holders of Series A Preferred Stock have the right to convert, at any time, their shares of Series A Preferred into shares of common stock on a 1:1 basis. The above 12,040,000 shares of common stock, together with 1,910,000 shares of common stock underlying the above warrants, and 3,820,000 shares of common stock issuable upon conversion of the Series A Preferred Stock are included in the shares of common stock being offered for sale under this prospectus. In addition, on account of other financing transactions, up to 3,039,541 shares of common stock may be issued to Laurus Master Fund Ltd. if that lender converts its $3 million secured note into common stock at $0.83 per share, up to 1,084,338 shares of common stock may be issued to Laurus if Laurus exercises its warrant to acquire common stock at a conversion price of $0.50 per share, and up to 643,700 shares of common stock may be issued to Laurus if Laurus exercises its option to acquire common stock at an exercise price of $0.01 per share. On November 30, 2005, we entered into a Securities Purchase Agreement for the sale of (i) $9,200,000 in a secured term note and (ii) 1,108,434 shares of our common stock with Laurus. The closing of this financing occurred on November 30, 2005.

      Duncan was formed in November 2004 as a vehicle for the acquisition of pension advisory, investment management and insurance brokerage organizations generating annual revenues in the range of $1 million to $20 million whose clients generally have less than 100 employees, with a view to consolidating such businesses to take advantage of cross-selling opportunities, economies of scale, efficiencies and where appropriate, consolidation of overhead. With these stated business principles in mind, on December 13, 2004, Duncan entered into stock purchase agreements to acquire 100% of the outstanding shares of three companies from their controlling shareholders: Pension Administration Services, Inc., Complete Investment Management, Inc. of Philadelphia and MD Bluestein, Inc.

      Financial organizations today are challenged to compete more effectively, improve productivity and maximize profits during periods of both economic growth and decline. Our objectives are to increase our client base and to expand the services we offer to them through focused account management and administration, emphasizing services with recurring revenues and long-term relationships. We seek to increase our business base through the following:

      o     organic growth of our clients,

      o     sales of additional products and services to existing clients,

      o     direct sales to new clients, and

      o acquisitions of businesses that provide similar and/or complementary solutions.

During 2005 and 2006, we completed the following acquisitions:

      Haddon Strategic Alliance and Stephen H. Rosen & Associates, Inc. Transactions

On August 2, 2005, we consummated a stock purchase agreement with the shareholders of Stephen H. Rosen & Associates, Inc. ("Rosen"), and a stock exchange agreement with the shareholder of Haddon Strategic Alliances, Inc.

The purchase price for the Rosen Acquisition was $3,000,000, of which $2,100,000 was paid in cash at closing to the two shareholders of Rosen, and $900,000 was paid in the form of convertible promissory notes of the Company. The cash purchase price for the Rosen Acquisition was funded through the Company's existing credit facility with Laurus Master Fund, Ltd. The notes issued to the shareholders of Rosen bear interest at the rate of 7% annually, and note principal is payable in equal annual installments totaling $450,000 on July 31, 2006 and July 31, 2007. The notes are immediately convertible into common stock of the Company until July 31, 2007 at a price equal to the fair market value of the common stock on the "Determination Date", which is the June 30 or December 31 of the prior year, whichever is most recent, preceding the date of exercise. Amounts due under the notes are subject to offset for indemnification claims under the purchase agreement for a two-year period, as well as for Rosen's failure to achieve agreed-upon levels of EBITDA for the two 12-month periods following the closing. In addition, to the extent that Rosen exceeds certain agreed-upon EBITDA levels, 30% of such excess is payable as additional principal under the notes to the former Rosen shareholders. The notes are immediately convertible into our common stock until July 31, 2007 at a price equal to the fair market value of the common stock on the "Determination Date", which is the June 30 or December 31 of the prior year, whichever is most recent, preceding the date of exercise.

      The purchase price for the Haddon acquisition consisted of the exchange of Haddon stock for 333,334 shares of our common stock of the Company valued at $500,000 as of the closing, based on the average bid price per share of $1.50 over the ten trading days immediately preceding the closing.

      American Benefit Resources, Inc. Asset Acquisition

      On November 30, 2005, we consummated the acquisition of substantially all of the assets of American Benefit Resources, Inc. As consideration, we (i) paid $8,000,000 in cash, (ii) issued a total of 671,141 shares of our common valued at $1,000,000, and (iii) assumed certain liabilities. ABR is a national retirement planning, pension plan design and administration company. Revenues are generated by ABR through annual plan administration fees, as well as fees for individual projects undertaken on behalf of its clients, including plan review and design, and through the sale of certain products.

      Valley Forge Enterprises, Ltd.

      On January 4, 2006, we completed the merger of Valley Forge Enterprises, Ltd. into one of our wholly owned subsidiaries in consideration for a cash payment of $3,155,500 and the issuance to the Valley Forge shareholders of an aggregate of 4,150,000 shares of our common stock. We also granted the Valley Forge shareholders piggy-back registration rights with respect to the shares issued in the merger.

      Valley Forge Enterprises provides retirement plan services, independent insurance consulting services and investment advisory services through its subsidiaries: Valley Forge Consulting Corporation, V.F. Associates, Inc., and VF Investment Services Corp. Valley Forge operates in the Philadelphia-metro area with its offices located in Wayne, Pennsylvania.

      None of the companies that we acquired since the formation of Duncan Capital in 2004 were or are in bankruptcy proceeding or have filed for bankruptcy protection during the last five years.

Competition

      We believe that the markets for our products and services are highly competitive. We believe that we remain competitive due to several factors, including our overall company strategy and commitment, product quality, reliability of service, the personal relationships between our key employees and clients, local presence, duration of client relationships, duration of employee service and competitive pricing. We believe that, by virtue of our range of product and service offerings, and our overall commitment to client service and relationships, we compete favorably in these categories at the local and regional level. In addition, we believe that we have a competitive advantage as a result of our position as an independent vendor, rather than as a cooperative, an affiliate of a financial institution, a hardware vendor or competitor to our clients.

      Our principal competitors are third-party administration firms, mutual fund companies, brokerage firms, insurance companies, distributors of insurance products, registered investment advisors, financial planners, in-house service departments and affiliates of financial institutions.

Operations

      We believe that preserving the entrepreneurial culture of our firms is important to their continued growth. We do not typically integrate the sales, marketing and processing operations of our acquired firms. Recognizing that the principals have established personal relationships with their businesses' clients, we allow the principals to continue to operate in the same entrepreneurial environment that made them successful before the acquisition, subject to our oversight and control at the corporate level in the areas of accounting, budgeting product development, human resources and business planning. We provide sales support as well as assistance in branding and public relations. The business unit managers report to Steven Ross and Leonard Neuhaus, our Chief Executive Officer and Chief Operating and Financial Officer, and to our Board of Directors.

Corporate Headquarters

      Our New York headquarters provides support for our acquired firms. Corporate activities, including mergers and acquisitions, integration and cost savings and finance and accounting, are centralized in New York. Our mergers and acquisitions team identifies targets, performs due diligence and negotiates acquisitions. Finance and accounting is responsible for working with each firm to ensure timely and accurate reporting. In addition, finance and accounting is responsible for consolidation of our financial statements at the corporate level.

Strategy; Plan of Operation

      Our strategy is to purchase majority interests in small to medium-sized pension advisory, investment management and insurance organizations with recurring revenue streams and consolidate these businesses to take advantage of cross-selling opportunities, economies of scale, efficiencies and where appropriate, consolidation of overhead. These businesses will typically have a sole proprietorship or partnership structure, and will typically have stable revenue growth and cash flow with low client attrition rates.

      Management of our company believes there are numerous such businesses in the United States, individually maintaining up to $500 million in assets under management or under administration. Many of these entities have part or all of their business dedicated to retirement plan management and administration, known as third party administration. These businesses compete very effectively on a local level by offering a high degree of personalized service to wealthy individuals, local businesses and high net worth individuals.

      Management of our company believes that many of these businesses are attractive acquisition candidates as stand alone-businesses due to their high profitability margins and strong cash flows, long-term client relationships, and consistent fee based income streams. Most of the businesses we will seek to acquire will have a majority of their revenue being derived from recurring sources and not transaction based revenue. However, due to their size and structure, they have not yet taken advantage of the industries' best practices relating to information technology and back office processes.

      As stand-alone businesses, many cannot grow and diversify beyond their current levels due to resource constraints and personnel issues. Since these businesses do not have large staffs or marketing budgets, their ability to develop new products and diversify into other product categories is limited. Their ability to cross sell is limited not only by their product offerings, but also by the lack of expertise required to be an expert in many retirement facets, and therefore, much of the products and services they do not or can not offer is referred elsewhere. In many cases, current cash flows provide stable businesses lifestyles to current owners and partners who have little incentive to invest their own capital in the future growth of the business.

      We believe that these dynamics create an opportunity for industry consolidation. Our goal is to create an organization that can assimilate these businesses, minimizing execution risk while preserving the strong client relationships that make these firms valuable. The technology platforms available for use today could allow the Company to compete effectively against larger institutional platforms in terms of offering sophisticated back office functionality and systems support. This would enable us to offer clients greater value, while becoming more competitive against other local service providers who continue to operate on a smaller scale.

      Client retention is an important aspect of any such consolidation. We intend to promote client retention at the acquired entity level by utilizing some or all of the following:

o     issuing our stock as a portion of the purchase price of each subsidiary;

o having the seller/owner finance a portion of the purchase price in the form of a seller's note;

o     offering notes convertible into the stock of the Company;

o holding back a portion of the purchase price to ensure compliance with stated goals and objectives, including client retention;

o     offering employment contracts to retain key employees;

o entering into non-competition agreements with selling owners and key employees;

o providing bonus incentives for former owners to expand and grow the business; and

o     offering stock options to key employees.

      Over the next 12 to 24 months, we plan to enhance revenues in the acquired businesses through cross-selling to existing clients where no such services are currently provided and by offering a more diversified service and product base, the introduction of higher-margin, non-traditional investment management services and insurance products and higher client retention through improved service. For those acquired businesses that do not offer a full suite of products, we plan to expand their product lines as soon as practicable upon acquisition. For those acquired companies that already offer a broad line of products, we plan to emphasize cross-marketing and referral services to expand market penetration. We believe that we can also improve operating margins in the acquired businesses primarily through increased purchasing power through economies of scale, increased fees due to a greater base of assets under management, decreased sales expense associated with cross-selling, elimination of certain redundant back office support functions and where appropriate, centralized customer services support and consolidation of overhead.

Acquisitions

Overview

      On December 13, 2004, we entered into stock purchase agreements to acquire (the "Acquisition") three companies (the "Acquired Companies") from their controlling shareholders: Pension Administration Services, Inc., a Pennsylvania corporation organized in 1973 ("PAS"); Complete Investment Management, Inc. of Philadelphia, a Pennsylvania corporation organized in 1986 ("CIM"); and Asset Preservation Corp. (f/k/a MD Bluestein, Inc.), a Pennsylvania corporation organized in 1979 ("Asset Preservation"). One individual was the sole owner of PAS and MDB; CIM was jointly owned by the sole owner of PAS and Asset Preservation and another individual. The principal executive offices of PAS, CIM and Asset Preservation are located at 110 Gibralter Plaza, Suite 101, Horsham, Pennsylvania 19044. PAS, CIM and Asset Preservation operate in one state and combined have 23 employees.

      The total purchase price paid for the Acquired Companies was $3,656,350, of which: (i) $3,107,898 was paid in cash at closing; (ii) $365,635 was paid by delivery of convertible notes bearing interest at 7% per annum with principal payable in 12 consecutive quarterly installments beginning 90 days after closing, and convertible into Common Stock at the holder's option at a conversion rate equal to fair market value, and (iii) the balance of $182,817 was paid in August 2005.

      PAS, CIM and Asset Preservation continue to share administrative and bookkeeping staff and utilize common office space at the Horsham, Pennsylvania location. Services offered by the Acquired Companies to clients include the following:

o     Pension plan design, creation, termination and administration

o     Investment management of retirement plan assets

o     Investment management of non-plan assets for wealthy individuals

o     Quarterly asset monitoring reports

o     401(k) asset management through an insurance company program

o     Retirement distribution studies

o     Life insurance

o     Deferred compensation and annuities

o     Limited hospitalization and long-term care insurance

      The Acquired Companies use PAS' plan administration business to help small businesses organize, report and administer their pension plans. Once an entity becomes a PAS client, it is often a good candidate for pension plan investment management business services, which carry a higher profit margin and an annuity feature as well as insurance services. CIM provides investment guidance and investment performance monitoring while Asset Preservation provides insurance related services. We view ourselves as problem solvers for our clients, recommending third party products and investment platforms that we believe serve our clients' best interests.

      On August 2, 2005, we acquired Stephen H. Rosen & Associates, Inc. ("Rosen") and Haddon Strategic Alliances, Inc. ("Haddon"). Rosen is a New Jersey-based retirement planning, pension plan design and administration company. Revenues are generated by Rosen through annual plan administration fees, as well as fees for individual projects undertaken on behalf of its clients, including plan review and design, and through the sale of certain products. Representatives of Haddon are licensed registered representatives who work in conjunction with an unaffiliated registered broker dealer to provide investment advisory services to corporations, individuals and retirement plan trustees. Haddon is also engaged in the business of insurance product sales through licensed and authorized brokers and agents, with fee income generated through commissions on product sales.

A description of the individual Acquired Companies is as follows:

Business of PAS

      PAS is a retirement and pension consulting and administration firm that provides services for pension and other retirement plans in the following areas:

o preparation of plan feasibility and design studies, including the fields of contribution maximization/reduction, retirement planning and distribution, executive compensation, new comparability, 401(k) plans, plan terminations, governmental compliance and coverage, participation and discrimination testing; and

o administration of existing plans, including: preparation of government forms and summary plan descriptions, training personnel, maintaining employee data maintenance systems, maintaining detailed asset reconciliation data, providing periodic reports, determining plan contributions and benefits, distributions to plan participants, termination of employees and plans and coordination with other benefit programs.

      PAS has been an operating business for over 25 years, and currently serves approximately 200 clients. PAS' approach is that of a problem solver for its clients, and not a product provider with a specific product as a proposed solution. This approach allows PAS to analyze the specific needs of a client and its employees and then recommend an appropriate course of action.

      Revenues are generated by PAS through annual plan administration fees, as well as fees for individual projects undertaken on behalf of its clients.

Business of CIM

      CIM provides financial advisory services to small businesses and high net worth individuals in the Philadelphia metropolitan area. CIM is not a registered broker-dealer or a registered investment advisor. Representatives of CIM are NASD-licensed registered representatives who work in conjunction with, and are supervised by, Capital Analysts, Inc., a registered investment adviser and broker dealer, to provide investment advisory services to corporations, individuals, retirement plan trustees and charitable foundations in the following areas:

o     review of assets and investments, including investment allocations;

o determination of investment goals and strategies in light of the client's objectives, degree of risk and time horizon;

o implementation of investment programs from among a broad spectrum of investment choices, including domestic and international mutual funds, certificates of deposit, treasuries, fixed and variable annuities, and specialty investments; and

o monitoring performance results of investments and advising the client of any recommended adjustments.

      CIM has conducted business operations for over ten years, servicing approximately 125 clients, with commissions earned from over 500 managed accounts.

      Fee income is generated through commissions paid by the various investment platforms, including managed accounts and mutual fund investment programs such as those operated by Capital Analysts, SEI, Lockwood, Nationwide, Wells Real Estate, Brinker Capital, Managers Choice and Envestnet, among others. The majority of revenue derived by CIM is paid through Capital Analysts, Inc.. As of March 25, 2005, CIM's assets under management totaled approximately $113 million.

Business of Asset Preservation

      Through licensed and authorized brokers and agents, Asset Preservation is engaged in the business of insurance and annuity product sales as well as estate planning services highlighting wealth accumulation, preservation and transfer needs. Fee income is generated through commissions on product sales. Asset Preservation has conducted business operations for over 25 years.

Rosen and Haddon

      On August 2, 2005, we acquired Rosen and Haddon. Rosen is a New Jersey-based retirement planning, pension plan design and administration company. Revenues are generated by Rosen through annual plan administration fees, as well as fees for individual projects undertaken on behalf of its clients, including plan review and design, and through the sale of certain products. Representatives of Haddon are licensed registered representatives who work in conjunction with an unaffiliated registered broker dealer to provide investment advisory services to corporations, individuals and retirement plan trustees. Rosen and Haddon operate in one state and combined have 28 employees.

The purchase price for Rosen was $3,000,000, of which $2,100,000 was paid in cash at closing to the two shareholders of Rosen, and $900,000 was paid in the form of convertible promissory notes. The cash purchase price for Rosen was funded through our then existing credit facility with Laurus Master Fund, Ltd. The notes issued to the shareholders of Rosen bear interest at the rate of 7% annually, and note principal is payable in equal annual installments totaling $450,000 on July 31, 2006 and July 31, 2007. Amounts due under the notes are subject to offset for indemnification claims under the purchase agreement for a two-year period, as well as for Rosen's failure to achieve agreed-upon levels of EBITDA for the two 12-month periods following the closing. In addition, to the extent that Rosen exceeds certain agreed-upon EBITDA levels, 30% of such excess is payable as additional principal under the notes to the former Rosen shareholders. The notes are immediately convertible into our common stock until July 31, 2007 at a price equal to the fair market value of the common stock on the "Determination Date", which is the June 30 or December 31 of the prior year, whichever is most recent, preceding the date of exercise.

The purchase price for Haddon consisted of the exchange of Haddon stock for 333,334 shares of our common stock valued at $500,000 as of the closing, based on the average bid price per share of $1.50 over the ten trading days immediately preceding the closing. The purchase price is subject to reduction for Haddon's failure to achieve agreed-upon levels of EBITDA for the two 12-month periods following the closing, as well as for Haddon's failure to achieve agreed-upon levels net revenues from its existing clients for the two 12-month periods following the closing. Haddon's obligation to repay a portion of the purchase price is secured by certain securities accounts of Haddon's former shareholder.

Rosen is a New Jersey-based retirement planning, pension plan design and administration company. Revenues are generated by Rosen through annual plan administration fees, as well as fees for individual projects undertaken on behalf of its clients, including plan review and design, and through the sale of certain products. Haddon is a registered investment advisor. Representatives of Haddon are licensed registered representatives who work in conjunction with an unaffiliated registered broker dealer to provide investment advisory services to corporations, individuals and retirement plan trustees.

Business of ABR

On November 30, 2005, we completed the acquisition of substantially all of the assets of American Benefit Resources, Inc. We paid ABR $8,000,000 in cash, issued to IBF Fund Liquidating, LLC, ABR's parent company, 671,141 shares of common stock valued at $1,000,000 and assumed various liabilities. ABR operates in six states and has 128 employees.

We utilized funds generated from the sale of its securities in private placement transactions and a secured term loan in the amount of $9,200,000 obtained simultaneously with the closing of the ABR acquisition from Laurus Master Fund, Ltd., to finance the cash component of the purchase price.

The business we acquired from ABR is a national retirement planning, pension plan design and administration company. ABR currently serves 4,500 plans through its offices located in North Attleboro, Massachusetts, Marina del Rey, California, White Plains, New York, Houston, Texas, Seattle, Washington and Portland, Oregon. Revenues are generated by ABR through annual plan administration fees, as well as fees for individual projects undertaken on behalf of its clients, including plan review and design, and through the sale of certain products.

Business of Valley Forge

On January 4, 2006, we completed the merger of Valley Forge Enterprises, Ltd. into one of our wholly owned subsidiaries In consideration for the Valley Forge Shareholders entering into the Merger, the Company issued to Jack C. Holland and Steven R. Eyer, Valley Forge's sole shareholders, an aggregate of 4,150,000 shares of our common stock valued at $0.83 per share for aggregate consideration of $3,444,500. Valley Forge operates in one state and has 17 employees.

On closing, the Valley Forge Shareholders loaned Valley Forge $100,000 for working capital purposes, which was repaid on April 20, 2006. On April 1, 2006, our subsidiary is obligated to repay the loan less the amount for any liabilities paid off plus any additional assets not intended to be acquired in connection with the merger, except that our subsidiary may not repay this amount if that payment results in our subsidiary having less than $50,000 in cash. Our subsidiary is not permitted to transfer any assets outside of the ordinary course of business to us or any other affiliate until such time that the loan has been repaid in full. On closing, the former Valley Forge shareholders deposited $100,000 with Valley Forge for the purpose of securing the payment of certain outstanding receivables.

Valley Forge Enterprises provides retirement plan services, independent insurance consulting services and investment advisory services through its subsidiaries: Valley Forge Consulting Corporation, V.F. Associates, Inc., and VF Investment Services Corp., a registered investment advisor. Valley Forge operates in the Philadelphia-metro area with its offices located in Wayne, Pennsylvania.

Clients and Customers

      The customers of our life insurance and wealth transfer and investment advisory products and services are generally high net worth individuals and the businesses that serve them. We believe that the current economic and stock market environment may lead high net worth persons to increase their demand for the specialized services we offer in order to continue to meet their financial goals.

      The customers of our firms' retirement plan administration services are generally small and medium-size corporations and the businesses that serve them. We consider this segment our target market.

Government Regulation - Acquired Companies

      Our personnel are subject to extensive regulation. Our personnel are licensed to conduct business in various states and are subject to regulation and supervision both federally and at the state level in each of these jurisdictions. The ability of our personnel and their personnel to conduct business in the jurisdictions in which they operate depends on their compliance with the rules and regulations promulgated by federal regulatory bodies and the regulatory authorities in each of these jurisdictions. Failure to comply with all necessary regulatory requirements, including the failure to be properly licensed or registered, can subject the Acquired Companies to sanctions or penalties.

      Each jurisdiction has enacted laws and regulations governing the sale of insurance products. State insurance laws grant supervisory agencies, including state insurance departments, broad regulatory authority. State insurance regulators and the National Association of Insurance Commissioners continually reexamine existing laws and regulations which affect the Acquired Companies. These supervisory agencies regulate, among other things, the licensing of insurance brokers and agents and the marketing practices of insurance brokers and agents, in the context of curbing unfair trade practices. Violations of state insurance laws or failure to maintain applicable state insurance licenses can result in revocation of such licenses.

      Providing investment advice to clients is also regulated on both the federal and state level. Our personnel are permitted to conduct investment advisory activities through unaffiliated broker dealers and investment advisers registered with the National Association of Securities Dealers, Inc. and with SEC under the Investment Advisers Act. The Investment Advisers Act imposes numerous obligations on registered investment advisers, including disclosure obligations, record keeping and reporting requirements, marketing restrictions and general anti-fraud prohibitions which affect the conduct of the Acquired Companies and their personnel. In addition, certain of our subsidiaries' personnel are regulated by state securities regulators under applicable state securities laws. Violations of applicable federal or state laws or regulations can result in the imposition of fines or censures and disciplinary actions, including the revocation of licenses or registrations previously issued to our subsidiaries or their personnel.

      To the extent that we engage in any brokerage activities, we will be subject to broker-dealer regulations, both at the federal as well as the state level. Neither we nor our affiliates are registered as broker-dealers. Unless and until we acquire a registered broker-dealer or become registered as a broker-dealer, we intend to utilize the services of unaffiliated broker-dealers to process all securities transactions for the accounts of our clients. Broker-dealer regulations impose numerous obligations on persons covered by the regulations, including disclosure obligations, record keeping and reporting requirements, marketing restrictions and general anti-fraud prohibitions. Violations of applicable federal or state laws or regulations can result in the imposition of fines or censures and disciplinary actions, including the revocation of licenses or registrations.

EMPLOYEES

      As of August 16, 2006, we had approximately 200 full-time employees. None of our employees are represented by a labor union or are subject to collective-bargaining agreements. We believe that we maintain good relationships with our employees.

PROPERTIES

      We currently lease approximately 5,237 square feet of office space in Horsham, Pennsylvania under a lease agreement which expires on August 31, 2007 at a cost of $6,982 per month.

      We leased five offices, interior space and shared conference, reception and information technology services in Manhattan on a month-to-month basis from DC Associates at the rate of $15,000 per month. DC Associates is controlled by Michael Crow, one of our principal shareholders. We terminated the lease for our space in Manhattan as of July 1, 2006. Commencing July 1, 2006, we leased four offices from Cohen Tauber Spievack & Wagner LLP at the rate of $8,500 per month.. Arthur Emil, a director of our company, is a partner with Cohen Tauber Spievack & Wagner LLP. In addition, we lease office space in California from DC Associates at the rate of $2,000 per month for use by Steven Ross, our CEO. The California lease is month to month. We believe to be a fair market rate based upon our study of executive office suite rates in the midtown Manhattan area and California.

      Valley Forge leases 5,461 square feet of office space in Wayne, Pennsylvania. Under the five-year lease, which expires in September 2007, Valley Forge pays a monthly rent of $8,078.

      Our subsidiary, ABR, leases various properties in North Attleboro, Massachusetts (7,406 square feet at $7,800 per month), White Plains, New York (6,751 square feet at $15,048 per month), Marina del Rey, California (15,666 square feet at $37,246 per month), Houston, Texas (3,137 square feet at $4,706 per month), Seattle, Washington (6,134 square feet at $9,883 per month), Portland, Oregon (5,722 square feet at $9,060 per month) and Bend, Oregon (607 square feet at $1,034 per month).

      Stephen H. Rosen & Associates, Inc. leases 6,682 sq. ft. of office space in Haddonfield, New Jersey. Under the 10-year lease, which commenced Feb. 22, 2001, the annual rent was $113,594, paid in monthly installments of $9,466.16. Per the terms of the lease, each year the rent increases by 3%, which is determined by multiplying the prior year's rent by 103%.

      Haddon Strategic Alliances, Inc. is a sub-tenant of Stephen H. Rosen & Associates, Inc., and has an informal inter-office lease arrangement. The company pays Rosen $1,060 per month for rent.

      In the opinion of our management, the leased properties are adequately insured. Our existing properties are in good condition and suitable for the conduct of our business.

LEGAL PROCEEDINGS

      From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of nor has any knowledge of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Name                          Age   Position with the Company
----                          ---   -------------------------
Steven Ross                    47   Chief Executive Officer and Director
Richard J. Berman (1, 3, 4)    62   Chairman of the Board and Director
Leonard Neuhaus                47   Chief Operating and Financial Officer
Jeff Cooke (1)                 43   Director
Arthur D. Emil (4)             79   Director
Steven B. Ruchefsky (2, 4)     42   Director

1) Member of the Audit Committee

2) Member of the Compensation Committee

3) Member of the Governance Committee

4) Member of Executive Committee

      Set forth below is a biographical description of each of our directors and senior executive officers based on information supplied by each of them.

Steven J. Ross. Steven J. Ross has served as a director since April 15, 2005. On March 1, 2006, Mr. Ross was appointed as our Chief Executive Officer. Since September 2005, Mr. Ross has served as a Managing Director for Duncan Capital Partners, LLC, a private investment fund based in New York, New York and a shareholder of our company. In addition, since December 21, 2005, Mr. Ross has served as the Chief Executive Officer and a director of Central Lighting. From June 2001 to June 2005, Mr. Ross had been DynTek, Inc.'s President, Chief Executive Officer and Chairman of the Board. Prior to joining DynTek, Inc., Mr. Ross served as General Manager of Toshiba's Computer System Division, responsible for sales, marketing, and operations in North and South America from 1998 to 1999. From 1996 to 1998, Mr. Ross was President and General Manager of the Reseller Division and President of Corporate Marketing at Inacom Corporation. Mr. Ross' other positions have included responsibility for sales and marketing, operations, strategic planning, and other senior executive activities. Mr. Ross intends to commit approximately 70% of his time to managing the activities and development of our company.

Richard Berman. Richard Berman has served as our Chairman and as a director since March 9, 2005. Mr. Berman has been Chairman of the Board of Directors and a Director of Duncan since November 24, 2004. Since 2000 Mr. Berman has served as a professional director of Dyadic International, Inc., International Microcomputer Software, Inc., Internet Commerce Corporation, MediaBay, Inc., NexMed, Inc. and GVI Security Solutions, Inc. On January 12, 2006, Richard Berman was appointed as Chief Executive Officer of Nexmed, Inc. We do not expect that this appointment will have any impact on his ability to serve as Chairman of the Board of Directors of our company. From 1998 to 2000 Mr. Berman was Chairman and CEO of Internet Commerce Corporation. He is also Chairman of Candidate Resources, Inc. He is a past Director of the Stern School of Business of NYU from which he received a B.S. and an M.B.A. He also has U.S. and foreign law degrees from Boston College and The Hague Academy of International Law, respectively.

Leonard Neuhaus. Mr. Neuhaus has served as our Chief Financial Officer since March 9, 2005. Mr. Neuhaus has served as the Chief Financial Officer of Duncan since January 2005, and as our Chief Operating officer since December 15, 2005, and has been a certified public accountant since 1982. Mr. Neuhaus spent eight years in the practice of public accounting in regional and international firms, including BDO Seidman. He served as Chief Financial Officer of a publicly-traded entity and has sat on the Board of Directors of publicly-traded entities and not-for-profit organizations. Mr. Neuhaus has been involved in a number of corporate finance and merger and acquisition transactions. His experience includes working with large international financial institutions as well as growing entrepreneurial companies. For the last five years, prior to joining us, Mr. Neuhaus has served as a self-employed consultant for Credit Lyonnais, Bank of America, Hauppauge Digital, Inc., a NASDAQ National Market System company, and others. Mr. Neuhaus received a B.A. in Accounting and Information Systems from Queens College in 1980.

Jeff Cooke. Jeff Cooke has serves as a director since April 15, 2005. Since January 2002, Mr. Cooke has been President and CEO of FDI Collateral Management, which provides electronic lien and titling and other services for automotive lenders. From March 2000 to December 2001 Mr. Cooke served as managing partner for Granite Ventures, LLC which provides interim leadership services for early stage companies and those going through a significant change in direction. From November 1998 to March 2000 Mr. Cooke was President and COO of NEC Computers, Inc. Prior to joining NEC Computers, Mr. Cooke held several positions at Hewlett Packard.

Arthur D. Emil. Arthur D. Emil, Esq. has serves as a director since April 15, 2005. Mr. Emil has been a practicing attorney in New York City for over fifty years, including with Kramer Levin Naftalis & Frankel, from 1994 to 2003 and with Jones Day Reavis & Pogue prior to that. In 2003, Mr. Emil joined Cohen Tauber Spievack & Wagner LLP. Mr. Emil is a principal owner and Chairman of Night Sky Holdings LLC, a company which owns several restaurants now operating in the New York area, which included Windows on the World, and operated the Rainbow Room from 1986 until December 1998. Mr. Emil is the founding principal and shareholder of two real estate development firms with commercial, residential and mixed-use properties in Connecticut and New York. Mr. Emil is a director of NexMed, Inc. Mr. Emil has also served as a director of other publicly held corporations including some in the financial services sector. Mr. Emil has served as trustee for various non-profit organizations including The American Federation of Arts and the Montefiore Medical Center. Mr. Emil received his LLB from Columbia University.

Steven B. Ruchefsky. Steven B. Ruchefsky has served as a director since April 15, 2005. Mr. Ruchefsky, a graduate of The George Washington University Law School, practiced law in New York City for fifteen years. Through 2000, he was a partner of a 80-attorney New York City law firm, chair of its specialized litigation department and member of the firm's management group. In 2000, he left his law firm to establish a family office for one of his high net worth clients. There, Mr. Ruchefsky was responsible for the diversification out of that family's single stock holding, the development and implementation of an investment strategy and for the establishment of operating controls and procedures. In addition, Mr. Ruchefsky was a principal of an early stage/seed venture capital firm established by the family and sat on the boards of several of its portfolio companies. Since September 2001, Mr. Ruchefsky has been working with the founder and chief executive officer of a prominent multi-strategy hedge fund and is responsible for this executive's personal finance, tax and investment decisions in addition to performing special projects for the hedge fund. Since that time, Mr. Ruchefsky has been employed by Caremi Partners Ltd., a significant shareholder of the Company. He currently sits on the boards of several private and not-for-profit companies.

AUDIT COMMITTEE FINANCIAL EXPERT

The Board of Directors has determined that each of Mr. Berman is an "audit committee financial expert," as such term is defined in Item 401(e) of Regulation S-B, and is independent as defined in rule 4200(a) (15) of the listing standards of the National Association of Securities Dealers.

DIRECTOR COMPENSATION

      Our non-management directors other than Richard Berman do not receive any cash compensation for their service on the Board of Directors. Commencing as of May 4, 2005 and for a one-year period thereafter, under an agreement entered into on June 15, 2005, Mr. Berman receives cash compensation of $52,000 for serving as Chairman of the Board and Chairman of our Audit Committee, and for serving on our Executive and Corporate Governance Committees, together with the stock option grant described in this paragraph below. Mr. Berman's agreement expired and has not been renewed. Our directors are reimbursed for actual out-of-pocket expenses incurred by them in connection with their attendance at meetings of the Board of Directors.

      On March 1, 2006, we entered into a consulting agreement with Richard E. Stierwalt, a former director and officer of our company, which such agreement was effective February 1, 2006. The consulting agreement expires on January 31, 2007 and provides for annual compensation in the amount of $290,000. Pursuant to the terms of the consulting agreement, we agreed with Mr. Stierwalt to the following:

o Mr. Stierwalt exercised his common stock purchase warrant to purchase 793,000 shares of common stock at an exercise price of $0.1667 per share on a cashless basis resulting in the issuance of 672,824 shares of common stock;

o Mr. Stierwalt exercised his stock option to purchase 665,925 shares of common stock granted to him on March 1, 2006 for his work during 2005 at an exercise price of $1.00 per share which such exercise was on a cashless basis resulting in the issuance of 60,539 shares of common stock; and

o Mr. Stierwalt exercised his stock option to purchase 1,500,000 shares of common stock granted to him on March 1, 2006 for his work during 2006 at an exercise price of $1.00 per share which such exercise was on a cashless basis resulting in the issuance of 136,364 shares of common stock.

      We granted Mr. Stierwalt piggyback registration rights with respect to all shares currently held by Mr. Stierwalt or issuable pursuant to options or warrants, which are being registered pursuant to this prospectus.

      Our non-management directors other than Messrs. Berman, presently consisting of Messrs. Ruchefsky, Cooke, Emil, have each been granted options, which are fully vested as of the date of grant, to acquire 40,000 shares of common stock over a five-year term at an exercise price of $0.1666 per share as annual compensation for services rendered by them during calendar year 2005. Mr. Mackell, a former director, was granted options, which are fully vested as of the date of grant, to acquire 40,000 shares of common stock over a five-year term at an exercise price of $1.00 per share as annual compensation for services rendered by him during calendar year 2005. For serving as Chairman of the Board and Chairman of our Audit Committee, and for serving on our the Executive and Corporate Governance Committees, in addition to the cash compensation of $52,000 described above, Mr. Berman has been granted options, vesting on May 4, 2006, to acquire 266,370 shares of common stock over a seven-year term at an exercise price of $1.00 per share and additional options to acquire 200,000 shares of common stock over a five-year term at an exercise price of $1.00 per share. All unvested options and any vested but unexercised options will terminate upon the termination of Mr. Berman's engagement for cause or upon Mr. Berman's voluntary termination of his engagement other than as a result of our breach of the Agreement. Upon the termination of Mr. Berman's engagement due to death, disability or by our company without cause, all unvested options will terminate and all vested and unexercised options will remain exercisable in accordance with their terms but in any event for a period not less than 90 days following the date of termination of his engagement.

EXECUTIVE COMPENSATION - GENERAL

On March 14, 2006, we entered into an employment agreement with Steven Ross, our Chief Executive Officer. The effective date of the employment agreement was March 1, 2006 and it provides for a term which expires December 31, 2006 and monthly compensation in the amount of $20,833.33. Mr. Ross will be eligible to receive an annual bonus and reimbursement to an entity controlled by a majority shareholder in an amount not to exceed $2,000 for rent actually paid for an office in Newport, California. Mr. Ross was also granted an option to purchase 400,000 shares of our common stock that will vest on the one year anniversary of the employment agreement and are exercisable for a period of five years at $1.00 per share.

On March 1, 2006, we entered into an employment agreement with Leonard Neuhaus, our Chief Financial Officer and Chief Operating Officer. The employment agreement provides for a term of one year and annual compensation in the amount of $240,000. Mr. Neuhaus will be eligible to receive an annual bonus. Mr. Neuhaus was also granted an option to purchase 400,000 shares of our common stock which vested immediately that are exercisable for a period of five years at $1.00 per share

Mr. Stierwalt, a former director of our company, entered into a consulting agreement with our company as described above.

EMPLOYMENT AGREEMENTS WITH SIGNIFICANT EMPLOYEES

On August 2, 2005 our wholly-owned subsidiary, Stephen H. Rosen & Associates, Inc. entered into a one-year employment agreement with its President, Stephen Rosen. Mr. Rosen reports to our President or Chief Executive Officer and our Board of Directors. He will receive an annual base salary of $200,000 and be eligible to receive an annual bonus. Starting January 1, 2006, he will spend 50% of his business time sourcing acquisitions and performing related mergers and acquisitions work on our behalf. Mr. Rosen was also granted 50,000 options to purchase shares of our common stock that, on September 1, 2005 started vesting in 24 equal monthly installments.

On November 30, 2005, our wholly-owned subsidiary, American Benefit Resources, Inc., entered into an employment agreement with Ehud Laska, pursuant to which Mr. Laska will act as that entity's President for a period of one year. The agreement is renewable for a one-year term unless we provide him with a non-renewal notice no less than 90 days prior to expiration of the agreement. Mr. Laska will receive an annual base salary of $253,575. He is also eligible to receive a bonus. He also received a signing bonus of $95,000 and options to purchase 250,000 shares of our common stock at $1.00 per share. The options started vesting in 24 equal monthly installments commencing in December 2005. He is subject to a non-compete that prevents him from engaging in any activities relating to the areas of pension administration, insurance products sales and other retirement products.

On January 1, 2006, our wholly-owned subsidiary Valley Forge Enterprises, Ltd. entered into employment agreements and non-competition, non-disclosure and non-solicitation agreements with Jack Holland, its President, and Steven Eyer, its Vice President. The non-compete agreements require that, for a period terminating on the later of three years from the effective date of Valley Forge's merger with us or one year from the date of termination of employment, Holland and Eyer not be employed with or participate in the ownership, management, operation or control of any competitor within 50 miles of Wayne, Pennsylvania, solicit or divert business from us or our affiliates, cause or seek to cause any party from doing business with us or our affiliates and hire or solicit any person that has been employed with us or our affiliates. Messrs. Holland and Eyer are also required to keep all confidential information protected and to not disclose such information for a period of three years following their termination with us. The employment agreement provides that Holland shall serve as Valley Forge's President for a period of one year in consideration of a portion of the $75,000 designated for payment to Messrs. Holland and Eyer, a bonus if and when earned, an option to purchase 50,000 shares of our common stock at an exercise price of $0.83 per share for a period of five years and an option to purchase 50,000 shares of our common stock at an exercise price of $1.00 per share for a period of five years. Mr. Eyer's employment agreement provides that he will serve as the Valley Forge's Vice President for a period of one year in consideration of a portion of the $75,000 designated for payment to Holland and Eyer, a bonus if and when earned and an option to purchase 50,000 shares of our common stock at an exercise price of $1.00 per share for a period of five years.

The following table sets forth all compensation paid in respect of our Chief Executive Officer and those individuals who received compensation in excess of $100,000 per year (collectively, the "Named Executive Officers") for our last three completed fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                              Long-Term
                                                                            Compensation
                                                                               Awards
                                                                             (Securities
                                                             Other Annual    Underlying
    Name and Positions          Year    Salary      Bonus    Compensation     Options)
-----------------------------   ----   --------   --------   ------------   ------------
Richard Stierwalt
  Former Chief Executive
  Officer and Former Director   2005   $250,000   $200,000        --             --
                                2004        N/A
                                2003        N/A

Leonard Neuhaus
  Chief Financial and
  Operating Officer             2005   $175,000   $     --        --             --
                                2004        N/A
                                2003        N/A

Option Grants During 2005 Fiscal Year

The following table provides information related to options granted to the named executive officers during the 2005 fiscal year. We do not have any outstanding stock appreciation rights.

                         No. of        % of Total
                       Securities       Options
                       Underlying      Granted to    Exercise
                    Options Granted   Employees in     Price
       Name               (#)          Fiscal Year    ($/Sh)    Expiration Date
-----------------   ---------------   ------------   --------   ---------------
Richard Stierwalt       665,925          39.11%        $1.00         5/4/12
Leonard Neuhaus         317,200          18.63%        $0.16        12/31/09

Aggregated Option Exercises During 2005 Fiscal Year and Fiscal Year-end Option Values

The following table provides information related to employee options exercised by the named executive officers during the 2005 fiscal year and number and value of such options held at fiscal year-end.

                                                  Number of Securities
                                                 Underlying Unexercised         Value of Unexercised
                       Shares                 Options at Fiscal Year- End      In-the-Money Options at
                      Acquired                            (#)                 Fiscal Year- End ($) (1)
                    on Exercise     Value     ---------------------------   ---------------------------
       Name              (#       Realized)   Exercisable   Unexercisable   Exercisable   Unexercisable
-----------------   -----------   ---------   -----------   -------------   -----------   -------------
Richard Stierwalt        --           --        665,925           0           $665,925         --
Leonard Neuhaus          --           --        317,200           0           $581,523         --

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the beneficial ownership of our company's common stock as of August 16, 2006, as to

      o each person known to beneficially own more than 5% of the Company's common stock

      o     each of our directors

      o     each executive officer

      o     all directors and officers as a group

Unless otherwise indicated, each of the stockholders can be reached at our principal executive offices located at 830 Third Avenue, New York, New York 10022.

                                       Shares Beneficially
                                           Owned (1) (2)
                                       --------------------
                                         Number     Percent
                                       ----------   -------
Beneficial Owners of more than 5% of
  common stock (other than directors
  and executive officers)
Camofi Master LDC (3)                   3,972,699    15.9%
Caremi Partners Ltd. (4)                2,400,000    11.5%
Michael Crow (6)                       5,3578,267    24.1%
Christopher P. Baker (7)                1,916,448     9.0%
Jack C. Holland (8)                     2,134,960    10.2%
Stephen Eyer (17)                       2,125,000    10.3%
Laurus Master Fund Ltd.(19)             1,108,434     5.3%
Richard Stierwalt                       1,979,727     9.5%
Richard Smithline(5)                    1,525,000     7.3%
Directors and Executive Officers
Richard Berman (18)                     1,077,298    4.97%
Leonard Neuhaus (10)                      767,200     3.4%
Steven B. Ruchefsky (12)                2,440,000    11.7%
Jeff Cooke (14)                            40,000       *
Arthur D. Emil (15)                       264,000     1.2%
Steven J. Ross (16)                       646,390     3.0%
All directors and executive officers
  as a group (6 persons)                5,234,498    12.7%

* Less than 1%

1) Gives effect to the shares of Common Stock issuable upon the exercise of all options, warrants and convertible securities exercisable within 60 days of the date of this prospectus and other rights beneficially owned by the indicated stockholders on that date. Shares of Common Stock issuable pursuant to warrants or options or upon conversion of convertible securities, to the extent such warrants or options or convertible securities are currently exercisable or convertible within 60 days of the date of this prospectus, are treated as outstanding for computing the ownership percentage of the person holding such securities, but are not treated as outstanding for computing the ownership percentage of any other person. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. Percentage ownership is calculated based on 20,911,837 shares of the Common Stock outstanding as of August 16, 2006. As of December 31, 2005, we had 15,452,110 shares outstanding, All information is based upon information furnished by the persons listed or otherwise available to the Company.

2) Each share of the Company's Series A Preferred Stock is convertible into one share of Common Stock. Unless otherwise noted, the shares of Common Stock and Series A Preferred Stock and the five (5) year warrants to purchase shares of Common Stock at an exercise price of $0.1667 per share ("Common Stock Warrants") described in the notes to this Principal Stockholders table represent securities that were acquired by such holders from the Company on a 1:1 basis upon the exchange and/or conversion of similar securities of Duncan Capital Financial Group, Inc. ("Duncan") held by such holders in connection with the consummation of the business combination transaction between Duncan and the Company on March 9, 2005.

3) Formerly known as DCOFI Master LDC. Under an agreement between CAMOFI Master LDC and the Company, CAMOFI Master LDC is not permitted to exercise a portion of its for that number of shares of Common Stock that would result in beneficial ownership by CAMOFI Master LDC of more than 4.9% of the outstanding shares of our Common Stock. If not for this limitation, CAMOFI Master LDC's beneficial ownership percentage would be 16.18%, representing (i) 1,800,000 shares of Common Stock issuable on conversion of 1,800,000 shares of Series A Preferred Stock, (ii) 805,052 shares of Common Stock issuable as a dividend in accordance with the Series A Preferred Stock and (iii) 1,367,647 shares of common stock issuable upon exercise of warrant. Mr. Richard Smithline, who exercises voting and investment control over such securities, disclaims beneficial ownership of such securities.

4) The address of Caremi Partners Ltd. ("Caremi") is Two American Lane, Greenwich Connecticut 06836. Steven Ruchefsky, one of our directors, is employed by Caremi Partners Ltd. Mr. Ruchefsky, who has voting and investment control over such securities, disclaims beneficial ownership of the securities of Caremi Partners Ltd. In addition, Caremi purchased 800,000 shares of Series B Convertible Preferred Stock, which is convertible into 1,600,000 shares of common stock. The terms of the Series B Convertible Preferred Stock restricts the ability of the shareholder to hold in excess of 4.99% of the issued and outstanding shares of common stock of the Company as determined in accordance with Section 13(d) of the Exchange Act. As the amount of shares of common stock currently held by Caremi are in excess of 4.99%, such shares of common stock issuable upon conversion of the Series B Convertible Preferred Stock are not included in the calculation of its beneficial ownership. If not for this limitation, Caremi's beneficial ownership would be 18.79%.

5) Includes (i) 1,165,000 shares of Common Stock held of record by Mr. Smithline, and (ii) 360,000 shares held of record by Mr. Smithline as custodian for each of William Smithline (120,000 shares), Robert Smithline (120,000 shares), and Andrew Smithline (120,000 shares) of which Mr. Smithline disclaims beneficial ownership Mr. Smithline disclaims beneficial ownership, (iii) 62,500 shares of Common Stock issuable upon conversion of Common Stock Warrants owned by Centrecourt Asset Management LLC, over which Mr. Smithline exercises voting and investment control, and as to which securities Mr. Smithline disclaims beneficial ownership, and (iv) 3,736,000 shares of Common Stock beneficially owned by CAMOFI Master LDC described in footnote 3 above, over which Mr. Smithline exercises voting and investment control, and as to which securities Mr. Smithline disclaims beneficial ownership. Under an agreement between Mr. Smithline and our company, Mr. Smithline is not permitted to exercise any convertible securities for that number of shares of Common Stock that would result in beneficial ownership by Mr. Smithline of more than 9.9% of the outstanding shares of our Common Stock. If not for this limitation, Mr. Smithline's beneficial ownership percentage would be 21.5% of the outstanding shares of our Common Stock, giving effect to

6) Consists of (i) 4,025,000 shares of Common Stock , (ii) 600,000 shares of Common Stock issuable on conversion of 600,000 shares of Series A Preferred Stock, (iii) 25,815 shares of common stock issuable as a dividend in accordance with the Series A Preferred Stock , (iv) 200,000 shares of Common Stock issuable upon conversion of Common Stock Warrants, in each case held of record by DCI Master LDC, (v) 100,000 shares of Common Stock issuable on conversion of 100,000 shares of Series A Preferred Stock, (vi) 6,452 shares of common stock issuable as a dividend in accordance with the Series A Preferred Stock, (vii) 150,000 shares of Common Stock issuable upon conversion of Common Stock Warrants, in each case held of record by M.W.Crow Family LP, (viii) 250,000 shares of Common Stock issuable on version of 250,000 Common Stock Options held of record by Duncan Capital Group LLC and DCI Master LDC. Michael Crow, the brother of one of our former directors, Kevin Crow, has sole voting and dispositive power with respect to such shares. Michael Crow disclaims beneficial ownership of such securities. Michael Crow has been barred for life from serving as an executive officer or director of any public company..

7) Consists of: (i) (a) 180,000 shares of Common Stock, (b) 140,000 shares of Common Stock issuable upon conversion of 140,000 shares of Series A Preferred Stock, (c) 70,000 shares of Common Stock issuable upon conversion of Common Stock Warrants, (d) 57,256 shares of common stock issuable as a dividend in accordance with the Series A Preferred Stock, all held of record by Mr. Baker,
(ii) (a) 275,000 shares of Common Stock, (b) 140,000 shares of Common Stock issuable upon conversion of 140,000 shares of Series A Preferred Stock, (c) 70,000 shares of Common Stock issuable upon conversion of Common Stock Warrants,
(d) 57,256 shares of common stock issuable as a dividend in accordance with the Series A Preferred Stock, (e) 200,000 shares of common stock issuable upon conversion of Series B Convertible Preferred Stock and (f) (39,840 shares of common stock issuable as a dividend when declared by the Board of Directors pursuant to the terms of the Series B Preferred Stock, held of record by Anasazi Partners III LLC, as to which Mr. Baker has sole voting and dispositive power, and (iii) (a) 180,000 shares of Common Stock, (b) 140,000 shares of Common Stock issuable upon conversion of 140,000 shares of Series A Preferred Stock, (c) 70,000 shares of Common Stock issuable upon conversion of Common Stock Warrants,
(d) 57,256 shares of common stock issuable as a dividend in accordance with the Series A Preferred Stock, (e) 200,000 shares of common stock issuable upon conversion of Series B Convertible Preferred Stock and (f) 39,840 shares of common stock issuable as a dividend when declared by the Board of Directors pursuant to the terms of the Series B Preferred Stock, held of record by Anasazi Partners III Offshore Ltd., as to which Mr. Baker has sole voting and dispositive power. Mr. Baker disclaims beneficial ownership as to the foregoing shares of Common Stock, Series A Preferred Stock and Common Stock Warrants securities held of record by Anasazi Partners III LLC and by Anasazi Partners III Offshore Ltd.

8) ) Includes (i) 2,075,000 shares of common stock, (ii) options to purchase 62,500 shares of common stock, (iii) 50,000 shares of common stock issuable upon conversion of 25,000 Series B Convertible Preferred Stock, and (iv) 9,960 shares of common stock issuable as a dividend when declared by the Board of Directors pursuant to the terms of the Series B Preferred Stock. The terms of the Series B Convertible Preferred Stock restricts the ability of the shareholder to hold in excess of 4.99% of the issued and outstanding shares of common stock of the Company as determined in accordance with Section 13(d) of the Exchange Act. As the amount of shares of common stock currently held by Mr. Holland is in excess of 4.99%, such shares of common stock issuable upon conversion of the Series B Convertible Preferred Stock are not included in the calculation of his beneficial ownership.

9) Intentionally left blank.

10) Represents 50,000 shares of common stock issuable upon conversion of the Series B Convertible Stock held jointly by Mr. Neuhaus and his wife and 717,200 shares issuable upon exercise of warrants.

11) Intentionally left blank.

12) Consists of (i) 40,000 shares of Common Stock that may be purchased upon exercise of currently exercisable stock options issued in February 2005 as remuneration for services as a director at an exercise price of $0.1666 per share, (ii) 2,400,000 shares of Common Stock, (iii) 1,600,000 shares of common stock issuable upon conversion of 800,000 Series B Convertible Preferred Stock, and (iv) 317,373 shares of common stock issuable as a dividend when declared by the Board of Directors pursuant to the terms of the Series B Preferred Stock owned by Caremi Partners Ltd. Mr. Ruchefsky, who has voting and investment control over such securities of Caremi Partners Ltd., disclaims beneficial ownership of such securities.

13) Intentionally left blank.

14) Represents 40,000 shares of Common Stock that may be purchased upon exercise of currently exercisable stock options issued in February 2005 as remuneration for services as a director at an exercise price of $0.1666 per share.

15) Consists of (i) 200,000 shares of Common Stock issuable on conversion of 200,000 shares of Series A Preferred Stock, (ii) 100,000 shares of Common Stock issuable upon conversion of Common Stock Warrants and (iii) 40,000 shares of Common Stock that may be purchased upon exercise of currently exercisable stock options issued in February 2005 as remuneration for services as a director at an exercise price of $0.1666 per share.

16) Includes 40,000 shares of Common Stock that may be purchased upon exercise of currently exercisable stock options issued in February 2005 as remuneration for services as a director at an exercise price of $0.1666 per share and 400,000 shares of common stock exerercisable in March 2007 under common stock purchase warrants.

17) Includes 2,075,000 shares of common stock and 50,000 shares of common stock issuable upon exercise of common stock purchase warrants.

18) Includes 532,963 shares of common stock issuable upon exercise of stock options. In addition, Mr. Berman purchased shares of Series B Convertible Preferred Stock, which is convertible into 500,000 shares of common stock. The terms of the Series B Convertible Preferred Stock restricts the ability of the shareholder to hold in excess of 4.99% of the issued and outstanding shares of common stock of the Company as determined in accordance with Section 13(d) of the Exchange Act. As the amount of shares of common stock currently held by Mr. Berman is in excess of 4.99%, such shares of common stock issuable upon conversion of the Series B Convertible Preferred Stock are not included in the calculation of his beneficial ownership.

19) On March 9, 2005, we entered into a series of agreements with Laurus Master Fund, Ltd., a Cayman Islands company, pursuant to which we issued the $3 Million Note, due March 9, 2008, the Laurus Warrant and the Laurus Option. The $3 Million Note is convertible into shares of our Common Stock at a fixed conversion rate of $0.83 per share, the Laurus Warrant provides for the purchase of up to 1,084,338 shares of Common Stock at a price of $0.50, as amended, each, subject to customary adjustments, until March 9, 2012, and the Laurus Option provides for the purchase of up to 643,700 shares of Common Stock at a price of $0.01 each, subject to customary adjustments, until March 9, 2013.

Laurus is not entitled to exercise the Laurus Warrant or Laurus Option, or convert its $3 Million Note, for that number of shares of Common Stock that would exceed the sum of (i) the number of shares of Common Stock beneficially owned by Laurus and its affiliates on an exercise or conversion date, and (ii) the number of shares of Common Stock issuable upon the exercise of the Laurus Warrant and Laurus Option, or conversion of the $3 Million Note, which would result in beneficial ownership by Laurus and its affiliates of more than 4.99% of the outstanding shares of our Common Stock.

On November 30, 2005, we issued to Laurus (i) a $9,200,000 in a secured term note and (ii) 1,108,434 shares of our common stock. The term note matures on November 30, 2009 and bears interest at a rate of 17.5% per annum, which interest is payable in two tranches. The first tranche bears interest at the rate of 10% and is payable on a monthly basis commencing December 1, 2005. The second tranche bears interest at the rate of 7.5% and is payable on a monthly basis commencing December 1, 2005, provided, that we may elect to add the second tranche to the principal of the term note. Commencing April 1, 2007, we are required to commence making monthly amortizing payments in the amount of $219,047.62. We may prepay the term note at any time without penalty.

On May 30, 2006, we entered into agreements with Laurus pursuant to which we sold debt and a warrant to purchase common stock of our company to Laurus in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The securities sold to Laurus included the following:

o     secured term note with a principal amount of $7,000,000; and

o a common stock purchase warrant to purchase 700,000 shares of common stock of our company, at a purchase price of $0.01 per share, exercisable until May 30, 2011

On June 12, 2006, we entered into an agreement with Laurus pursuant to which the May 2006 Warrant was rescinded, a new common stock purchase warrant (the "New May 2006 Warrant") was issued to Laurus and we paid Laurus $105,000. The New May 2006 Warrant, dated May 30, 2006, is exercisable to purchase up to 700,000 shares of common stock of our company, at an exercise price of $0.1667 per share, exercisable until May 30, 2011. The $7,000,000 less the payment of fees to the Laurus Capital Management LLC and the $105,000 paid to Laurus is currently held in a restricted account.

On August 10, 2006, we entered into an Amendment Agreement with Laurus pursuant to which Laurus agreed to remove its contractual ability to waive its ownership limitation of 4.99% of our issued and outstanding shares of common stock as provided under the March 2005 Note, the March 2005 Warrant and the March 2005 Option and the May 2006 Warrant. Further, the effectiveness date as set forth in the Amended and Restated Registration Rights Agreement entered with Laurus pursuant to which it agreed to file a registration statement registering the November 2005 Shares and the shares of common stock issuable upon conversion or exercise of the March 2005 Term Note, March 2005 Option and the March 2005 Warrant was extended to September 15, 2006.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

      We are authorized to issue up to 500,000,000 shares of Common Stock, par value $.0001. As of August 16, 2006, there were 20,911,837 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

      We have appointed Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, as transfer agent for our shares of Common Stock.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Florida law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

      The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately-negotiated transactions;

      o short sales that are not violations of the laws and regulations of any state or the United States;

      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

      o     through the writing of options on the shares

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

      The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

      The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

      The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

      The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

      We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

      If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

      The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

      The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                                                       Total
                                    Total Shares   Percentage of
                                   Held Including   Outstanding                               Percentage                Percentage
                                  Shares Issuable      Shares       Shares of     Beneficial   of Common                of Common
                                     Upon Full     Assuming Full      Common      Ownership      Stock     Beneficial     Stock
                                     Conversion      Conversion       Stock         Before      Before     Ownership      Owned
        Name of Selling                and/or          and/or      Included in     Offering    Offering    After the      After
          Stockholder               exercise(3)     exercise (3)  Prospectus (3)    (1)(2)      (1)(2)    Offering(4)  Offering(4)
--------------------------------  ---------------  -------------  --------------  ----------  ----------  -----------  -----------
Anasazi Partners III LC (7)            782,096          3.66%          961,000       782,096     3.36%         --           --
Anasazi Partners III Offshore
  Ltd. (8)                             687,096          3.21%          726,000       687,096     3.21%         --           --
Andre Schwitter III(9)                 280,000          1.32%          280,000       280,000     1.32%         --           --
Andrea Finnegan (10)                       500             *               500           500        *          --           --
Anthony Delfino (11)                    36,000             *            36,000        36,000        *          --           --
Antonio Justice (12)                    22,400             *            22,400        22,400        *          --           --
Arthur Diederich (13)                   40,000             *            40,000        40,000        *          --           --
Arthur Emil (14)                       320,000          1.51%          320,000       320,000     1.51%         --           --
Asset Managers International
  Ltd. (15)                            887,500          4.07%          887,500       887,500     4.07%         --           --
B2B Capital Corp. (16)                 840,000          3.86%          840,000       840,000     3.86%         --           --
Barbara A. Stein (10)                      500             *               500           500        *          --           --

Beth Davies (17)                        35,000             *            35,000        35,000        *          --           --
Betty Ann T. Rodia (10)                    500             *               500           500        *          --           --
BLC Associates Inc. (18)               140,000             *           140,000       140,000        *          --           --
Brenda Sellers (19)                     22,400             *            22,400        22,400        *          --           --
Bushido Capital Master Fund,
  LP (20)                              304,000          1.44%          304,000       304,000     1.44%         --           --
Carol S. Conley (10)                       500             *               500           500        *          --           --
CCM Master Qualified Fund
  Ltd. (23)                          8,469,556         28.83%       11,200,013     1,098,306     4.99%         --           --
Centrecourt Asset Management
  LLC (24)                              62,500             *            62,500             *        *          --           --
Christopher P. Baker (25)              446,000          2.11%          446,000       446,000     2.11%         --           --
Damien Callahan (10)                       500             *               500           500        *          --           --
David W. Harris (26)                    22,400             *            22,400        22,400        *          --           --
Dominic Bassani (28)                    56,000             *            56,000        56,000        *          --           --
Donald Scott (29)                       22,400             *            22,400        22,400        *          --           --
Donna Woerner (10)                         500             *               500           500        *          --           --
Drake Investments Ltd. (30)            600,000          2.87%          600,000       600,000     2.87%         --           --
Ehud Laska (31)                        250,000             *           250,000       250,000        *          --           --
Francina B. Webb (10)                      500             *               500           500        *          --           --
Frank Zuber (10)                           500             *               500           500        *          --           --
Frederick Smithline (32)               300,000          1.43%          300,000       300,000     1.43%         --           --
George Shelton III (33)                 56,000             *            56,000        56,000        *          --           --
Gregory Fortunoff (34)                 224,000             *           224,000       224,000        *          --           --

Guerrilla IRA Partners LP (35)         112,000             *           112,000       112,000        *          --           --
Guerrilla Partners LP (36)             112,000             *           112,000       112,000        *          --           --
IBF Fund Liquidating LLC (37)          671,141             *           671,141       671,141        *          --           --
Irene Feeley (38)                      231,731          1.10%          231,731       231,731     1.10%         --           --
James Burzotta IRA (40)                 65,883             *            65,883        65,883        *          --           --
Janet F. Caffrey (10)                      500             *               500           500        *          --           --
Jeff Cooke (41)                         40,000             *            40,000        40,000        *          --           --
Jennifer Crick (10)                        500             *               500           500        *          --           --
John Ermillio (42)                     333,334          1.59%          333,334       333,334     1.59%         --           --
Jonas Neilson (43)                      32,941             *            32,941        32,941        *          --           --
Joseph Frederick (10)                      500             *               500           500        *          --           --
Joseph McGarry (44)                     50,000             *            50,000        50,000        *          --           --
Karin Chipouras (10)                       500             *               500           500        *          --           --
Kathi L. Iossa (10)                        500             *               500           500        *          --           --
Kathy Jo Samalonis (10)                    500             *               500           500        *          --           --
Laurus Master Fund Ltd. (46)         6,332,850         24.23%        6,332,850     1,108,434     5.30%         --           --
Leonard and Beth Neuhaus (47)           70,000             *            70,000        70,000        *          --           --
Leonard Neuhaus (48)                   717,200          3.32%          717,200       717,200     3.32%         --           --
Loretta Steuer (10)                        500             *               500           500        *          --           --
Margaret M. Smith (10)                     500             *               500           500        *          --           --
Martin Smith (49)                       50,000             *            50,000        50,000        *          --           --
Mary Jo Rosen(10)                          500             *               500           500        *          --           --

Maryellen Vandegrift (10)                  500             *               500           500        *          --           --
Michael Bluestein (50)                 620,082          2.91%          620,082       620,082     2.91%         --           --
Michael Mallon (51)                     40,000             *            40,000        40,000        *          --           --
MW Crow Family LP (52)                 340,000          1.60%          340,000       340,000     1.60%         --           --
Nicole Epley (10)                          500             *               500           500        *          --           --
Paul D. D'Antonio (10)                     500             *               500           500        *          --           --
Rachel Scheiner (10)                       500             *               500           500        *          --           --
Randall McCathren (53)                 326,446          1.54%          326,446       326,446     1.54%         --           --
Randall McCathren 401K Plan
  FBO (54)                             140,000             *           140,000       140,000        *          --           --
Regan Flynn (10)                           500             *               500           500        *          --           --
Richard Berman (55)                  1,092,693          4.97%        1,232,963     1,092,693     4.97%         --           --
Richard Kaplan (56)                     36,000             *            36,000        36,000        *          --           --
Richard Smithline (57)               1,333,000          6.32%        1,333,000     1,333,000     6.32%         --           --
Richard Smithline as custodian
  for Andrew Smithline (58)            120,000             *           120,000       120,000        *          --           --
Richard Smithline as custodian
  for Robert Smithline (59)            120,000             *           120,000       120,000        *          --           --
Richard Smithline as custodian
  for William Smithline (60)           120,000             *           120,000       120,000        *          --           --
Richard Stierwalt (61)               1,979,727          9.47%        1,979,727     1,979,727     9.47%         --           --
Robert Bostian (62)                     50,000             *            50,000        50,000        *          --           --

Robert Smith(64)                       280,000          1.32%          280,000       280,000     1.32%         --           --
Ronald Loshin(65)                      151,481             *           151,481       124,385        *          --           --
Ronald Loshin 401K Plan Rollover
  FBO (66)                             391,012          1.84%          391,012       391,012     1.84%         --           --
Sheffield Enterprises, Inc. (67)        98,824             *            98,824        98,824        *          --           --
Sound Capital Partners LLC (68)        960,000          4.41%          960,000       960,000     4.41%         --           --
Stephen H. Rosen (69)                  920,000          4.21%          920,000       920,000     4.21%         --           --
Steven B. Ruchefsky (70)             2,440,000          11.7%           40,000     2,440,000     11.7%         --           --
Steven Ross(72)                        660,000          3.08%          660,000       660,000     3.08%         --           --
Tabitha Bush (10)                          500             *               500           500        *          --           --
TCMP3 Partners LP (73)                 560,000          2.61%          560,000       560,000     2.61%         --           --
Teresa Sweeney (10)                        500             *               500           500        *          --           --
The Pinnacle Fund LP(74)             3,580,080         14.62%        4,800,000     1,098,306     4.99%         --           --
Thomas J. Mackell, Jr. (75)             40,000             *            40,000        40,000        *          --           --
Uzi Zucker (76)                      1,720,000          7.81%        1,720,000     1,098,306     4.99%         --           --
Virginia Wentz (10)                        500             *               500           500        *          --           --
William J. Lovejoy Trust (77)          280,000          1.32%          280,000       280,000     1.32%         --           --
William Sarnoff (78)                   560,000          2.61%          560,000       560,000     2.61%         --           --
University of Indianapolis (79)         60,000             *            60,000        60,000        *          --           --
                                                                    ----------
    Total                                                           44,610,541
                                                                    ==========

* Less than one percent.

(1) These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time).

(2) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(3) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of convertible notes and shares of preferred stock and exercise of the warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the certain selling stockholders have contractually agreed to restrict their ability to convert their convertible notes and shares of preferred stock or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(4) Assumes that all securities registered will be sold.

(5) Intentionally left blank.

(6) Intentionally left blank.

(7) Represents (i) 240,000 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 96,000 shares issuable as dividends with respect to the Series A Convertible Preferred Stock, (iii) 70,000 shares issuable upon exercise of warrants, (iv) 200,000 issuable upon conversion of the Series B Convertible Preferred Stock, (vi) 80,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock and (vii) 275,000 shares of common stock. Christopher Baker, who holds sole voting and dispositive power with respect to the securities held by Anasazi Partners III, LLC disclaims beneficial ownership of such securities.

(8) Represents (i) 140,000 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 56,000 shares issuable as dividends with respect to the Series A Convertible Preferred Stock, (iii) 70,000 shares issuable upon exercise of warrants, (iv) 200,000 shares issuable upon conversion of the Series B Convertible Preferred Stock, (v) 80,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock and (vi) 180,000 shares of common stock. Christopher Baker who holds sole voting and dispositive power with respect to the securities held by Anasazi III Partners Offshore Ltd. disclaims beneficial ownership of such securities.

(9) Represents (i) 200,000 issuable upon conversion of the Series B Convertible Preferred Stock, and (ii) 80,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

(10) Represents shares of common stock issuable upon exercise of common stock purchase warrants at $1.00 per share issued in consideration of services provided to our company.

(11) Represents 36,000 shares issuable upon exercise of the warrants.

(12) Represents (i) 20,000 shares issuable upon conversion of the Series B Convertible Preferred Stock, and (ii)8,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

(13) Represents 40,000 shares issuable upon exercise of warrants.

(14) Includes (i) 200,000 shares issuable upon conversion of the Series B Convertible Preferred Stock, (ii) 80,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock, and (iii) 40,000 shares issuable upon exercise of the warrants.

(15) Represents (i) 500,000 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 200,000 shares issuable as dividends with respect to the Series A Convertible Preferred Stock, and (iii) 187,500 shares issuable upon exercise of the warrants. Mr. Quang Tran of Pentagon Capital Management plc, the financial advisor of Asset Managers International Ltd., who exercises voting and investment control over such securities, disclaims beneficial ownership of such securities.

(16) Represents (i) 600,000 shares issuable upon conversion of the Series B Convertible Preferred Stock, (ii) 240,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock. Dominick D' Alleva exercises voting and investment control over such securities.

(17) Represents (i) 30,000 shares issuable upon exercise of the debentures, and
(ii) 5,000 shares issuable upon exercise of the warrants.

(18) Represents (i) 100,000 shares issuable upon conversion of the Series B Convertible Preferred Stock, and (ii) 40,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock. Randall McCathren, President of BLC Associates, Inc., exercises voting and investment control over such securities.

(19) Represents (i) 20,000 shares issuable upon conversion of the Series B Convertible Preferred Stock, and (ii) 8,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock

(20) Represents (i) 100,000 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 40,000 shares issuable as dividends with respect to the Series A Convertible Preferred Stock, (iii) 50,000 shares issuable upon exercise of the warrants and (iv) 114,000 shares of common stock. Bushido Capital Partners, Ltd., a Cayman Island company, is the General Partner of Bushido Capital Master Fund, LP, a Cayman Island registered limited partnership, with the power to vote and dispose of the shares being registered on behalf of Bushido Capital Master Fund, LP. As such, Bushido Capital Partners, Ltd. may be deemed to be the beneficial owner of said shares. Christopher Rossman is the Managing Director of Bushido Capital Partners possessing the investment power to act on its behalf. Bushido Capital Partners, Ltd. and Christopher Rossman each disclaims beneficial ownership of the shares being registered by Bushido Capital Master Fund, LP.

(21) Intentionally left blank.

(22) Intentionally left blank.

(23) Represents (i) 7,000,008 shares issuable upon conversion of the Series C Convertible Preferred Stock, (ii) 2,800,003 shares issuable as dividends with respect to the Series C Convertible Preferred Stock and (iii) 1,400,002 shares of common stock issuable as penalties pursuant to the Series C Convertible Preferred Stock Subscription Agreement. The selling stockholder has contractually agreed to restrict its ability to convert their shares of preferred stock and/or convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholder exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Clint D. Coghill, director of CCM Master Qualified Fund, Ltd., exercises voting and investment control over such securities.

(24) Represents 62,500 shares issuable upon exercise of the warrants. Formerly known as DC Asset Management LLC. Mr. Richard Smithline, who exercises voting and investment control over such securities, disclaims beneficial ownership of such securities.

(25) Represents (i) 140,000 shares issuable upon the conversion of the Series A Convertible Preferred Stock, (ii) 56,000 shares issuable as dividends with respect to the Series A Convertible Preferred Stock, (iii) 70,000 shares issuable upon exercise of the warrants and (iv) 180,000 shares of common stock.

(26) Represents (i) 20,000 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 8,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

(27) Intentionally left blank.

(28) Represents (i) 50,000 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 20,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

(29) Represents (i) 20,000 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 8,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

(30) Represents 600,000 shares of common stock. The directors of Drake Investments Ltd. are Dudley R. Cottingham, S. Arthur Morris and Chris C. Morris, who have voting and investment control over such securities.

(31) Represents 250,000 shares issuable upon the exercise of warrants.

(32) Represents 170,000 shares of common stock.

(33) Represents (i) 50,000 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 20,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

(34) Represents (i) 200,000 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 80,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

(35) Represents (i) 100,000 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 40,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock. Leigh S. Curry, managing director, exercises voting and investment control over such securities.

(36) Represents (i) 100,000 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 40,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock. Leigh S. Curry, managing director, exercises voting and investment control over such securities.

(37) Represents 671,141 shares of common stock. Arthur Steinberg has voting and investment control over such securities.

(38) Represents (i) 100,000 shares issuable upon the conversion of the Series B Convertible Preferred Stock, (ii) 40,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock, (iii) 25,000 shares issuable upon the exercise of the warrants and (iv) 94,731 shares of common stock.

(39) Intentionally left blank.

(40) Represents (i) 58,824 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 23,530 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

(41) Represents 40,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(42) Represents 333,334 shares of common stock.

(43) Represents (i) 29,412 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 11,765 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

(44) Represents 50,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(45) Intentionally left blank.

(46) Represents (i) 2,796,378 shares issuable upon the exercise of the debentures, (ii) 2,428,038 shares issuable upon the exercise of the warrants and
(iii) 1,108,434 shares of common stock. The selling stockholder has contractually agreed to restrict its ability to convert their convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with
Section 13(d) of the Exchange Act. Laurus may not waive the 4.99% limitation. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Laurus Capital Management, L.L.C. may be deemed a control person of the shares owned by such entity. David Grin and Eugene Grin are the principals of Laurus Capital Management, L.L.C.

(47) Represents (i) 50,000 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 20,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

(48) Represents 717,200 shares issuable upon the exercise of the warrants.

(49) Represents 50,000 shares issuable upon the exercise of the warrants.

(50) Represents (i) 300,000 shares issuable upon the conversion of the Series B Convertible Preferred Stock, (ii) 120,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock, and (iii) 200,082 shares of common stock.

(51) Represents 40,000 shares issuable upon the exercise of the warrants.

(52) Represents 150,000 shares issuable upon the exercise of the warrants.

(53) Represents (i) 233,176 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 93,270 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

(54) Includes (i) 100,000 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 40,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

(55) Represents (i) 500,000 shares issuable upon the conversion of the Series B Convertible Preferred Stock, (ii) 200,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock, and (iii) 532,963 shares issuable upon the exercise of the warrants.

(56) Represents 36,000 shares issuable upon the exercise of the warrants.

(57) Represents 1,165,000 shares of common stock. .

(58) Represents 120,000 shares of common stock.

(59) Represents 120,000 shares of common stock.

(60) Represents 120,000 shares of common stock.

(61) Represents 1,979,727 shares of common stock.

(62) Represents 50,000 shares issuable upon the exercise of the warrants.

(63)Intentionally left blank.

(64) Represents (i) 200,000 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 80,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

(65) Represents (i) 111,058 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 44,423 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

(66) Represents (i) 279,294 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 111,718 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

(67) Represents (i) 88,236 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 35,294 shares issuable as dividends with respect to the Series B Convertible Preferred Stock. Paul Lampert, President of Sheffield Enterprises, Inc., exercises voting and investment control over such securities.

(68) Represents (i) 600,000 shares issuable upon the conversion of the Series C Convertible Preferred Stock, (ii) 240,000 shares issuable as dividends with respect to the Series C Convertible Preferred Stock and (iii) 120,000 shares of common stock issuable as penalty per the Series C Convertible Preferred Stock Subscription Agreement. Alan Landes, managing member of Sound Capital Partners LLC, exercises voting and investment control over such securities.

(69) Represents (i) 870,000 shares issuable upon the exercise of the debentures, and (ii) 50,000 shares issuable upon the exercise of the warrants.

(70) Represents 40,000 shares issuable upon the exercise of the warrants. In addition, Mr. Ruchefsky has voting and investment control over Caremi Partners Ltd., which owns 2,400,000 shares of common stock. Mr. Ruchefsky disclaims beneficial ownership of such securities.

(71) Intentionally left blank.

(72) Represents (i) 50,000 shares issuable upon the conversion of the Series B Convertible Preferred Stock, (ii) 20,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock, (iii) 440,000 shares issuable upon the exercise of the warrants and (iv) 150,000 shares of common stock.

(73) Represents (i) 400,000 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 160,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

(74) (i) 3,000,000 shares issuable upon the conversion of the Series C Convertible Preferred Stock, (ii) 1,200,000 shares issuable as dividends with respect to the Series C Convertible Preferred Stock and (iii) 600,000 shares of common stock issuable as penalty per the Series C Convertible Preferred Stock Subscription Agreement.. The selling stockholder has contractually agreed to restrict its ability to convert their shares of preferred stock or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholder exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Barry M. Kit, sole member of Pinnacle Fund Management, LLC, the General Partner of Pinnacle Advisers, LP, the General Partner of The Pinnacle Fund, LP exercises voting and investment control over such securities.

(75) Represents 40,000 shares of common stock issuable upon exercise of warrants.

(76) Represents (i) 800,000 shares issuable upon the conversion of the Series B Convertible Preferred Stock, (ii) 320,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock and (iii) 600,000 shares of common stock.

(77) Represents (i) 200,000 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 80,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

(78) Represents 60,000 shares of common stock.

(79) Represents (i) 400,000 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 160,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In November 2005 we granted Duncan Capital Group LLC and DCI Master LDC ("Optionees") a five-year option to purchase up to 250,000 shares of common stock in the company at an exercise price of $1.00 per share, in consideration for Optionee's agreeing, in connection with our acquisition of American Benefit Resources, Inc. ("ABR"), to enter into a put agreement with ABR and IBF Fund Liquidating LLC whereby Optionees may become obligated, between the second and third anniversaries of the closing of the acquisition, to repurchase, for up to $1 million, the shares delivered to IBF Fund Liquidating LLC as a portion of the purchase price of ABR.

In December 2005 we entered into a lease agreement with DC Associates for the lease of five offices and shared conference, reception, use of furniture and information technology services in Manhattan on a month-to-month basis at the rate of $15,000 per month per office, which we believe to be a fair market rate based upon our study of executive office suite rates in the midtown Manhattan area. The office space is approximately 1,500 square footage. DC Associates is controlled by Michael Crow, one of our principal shareholders. We have terminated the lease for our space in Manhattan as of July 1, 2006. Commencing July 1, 2006, we leased four offices from Cohen Tauber Spievack & Wagner LLP at the rate of $8,500 per month.. Arthur Emil, a director of our company, is a partner with Cohen Tauber Spievack & Wagner LLP. In addition, we lease office space in California from DC Associates at the rate of $2,000 per month for use by Steven Ross, our CEO. The California lease is month to month.

On January 1, 2006, we entered into an advisory agreement with DC Associates LLC to act as our financial consultant in arranging equity or debt financings in consideration for a monthly fee of $10,000 and a negotiated fee in connection with the closing of any public offering, private offering, merger or acquisition. DC Associates is controlled by Michael Crow, one of our principal shareholders. On November 24, 2004, Duncan issued and sold 2,500,000 shares of common stock, par value $0.001 per share, of Duncan to Duncan Capital Group LLC for $2,500. In connection with the ABR acquisition, the Series B and C private placements and the Laurus financing in the amount of $9,200,000, we paid DC Associates, LLC a fee of $600,000. Michael Crow is a shareholder and executive officer of Duncan Capital Group LLC.

                                  LEGAL MATTERS

      Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

      The consolidated financial statements of National Investment Managers, Inc, and its subsidiaries for the year ended December 31, 2005 and the period from December 13, 2004 through December 31, 2004 included in and made a part of this document have been audited by Rothstein, Kass & Company, P.C., independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

      The financial statements of Valley Forge Enterprises Ltd. and its subsidiaries for the years ended February 28, 2005 and February 29, 2004 included in and made a part of this document have been audited by Pressman Ciocca Smith LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

      On March 11, 2005, the Board of Directors notified S.W. Hatfield, CPA ("SWHCPA") of their termination as the independent auditor of the Company in conjunction with the March 9, 2005 change of control of the Company. No report by SWHCPA on the Company's financial statements for either of the past years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern opinion expressing substantial doubt about the ability of the Company to continue as a going concern. During the Company's two most recent fiscal years (ended December 31, 2004 and 2003) and from January 1 through March 11, 2005, there were no disagreements with SWHCPA on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure. There were no reportable events, as described in Item 304(a)(1)(iv)(B) of Regulation S-B, during the Company's two most recent fiscal years (ended December 31, 2004 and 2003) and from January 1, 2005 to the date of this Prospectus.

      On March 14, 2005, as a result of the change in control of the Company, we engaged Rothstein, Kass & Company, P.C. ("Rothstein Kass") as our new independent auditors. Since the merger was a reverse acquisition and Duncan was the acquirer for accounting purposes, the pre-acquisition financial statements of Duncan are now our historical financial statements, and those financial statements were audited by Rothstein Kass. We did not consult with Rothstein Kass at any time prior to the March 9, 2005 change in control or subsequent thereto, including the Company's two most recent fiscal years ended December 31, 2004 and 2003, and the subsequent interim period through the date of this Prospectus, regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

      We previously provided SWHCPA with a copy of a Current Report on Form 8-K with respect to the circumstances of its termination and requested that SWHCPA furnish us with a letter addressed to the Securities and Exchange Commission with a letter stating whether SWHCPA agreed with the above statements. The letter from SWHCPA reflecting its agreement with such statements filed as
Exhibit 16.1 to our Form 8-K filed with the Securities and Exchange Commission on March 15, 2005.

                              AVAILABLE INFORMATION

      We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of our company, filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

      We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov or by phone at 1-800-SEC-0330.


                                                          June 30,     December 31,
                                                           2006            2005
                                                        (Unaudited)     (Audited)
                                                       -------------   ------------
CURRENT ASSETS:
  Cash                                                  $   892,293     $ 5,964,192
  Accounts receivable, net                                1,871,475       1,678,797
  Non-trade receivable                                           --         150,000
  Prepaid financing costs                                   230,039         142,375
  Prepaid directors and officers liability insurance         73,937          12,222
  Prepaid expenses and other current assets                 338,266         272,326
                                                        -----------     -----------
    Total current assets                                  3,406,010       8,219,912
                                                        -----------     -----------
PROPERTY AND EQUIPMENT, net                                 845,329         701,433
                                                        -----------     -----------
OTHER ASSETS
Goodwill                                                 13,630,674       9,818,274
Customer lists/relationships                             16,307,603      13,984,332
Other intangibles                                         2,894,223       3,114,565
Deferred financing costs                                    516,770         301,996
Restricted cash                                           6,618,000              --
                                                        -----------     -----------
                                                         39,967,270      27,219,167
                                                        -----------     -----------
                                                        $44,218,609     $36,140,512
                                                        ===========     ===========
CURRENT LIABILITIES:
  Short-term debt                                                                --
  Long-term debt, current portion                       $ 2,704,225     $ 4,965,019
  Accounts payable                                          796,734         623,124
  Unearned revenues                                       2,807,626       2,309,084
  Accrued expenses and other current liabilities          1,751,540       2,336,244
                                                        -----------     -----------
    Total current liabilities                             8,060,125      10,233,471
                                                        -----------     -----------
LONG-TERM LIABILITIES:
  Long-term debt, less current portion                   17,462,972       9,731,448
  Preferred dividends payable                             1,073,602         413,101
  Derivative financial instruments                          237,623       1,296,422
  Deferred tax liability                                  4,041,496       2,676,788
                                                        -----------     -----------
    Total long-term liabilities                          22,815,693      14,117,759
                                                        -----------     -----------
      Total liabilities                                  30,875,818      24,351,230
                                                        -----------     -----------


COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:

         Preferred Stock, $.001 par value, 10,000,000 shares authorized;
           4,000,000 designated as Series A shares of which 3,620,000 and
           3,820,000 shares issued and outstanding (liquidation preference
           $3,620,000 and $3,820,000), respectively, 4,000,000 designated as
           Series B shares of which 3,815,000 shares issued and outstanding, liquidation preference $7,630,000) and 1,000,000 designated as Series
           C shares of which 883,334 shares issued and
           outstanding respectively, liquidation preference $10,600,008)                        8,318         8,518

         Common Stock, $.001 par value 100,000,000 shares authorized, 20,711,837               20,712        15,452
           and 15,452,110 shares issued and outstanding, respectively
         Additional paid-in capital                                                        19,204,583    15,058,742
         Accumulated deficit                                                               (5,890,822)   (3,293,430)
                                                                                          -----------   -----------
             Total stockholders' equity                                                    13,342,791    11,789,282
                                                                                          -----------   -----------
                                                                                          $44,218,609   $36,140,512
                                                                                          ===========   ===========


See accompanying notes to condensed consolidated financial statements

National Investment Managers Inc. Condensed Consolidated Statements of Operations For the six months ended,


                                   (Unaudited)


                                                             June 30, 2006   June 30, 2005
                                                             -------------   -------------
Revenues:                                                     $10,690,313     $ 1,169,153
                                                              -----------     -----------
Operating expenses
  Selling                                                         203,158         199,630
  General and administrative                                   10,122,786       1,191,232
  Depreciation and amortization                                 1,681,385         185,408
  Stock-based compensation                                        595,734           4,429
                                                              -----------     -----------
                                                               12,603,063       1,580,699
                                                              -----------     -----------
Operating loss                                                 (1,912,750)       (411,546)
                                                              -----------     -----------
Other income (expense):
  Reverse acquisition costs                                            --        (215,000)
  Gain on sale of subsidiary                                      166,568              --
  Change in fair value of derivative financial instruments      1,464,270
  Interest expense                                             (1,902,578)       (229,426)
  Interest, dividend and rental income                             16,306          24,445
                                                              -----------     -----------
                                                                 (255,434)       (419,981)
                                                              -----------     -----------

Loss before provision for income taxes                         (2,168,184)       (831,527)

Deferred income tax benefit                                       231,292          91,393
                                                              -----------     -----------

Net loss                                                       (1,936,892)       (740,134)

Preferred dividends                                              (660,500)       (125,903)
                                                              -----------     -----------

Net loss available to common shareholders                     $(2,597,392)    $  (866,037)
                                                              ===========     ===========

Basic and diluted loss per common share                       $     (0.13)    $     (0.07)
                                                              ===========     ===========

Weighted average number of common shares outstanding           19,764,000      12,860,000
                                                              ===========     ===========

See accompanying notes to condensed consolidated financial statements

National Investment Managers Inc. Condensed Consolidated Statements of Operations For the three months ended,


                                   (Unaudited)

                                                                 June 30, 2006   June 30, 2005
                                                                 -------------   -------------
Revenues:                                                         $ 6,056,006     $   613,489
                                                                  -----------     -----------
Operating expenses
  Selling                                                             122,208         126,296
  General and administrative                                        4,604,791         647,155
  Depreciation and amortization                                       845,484          97,869
  Stock based compensation                                            142,357           1,477
                                                                  -----------     -----------
                                                                    5,714,840         872,797
                                                                  -----------     -----------
Operating income (loss)                                               341,166        (259,308)
                                                                  -----------     -----------

Other income (expense):
  Change in fair value of derivative financial instruments          1,464,270              --
  Interest expense                                                 (1,114,304)       (191,906)
  Interest, dividend and rental income                                  5,349          21,362
                                                                  -----------     -----------
                                                                      355,315        (170,544)
                                                                  -----------     -----------

Income (loss) before provision for income taxes                       696,481        (429,852)

Deferred income tax benefit                                           231,292          69,421
                                                                  -----------     -----------

Net income (loss)                                                     927,773        (360,431)

Preferred dividends                                                  (329,750)        (57,300)
                                                                  -----------     -----------

Net income (loss) available to common shareholders                $   598,023     $  (417,731)
                                                                  ===========     ===========

Basic income (loss) per common share                              $      0.03     $     (0.03)
                                                                  ===========     ===========

Diluted income (loss) per common share                            $      0.02     $     (0.03)
                                                                  ===========     ===========

Weighted average number of common shares outstanding - basic       20,022,000      13,319,000
                                                                  ===========     ===========

Weighted average number of common shares outstanding - diluted     45,394,000      13,319,000
                                                                  ===========     ===========

See accompanying notes to condensed consolidated financial statements

National Investment Managers Inc. and Subsidiaries Consolidated Statements of Cash Flows


           (Unaudited)

                                             Six Months Ended   Six Months Ended
                                               June 30, 2006      June 30, 2005
                                             ----------------   ----------------
Net cash used in operating activities          $  (291,053)       $  (595,300)
                                               -----------        -----------
Cash flows from investing activities:
Purchases of property and equipment               (151,192)           (32,879)
Acquisition of PAS, net of cash acquired
  of $81,509                                             0            (69,054)
Acquisition of Valley Forge                     (3,397,500)                --
Acquisition of ABR                                 (10,000)                --
Proceeds from sale of MLK Group                    900,000
Decrease in receivable from ABR trustee             26,408
Cash acquired (reverse merger
  transaction)                                           0             10,618
Increase in restricted cash (for
  acquisition purposes)                         (6,618,000)        (2,500,000)
                                               -----------        -----------
Net cash used in investing activities           (9,250,284)        (2,591,315)
                                               -----------        -----------
Cash flows from financing activities:

Proceeds from convertible notes                          0          3,500,000
Proceeds from short-term debt                            0            110,000
Proceeds from long-term debt                     7,000,000
Payments on short-term debt and notes           (2,155,229)           (71,357)
Proceeds (costs) from common and
  preferred stock sales, net                         6,667            (58,242)
Payment of deferred financing
  costs                                           (382,000)          (179,000)
                                               -----------        -----------
Net cash provided by financing activities        4,469,438          3,301,401
                                               -----------        -----------
(Decrease) Increase in cash                     (5,071,899)           114,786
Cash, beginning of period                        5,964,192             89,779
                                               -----------        -----------
Cash, end of period                            $   892,293        $   204,565
                                               ===========        ===========
Supplemental disclosure of cash flow
  information:
Interest paid                                  $   800,901        $   144,568
                                               ===========        ===========
Supplemental disclosures of noncash
   investing and financing activities:
Accrued preferred dividends                    $   660,500        $   125,903
                                               ===========        ===========
Conversion of debt and accrued interest
  into common stock                            $        --        $   221,109
                                               ===========        ===========
Non-cash component of proceeds from sale of
  MLK Group                                    $   290,000        $        --
                                               ===========        ===========

Warrants and embedded conversion feature
  associated with debt financing               $   405,471        $ 1,180,000
                                               ===========        ===========



See accompanying notes to consolidated financial statements

In conjunction with the Company's acquisition of Valley Forge, common stock was issued and liabilities were assumed as follows:

Fair value of assets acquired                                       $ 8,542,000
Cash paid                                                            (3,397,500)
Common stock issued                                                  (3,444,500)
                                                                    -----------
Liabilities assumed                                                 $ 1,700,000
                                                                    ===========

               NATIONAL INVESTMENT MANAGERS INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 1. UNAUDITED STATEMENTS

The accompanying unaudited condensed consolidated financial statements included herein have been prepared in accordance with generally accepted accounting principles for interim period reporting in conjunction with the instructions to Form 10-QSB. Accordingly, these statements do not include all of the information required by generally accepted accounting principles for annual financial statements. In the opinion of management, all known adjustments (consisting of normal recurring accruals and reserves) necessary to present fairly the financial position, results of operations and cash flows as of and for the interim periods have been included. It is suggested that these interim condensed consolidated financial statements be read in conjunction with the consolidated financial statements and related notes included in National Investment Managers Inc. ("NIVM" or the "Company") Form 10-KSB for the year ended December 31, 2005.

The operating results for the three months and six months ended June 30, 2006 are not necessarily indicative of the results to be expected for the December 31, 2006 year end.

The condensed consolidated balance sheet as of December 31, 2005, as presented herein was derived from audited consolidated financial statements but does not include all disclosures required by generally accepted accounting principles.

NOTE 2. BACKGROUND

National Investment Managers Inc. ("NIM" or the "Company") is in the principal business of acquiring and managing operating entities that offer third party administration primarily of retirement plans, financial and investment advisory services and insurance products to small and medium sized businesses in the United States and to high-net worth individuals. As of June 30, 2006, the Company owned 14 operating units in seven states.

In order to pursue our strategy of purchasing small to medium-sized pension advisory, investment management and insurance organizations, we will need to seek additional equity or debt financing in the near future.

All significant intercompany transactions and balances have been eliminated in consolidation.

NOTE 3. DEBT

CONVERTIBLE NOTES PAYABLE -

In January 2005, we entered into an agreement to borrow up to $500,000 in senior secured notes (the "2005 Notes") from a principal stockholder. In January 2005, we borrowed $350,000 pursuant to this agreement. In May 2005, we borrowed an additional $150,000 under this facility. The 2005 Notes bore interest at the rate of 12% per annum and interest was payable quarterly in arrears on the last day of each quarter. Effective June 30, 2005, the lender elected to convert the 2005 Notes into convertible notes (the "2005 Convertible Notes"). The 2005 Convertible Notes had a term of three years and were convertible into common stock at $.68 per share. The 2005 Convertible Notes bore interest only for the first six months and amortized 1/30th per month thereafter, commencing October 10, 2005. The 2005 Convertible Notes were secured by a second lien on all of the Company's assets and guaranteed by each of the subsidiaries, subordinate in right of payment to the Laurus Master Fund, Ltd. convertible term note issued by the Company. The 2005 Convertible Notes were pre-payable in cash, at 115% of the principal amount thereof. The 2005 Convertible Notes were issued with a five year warrant (the "Five Year Warrant") to purchase 367,647 shares of common stock of the Company at $.1667 per share.

The Company determined the initial carrying value of the 2005 Convertible Notes by a two-step allocation process: first to the associated Five Year Warrant and second, to an embedded conversion option. First, the Company allocated the proceeds from the sale of the Note between the Note and the Five Year Warrant based upon their relative fair values, which resulted in recording a discount on the Note. The value of the Five Year Warrant was computed using the Black-Scholes option pricing model. Second, in accordance with Emerging Issues Task Force No. 00-27, "Application of Issue 98-5 to Certain Convertible Instruments", after allocating the Note proceeds as described above, the Company calculated the embedded conversion price and used it to measure the intrinsic value of the embedded conversion option. Since the conversion price was less than the fair value of the Company's stock at the closing date, an embedded conversion option was recorded as paid in capital.

As a result of the Company's allocations above, $350,000 of the principal amount of the Note was allocated to the Five Year Warrant and embedded conversion option. This amount was amortized as additional (non-cash) interest expense with a corresponding increase to the Note over the life of the Note until the Note was repaid.

On June 9, 2006, the Company prepaid the 2005 Convertible Notes in full by payment in the amount of $430,500.25, which represented 115% of the then outstanding principal amount of the Note and all accrued interest thereon.

During the six months ended June 30, 2006 and 2005, the Company amortized approximately $270,000 and $30,000, respectively, of non-cash interest expense related to this Note. During the three months ended June 30, 2006 and 2005, the Company amortized approximately $240,000 and $30,000, respectively, of non-cash interest expense related to this Note.

NOTE 4. NOTES PAYABLE - LAURUS MASTER FUND, LTD.

CONVERTIBLE NOTES PAYABLE

On March 9, 2005, we entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd. ("Laurus"), under which we issued and delivered to Laurus (i) a secured convertible term note in the principal amount of $3,000,000 (the "Note"), (ii) a Common Stock Purchase Warrant (the "Warrant"), entitling Laurus to purchase up to 1,084,338 shares of our Common Stock at a per share exercise price of $1.00, which exercise price was reduced to $.50 in connection with the May 30, 2006 financing (see below), and (iii) an option ("Option") entitling Laurus to purchase up to 643,700 shares of Common Stock at a per share purchase price of $0.01. The issuance and sale of the Note, the Warrant and the Option were made pursuant to the exemption from registration under Section 4(2) under the Securities Act of 1933, as amended (the "Act"), and Regulation D promulgated under the Act. Laurus has represented to the Company that Laurus is an accredited investor under the Act and the rules promulgated thereunder. Laurus has a lien on substantially all the assets of the Company.

At closing, $500,000 of Note proceeds were disbursed to the Company for working capital purposes. The Company paid fees to Laurus of $134,000 out of these gross proceeds and also paid $200,000 to settle outstanding liabilities of the registrant in connection with the acquisition of Duncan Capital Financial Group, Inc. We retained $166,000 of the proceeds for working capital purposes. The remaining $2,500,000 of Note proceeds were deposited by us at a bank in a restricted cash account under the control of Laurus ("Restricted Account"). The remaining funds were released by Laurus to the Company on August 2, 2005 in connection with an acquisition.

Laurus may, at any time, convert the outstanding indebtedness of the Note into shares of Common Stock at a price of $0.83 per share ("Fixed Conversion Price"), subject to adjustment for subsequent lower price issuances by the Company (subject to certain exceptions), as well as customary adjustment provisions for stock splits, combinations, dividends and the like. Subject to the restrictions on conversion by Laurus described below, Laurus is required to convert the monthly payment due on account of principal and interest, plus any other amounts under the Note that are due and unpaid ("Monthly Amount"), into shares of Common Stock if the following criteria ("Conversion Criteria") are met:(i) the average closing price of the Common Stock for the five consecutive trading days preceding such due date is greater than 120% of the Fixed Conversion Price, and
(ii) the amount of such conversion does not exceed 25% of the aggregate dollar trading volume of the Common Stock for the 22-day trading period immediately preceding the due date of the applicable Monthly Amount. If the Conversion Criteria are not met, Laurus must convert only such part of the Monthly Amount that meets the Conversion Criteria. Any part of the Monthly Amount due on a Repayment Date that Laurus has not been able to convert into shares of Common Stock due to failure to meet the Conversion Criteria must be paid by the Company in cash within three business days of the applicable monthly payment date.

The Warrant grants Laurus the right to purchase up to 1,084,338 shares of Common Stock at an exercise price of $.50 per share. The Warrant expires at the close of business on March 9, 2012. The exercise price of the Warrant is subject to adjustment for stock splits, combinations, dividends and the like.

The Option grants Laurus the right to purchase for cash up to 643,700 shares of Common Stock at an exercise price of $0.01 per share on or after the 75th day after Laurus delivers a notice to the Company stating that Laurus wishes to exercise all or a portion of the underlying Common Stock. The Option expires at the close of business on March 9, 2013. The exercise price of the Warrant is subject to adjustment for stock splits, combinations, dividends and the like.

The Company may pay amounts due under the Note in shares of Common Stock only so long as there is an effective registration statement under the Act covering the resale of such shares or an exemption from such registration is available under Rule 144 of the Act. In addition, Laurus is not entitled to receive shares of Common Stock upon exercise of the Warrant or the Option, upon payment of principal or interest on the Note, or upon conversion of the Note if such receipt would cause Laurus to be deemed to beneficially own in excess of 4.99% of the outstanding shares of Common Stock on the date of issuance of such shares.

Under the terms of a Registration Rights Agreement between Laurus and the Company, the Company is obligated to register the resale of the shares of Common Stock issuable upon payment or conversion of the Note and exercise of the Warrant and Option and have the registration statement declared effective by the Securities and Exchange Commission on or prior to July 7, 2005, which date was extended to August 15, 2006. If the registration statement is not declared effective within the time frame described, or if the registration is suspended other than as permitted in the registration rights agreement, the Company will be obligated to pay Laurus a fee equal to 1.5% of the outstanding principal amount of the Note for each 30-day period (pro rated for partial periods) that such registration obligations are not satisfied. Laurus has subsequently agreed to waive this provision. The Registration Rights Agreement was amended in connection with our entering into the November 30, 2005 term loan described below.

Pursuant to Paragraph 14 of EITF No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock", the Warrant and option issued in connection with the convertible notes payable meet the requirements of and are accounted for as a liability since the option and warrant contain registration rights where significant liquidated damages would be required to be paid to the holder in the event the Company failed to receive an effective registration. The embedded conversion option is also accounted for as a liability since the convertible notes payable are not considered "conventional convertible debt" under EITF 00-19 because of the anti-dilutive conversion price reset provision. The initial value of the option, warrant and embedded conversion option (collectively, "derivative financial instruments") was treated as a discount to the convertible notes payable and recorded as a liability. The Company calculated the initial value of the derivative financial instruments on the closing date of the transaction as being $1,172,688 as determined using a Black-Scholes option pricing model with the following assumptions: expected term - 3-8 years, volatility - 25%, risk free rate - 4%, and zero dividend yield. Using the Black-Scholes option-pricing method, the value of the derivative financial instruments are reassessed at each balance sheet date and marked to market as a derivative gain or loss until exercised or expiration. Upon exercise or conversion of the derivative financial instruments, the related liability is removed by recording an adjustment to additional paid-in-capital. The derivative financial instruments have a value of $165,099 at June 30, 2006.

The carrying value of the Note was initially recorded at $1,827,312. The debt discount amount will be amortized as additional (non-cash) interest expense with a corresponding increase to the Note over the life of the Note until such Note is repaid or converted to common stock. During the six months ended June 30, 2006 and 2005, the Company amortized approximately $251,000 and $167,000 of non-cash interest expense related to this Note. During the three months ended June 30, 2006 and 2005, the Company amortized approximately $120,000 and $119,000 of non-cash interest expense related to this Note.

SECURED TERM LOAN - NOVEMBER 30, 2005

On November 30, 2005, the Company entered into a Securities Purchase Agreement for the sale of (i) $9,200,000 in a secured term note (the "Term Note") and (ii) 1,108,338 shares of the Company's common stock (the "November 2005 Shares"). The closing of this financing occurred on November 30, 2005. The Term Note matures on November 30, 2009. The term Note bears interest at an aggregate rate of 17.5% per annum, which is payable in two tranches. The first tranche bears interest at the rate of 10% and is payable on a monthly basis commencing December 1, 2005. The second tranche bears interest at the rate of 7.5% and is payable on a monthly basis commencing December 1, 2005, provided, however, the Company may elect to add the second tranche to the principal of the Term Note. Commencing June 1, 2006, which date was subsequently extended to April 1, 2007, the Company is required to commence making monthly amortizing payments in the amount of $219,047.62. The Company may prepay at anytime the Term Note together with the secured convertible term note that the Company previously issued to Laurus in March 2005.

In addition, the Company also entered into an Amended and Restated Registration Rights Agreement (the "Amended Agreement") with Laurus pursuant to which it agreed to file a registration statement registering the November 2005 Shares and the shares of common stock issuable upon conversion or exercise of the secured convertible term note (the "March 2005 Term Note"), stock option and common stock purchase warrant issued to Laurus in March 2005. The Company must file such registration statement within 15 days of filing its Form 10-KSB for the year ended December 31, 2005 (which registration statement was filed in February
2006) and have the registration statement declared effective by August 15, 2006, which date was extended to September 15, 2006. The Company will be required to pay liquidated damages equal to 1.5% of the March 2005 Term Note on a monthly basis. The Amended Agreement extended the required filing and effective dates initially set forth in the registration rights agreement entered between the Company and Laurus in March 2005 that required the registration of the shares of common stock issuable upon conversion or exercise of the March 2005 Term Note, stock option and common stock purchase warrant issued to Laurus in March 2005.

The securities purchased by Laurus were offered and sold in a private placement transaction made in reliance upon exemptions from registration pursuant to
Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Laurus is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Of the $9,200,000 principal amount of the Term Note and November 2005 Shares, the Company has allocated $554,217 as the estimated value of the November 2005 Shares issued with the Term Note. This amount is being amortized as additional interest expense with a corresponding increase to notes payable over the life of the Term Note using the effective interest method until the Term Note is repaid. At June 30, 2006, approximately $78,000 has been amortized and the remaining balance of approximately $476,000 at June 30, 2006 is reflected as a reduction of notes payable.

SECURED TERM LOAN - MAY 30, 2006

On May 30, 2006, the Company entered into agreements with Laurus, pursuant to which the Company sold debt and a warrant to purchase common stock of the Company to Laurus in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The securities being sold to Laurus include the following:

o A secured term note with a principal amount of $7,000,000 (the "May 2006 Secured Note"); and

o A common stock purchase warrant to purchase 700,000 shares of common stock of the Company, at a purchase price of $0.01 per share, exercisable until May 30, 2011 (the "May 2006 Warrant").

On June 12, 2006, the Company and Laurus entered into an agreement pursuant to which the May 2006 Warrant was rescinded and a new common stock purchase warrant (the "New Warrant") was issued to Laurus. The New Warrant, dated May 30, 2006, is exercisable to purchase up to 700,000 shares of common stock of the Company, at an exercise price of $0.1667 per share, exercisable until May 30, 2011.

The $6.6 million proceeds from the May 2006 Secured Term Note, net of deferred financing costs, was placed into a restricted account with North Fork Bank. Such funds will be held in the restricted account and only released to the Company upon the Company (i) delivering audited financial statements for the most recent ended fiscal year and unaudited financial statements for all months that have elapsed since the end of such year for acquisition targets the Company intends to acquire (the "Financials") and (ii) the consummation of an equity financing in the amount of $3,500,000 by the Company (the "Equity Financing"). Upon delivery of the Financials and definitive documentation relating to the Equity Financing, Laurus shall authorize North Fork Bank to release an amount of funds solely within its discretion.

The May 2006 Secured Note is secured by a lien on substantially all of the Company's assets, the assets of the Company's subsidiaries and the cash held in the restricted account at North Fork Bank. Each of the Company's subsidiaries delivered to Laurus a guarantee of the Company's obligations to Laurus and the Company pledged its ownership interests in its subsidiaries to Laurus in connection with the March 2005 financing, which such guarantees and pledges also cover the May 2006 Secured Note. In the event of a default, Laurus has the right to accelerate payments under the May 2006 Secured Note and, in addition to any other remedies available to it, to foreclose upon the assets securing the May 2006 Secured Note.

The May 2006 Secured Note matures on May 30, 2010 and bears interest at a rate of up to 17.5% per annum, which is payable in two tranches. The first tranche bears interest at the rate of 10% and is payable on a monthly basis commencing July 1, 2006. Any amounts due under the first tranche shall be reduced by the dollar amount of interest earned on funds on deposit with North Fork Bank. The second tranche bears interest at the rate of 7.5% and is payable on a monthly basis commencing on the date the funds are released to the Company from the restricted account, provided, that the Company may elect to add the second tranche to the principal of the May 2006 Secured Note. Commencing April 1, 2007, the Company is required to commence making monthly amortizing payments equal to 1/60th of amounts outstanding under the May 2006 Secured Note that are not contained in the restricted account. If the funds have not been released from the restricted account by March 31, 2007, then the funds may be returned to Laurus. The Company may prepay the May 2006 Secured Note at any time without penalty.

Laurus has contractually agreed to restrict its ability to exercise its warrant and receive shares of the Company's common stock such that the number of shares of the Company common stock held by it after such exercise does not exceed 4.99% of the Company's then issued and outstanding shares of common stock.

The Company is obligated to file a registration statement registering the resale of shares of the Company's common stock issuable upon exercise of the Warrant. If the registration statement is not filed within 60 days of closing, or declared effective within 160 days of closing, or if the registration is suspended other than as permitted, in the registration rights agreement between the Company and Laurus, the Company is obligated to pay Laurus certain fees and the obligations may be deemed to be in default.

The Company paid a cash fee to Laurus Capital Management LLC, the manager of the Laurus Master Funds, Ltd., of $382,000.

Of the $7,000,000 principal amount of the May 2006 Secured Note and the May 2006 Warrant, the Company has allocated $405,471 as the estimated value of the November 2005 Shares issued with the Term Note. This amount is being amortized as additional interest expense with a corresponding increase to notes payable over the life of the Term Note using the effective interest method until the Term Note is repaid.

Pursuant to Paragraph 14 of EITF No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock", the May 2006 Warrant issued in connection with the note payable meets the requirements of and are accounted for as a liability since the May 2006 Warrant contains registration rights where significant liquidated damages would be required to be paid to the holder in the event the Company failed to receive an effective registration. The initial value of the May 2006 Warrant was treated as a discount to the convertible notes payable and recorded as a liability. The Company calculated the initial value of the derivative financial instrument on the closing date of the transaction as being $405,471 as determined using a Black-Scholes option pricing model with the following assumptions: expected term
- 5 years, volatility - 25%, risk free rate - 4%, and zero dividend yield. Using the Black-Scholes option-pricing method, the value of the derivative financial instruments are reassessed at each balance sheet date and marked to market as a derivative gain or loss until exercised or expiration. Upon exercise or conversion of the derivative financial instruments, the related liability is removed by recording an adjustment to additional paid-in-capital. The derivative financial instruments have a value of $72,525 at June 30, 2006.

AMENDMENT TO PREVIOUS LAURUS FINANCINGS IN CONNECTION WITH MAY 2006 LOAN

March 2005 Loan

On March 9, 2005, the Company issued to Laurus (i) a secured convertible term note in the principal amount of $3,000,000 (the "March 2005 Convertible Note"),
(ii) warrants entitling Laurus to purchase up to 1,084,338 shares of our common stock at a per share exercise price of $1.00 (the "March 2005 Warrant") and
(iii) an option to purchase up to 643,700 shares of our common stock at a per share purchase price of $0.01.

Amortizing payments of the outstanding principal amount of the March 2005 Convertible Note contained in the restricted account, referred to as the "Amortizing Principal Amount", began on July 1, 2005, in monthly installments of $ 14,705.88, which was increased to $100,912.78 following the release of funds from the restricted account, on the first day of each succeeding calendar month until paid, together with accrued and unpaid interest (whether by the payment of cash or by the conversion of such principal into common stock). In connection with the May 2006 financing, Laurus and the Company agreed that the Company will not be required to make its Amortizing Principal Amount payments commencing on June 1, 2006 through March 31, 2007. Such payments shall resume on April 1, 2007. In addition, the exercise price of the March 2005 Warrant was reduced from $1.00 to $0.50.

November 2005 Loan

On November 30, 2005, we issued to Laurus (i) a $9,200,000 in a secured term note (the "November 2005 Term Note") and (ii) 1,108,434 shares of our common stock. Commencing June 1, 2006, the Company was required to commence making monthly amortizing payments in the amount of $219,047.62. In connection with the May 2006 financing, Laurus and the Company agreed that the Company will not be required to make its monthly amortizing payments commencing on June 1, 2006 through March 31, 2007. Such payments shall resume on April 1, 2007.

AUGUST 10, 2006 AMENDMENT

On August 10, 2006, the Company entered into an Amendment Agreement with Laurus pursuant to which Laurus agreed to remove its contractual ability to waive its ownership limitation of 4.99% of the Company's issued and outstanding shares of common stock as provided under the March 2005 Note, the March 2005 Warrant and the March 2005 Option and the May 2006 Warrant. Further, the effectiveness date as set forth in the Amended and Restated Registration Rights Agreement entered with Laurus pursuant to which it agreed to file a registration statement registering the November 2005 Shares and the shares of common stock issuable upon conversion or exercise of the March 2005 Term Note, March 2005 Option and the March 2005 Warrant was extended to September 15, 2006.

NOTE 5. STOCKHOLDERS' EQUITY

During the six months ended June 30, 2006, stockholders' equity was increased as a result of

o stock-based compensation in the amount of approximately $596,000

o issuance of 4,150,000 shares of common stock valued at $3,444,500 in connection with the VFE acquisition

o the exercise of stock options in the amount of $6,667.

During the six months ended June 30, 2006, stockholders' equity was decreased as a result of preferred dividends of approximately $660,000 and the net loss.

NOTE 6. STOCK-BASED COMPENSATION

The Company complies with the fair value recognition provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 requires that compensation cost for all stock awards be calculated and recognized over the service period (generally equal to the vesting period). This compensation cost is determined using option pricing models intended to estimate the fair value of the awards at the grant date. An offsetting increase to stockholders' equity is recorded equal to the amount of the compensation expense charge. The fair value of issued stock options and warrants are estimated on the date of grant using the Black-Scholes option-pricing model including the following assumptions: expected volatility of 25.0%, expected dividend yield rate of 0%, expected life over the term, generally, 5 or 10 years, and a risk-free interest rate of 4.2%.

There was no cash flow effect resulting from these arrangements.

NOTE 7. NET INCOME (LOSS) PER COMMON SHARE

The Company complies with the accounting and reporting requirements of SFAS No. 128, "Earnings Per Share". Basic net income (loss) per common share includes no dilution and is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period. Diluted net income per common share reflects, in the periods in which they have a dilutive effect, the dilution which would occur upon the exercise of stock options. A reconciliation of the shares used in calculating basic and diluted net income per common share for the three months ended June 30, 2006 is as follows:

Weighted average shares outstanding - basic                      20,022,000
Shares issued on the assumed exercise of stock options            4,100,000
Shares issued on the assumed conversion of preferred shares      22,050,000
Less:assumed shares purchased under the treasury stock method      (778,000)
                                                                 ----------
Weighted average shares outstanding - diluted                    45,394,000
                                                                 ==========

Unexercised stock options and warrants to purchase common stock and Notes convertible into common stock as of June 30, 2006 and 2005, are as follows:

                            June 30, 2006   June 30, 2005
                            -------------   -------------
        Options                3,567,163       1,007,295
        Warrants               4,379,185       5,301,985
        Preferred stock       21,850,008       3,820,000
        Convertible notes      2,796,379       4,332,034
                              ----------      ----------
                              32,592,735      14,461,314
                              ==========      ==========


The foregoing common stock equivalents were excluded from the calculation of diluted net loss per common share for the six months ended June 30, 2006 and 2005 and for the three months ended June 30, 2005 since their inclusion would be anti-dilutive.

NOTE 8. ACQUISITION OF VALLEY FORGE ENTERPRISES, LTD.

On January 4, 2006 (effective January 1, 2006), NIM and its wholly-owned subsidiary, VFE Merger Corp. ("Merger Company"), a Pennsylvania corporation, entered into an Agreement and Plan of Merger (the "Agreement") with Valley Forge Enterprises, Ltd., a Pennsylvania corporation ("Valley Forge"), Jack C. Holland ("Holland") and Steven R. Eyer ("Eyer"). Holland and Eyer collectively owned 100% of the issued and outstanding capital stock of Valley Forge and are hereinafter sometimes referred to as the "Valley Forge Shareholders". Concurrent with the execution of the Agreement, Valley Forge merged into Merger Company resulting in the separate existence of Valley Forge ceasing and all rights, liabilities and assets being transferred to Merger Company (the "Merger") and the name of Merger Company being changed to "Valley Forge Enterprises, Ltd." In consideration for the Valley Forge Shareholders entering into the Merger, the Company issued an aggregate of 4,150,000 shares valued at $.83 per share of common stock of the Company to the Valley Forge Shareholders and made an aggregate payment in the amount of $3,155,500 to the Valley Forge Shareholders, for total consideration of $6,600,000.

The Company's strategy in purchasing Valley Forge was to acquire a pension advisory, investment management and general insurance agency organization with recurring revenue streams, and consolidate these businesses to take advantage of economies of scale, efficiencies, and cross-selling opportunities. Valley Forge had demonstrated stable revenue growth and cash flow with low client attrition rates. The Company plans to enhance revenues in Valley Forge through cross-selling within a more diversified service and product base, the introduction of higher-margin, non-traditional investment management services and products and higher client retention through improved service.

As part of the consideration received for the sale of Valley Forge to us, Holland and Eyer were each awarded a one year employment agreement, and agreed to be bound by three year non-compete and non-solicit agreements.

The acquisition of Valley Forge is accounted for under the purchase method of accounting in accordance with SFAS No. 141, "Business Combinations." Under the purchase method, assets acquired and liabilities assumed are recorded at their estimated fair values. Goodwill is recorded to the extent the purchase price, including certain acquisition and closing costs, exceeds the fair value of the net identifiable tangible and intangible assets acquired at the date of the acquisition.

The total purchase price for the acquisition of Valley Forge of $8,542,000 (including $242,000 of acquisition costs) is being allocated as follows:

                Assets acquired:
                     Property and equipment         $  100,000
                     Customer lists/relationships    3,680,000
                     Covenant not to compete           384,000
                     Employment agreements             200,000
                     Goodwill                        4,178,000
                                                    ----------
                                                     8,542,000
               Liabilities assumed:
                     Deferred tax liability          1,700,000
                                                    ----------
                   Net purchase price               $6,842,000
                                                    ==========


The identifiable intangible assets listed above will be amortized for book purposes over the estimated useful lives of the assets. The amortization of the identifiable intangible assets and goodwill are not deductible for tax purposes. Additional consideration or adjustments will be recorded in the consolidated financial statements as goodwill.

In connection with the Valley Forge acquisition, the Company became obligated to make an aggregate annual payment of $75,000 under a one-year employment agreement with each of Holland and Eyer. The Company also became obligated to issue options to purchase 50,000 shares of common stock at an exercise price of $1.00 per share and 50,000 shares of common stock at an exercise price of $.83 per share to Holland, 50,000 shares of common stock at an exercise price of $1.00 per share to Eyer and 21,500 shares of common stock at an exercise price of $1.00 per share to the employees of Valley Forge.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of National Investment Managers Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of National Investment Managers Inc. and Subsidiaries (collectively "the Company") as of December 31, 2005, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended and the period from December 13, 2004 (date of capitalization of Duncan Capital Financial Group, Inc., the "accounting acquirer" - see Note 1 to the consolidated financial statements) to December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of National Investment Managers Inc. and Subsidiaries as of December 31, 2005, and the results of their operations and their cash flows for the year then ended and for the period from December 13, 2004 (date of capitalization) to December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.






                                            /s/  Rothstein, Kass & Company, P.C.

Roseland, New Jersey
March 3, 2006

National Investment Managers Inc. and Subsidiaries Consolidated Balance Sheet

                                  December 31,
                                      2005
CURRENT ASSETS:


  Cash                                                             $  5,964,192
  Accounts receivable, net                                            1,678,797
  Non-trade receivable                                                  150,000
  Prepaid financing costs                                               142,375
  Prepaid directors and officers                                         12,222
  liability insurance
  Prepaid expenses and other current assets                             272,326
                                                                   ------------
    Total current assets                                              8,219,912
                                                                   ------------

PROPERTY AND EQUIPMENT, net                                             701,433
                                                                   ------------

OTHER ASSETS
Goodwill                                                              9,818,274
Customer lists/relationships                                         13,984,332
Other intangibles                                                     3,114,565
Deferred financing costs                                                301,996
                                                                   ------------
                                                                     27,219,167
                                                                   ------------
                                                                   $ 36,140,512
                                                                   ============
CURRENT LIABILITIES:
  Long-term debt, current portion                                  $  4,965,019
  Accounts payable                                                      623,124
  Unearned revenues                                                   2,309,084
  Accrued expenses and other current liabilities                      2,336,244
                                                                   ------------
    Total current liabilities                                        10,233,471
                                                                   ------------

LONG-TERM LIABILITIES:
  Long-term debt, less current portion                                9,731,448
  Preferred dividends payable                                           413,101
  Derivative financial instruments                                    1,296,422
  Deferred tax liability                                              2,676,788
                                                                   ------------

    Total long-term liabilities                                      14,117,759
                                                                   ------------

              Total liabilities                                      24,351,230
                                                                   ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:


Convertible preferred Stock, $.001 par value, 10,000,000 shares authorized;
  4,000,000 designated as Series A shares of which 3,820,000 shares issued and outstanding (liquidation preference $3,820,000), 4,000,000 designated as Series B shares of which 3,815,000 shares issued and outstanding, (liquidation preference $7,630,000) and 1,000,000 designated as Series C shares of which 833,334 shares issued and outstanding,
  (liquidation preference $10,600,008)                                  8,518

Common Stock, $.001 par value 100,000,000 shares
  authorized, 15,452,110 shares issued and outstanding                 15,452

Additional paid-in capital                                         15,058,742
Accumulated deficit                                                (3,293,430)
                                                                 ------------
  Total stockholders' equity                                       11,789,282
                                                                 ------------
                                                                 $ 36,140,512
                                                                 ============



See accompanying notes to consolidated financial statements

National Investment Managers Inc. and Subsidiaries Consolidated Statements of Operations



                                                                  Period from
                                                                  December 13,
                                                                 2004 (date of
                                                                capitalization)
                                                 Year Ended         through
                                                December 31,      December 31,
                                                    2005              2004
                                                ------------    ----------------

Revenues                                        $  4,824,528    $            --
                                                ------------    ---------------

Operating expenses:
 Selling expenses                                    393,100                 --
 General and administrative expenses               4,756,139             42,368
 Depreciation and amortization                       749,250                 --
 Stock based compensation                            293,867             38,976
                                                ------------    ---------------
                                                   6,192,356             81,344
                                                ------------    ---------------

Loss from operations                              (1,367,828)           (81,344)
                                                ------------    ---------------

Other income (expense)
 Reverse acquisition costs                          (215,000)                --
 Interest expense                                 (1,196,864)                --
 Change in fair value of derivative
    financial instruments                           (123,734)                --
 Interest, dividend and rental income                 66,336                 --
                                                ------------    ---------------

                                                  (1,469,262)                --
                                                ------------    ---------------

Loss before deferred income tax benefit           (2,837,090)           (81,344)

Deferred income tax benefit                           29,105              9,000
                                                ------------    ---------------

Net loss                                          (2,807,985)           (72,344)

Less: preferred stock dividends                     (413,101)                --
                                                ------------    ---------------

Loss available to common shareholders           $ (3,221,086)   $       (72,344)
                                                ============    ===============

Loss per common share - basic                   $      (0.24)   $         (0.01)
                                                ============    ===============

Weighted average common shares                    13,387,000         12,040,000
                                                ============    ===============



See accompanying notes to consolidated financial statements

National Investment Managers Inc. and Subsidiaries Consolidated Statements of Stockholders' Equity


                                                                             Additional                    Total
                                     Preferred Stock      Common Stock        Paid-In     Accumulated  Stockholders'
                                     Shares   Amount     Shares    Amount     Capital       Deficit        Equity

Issuance of shares to founders                $   --    2,500,000  $ 2,500  $        --   $        --  $       2,500

Private placement - common
  shares                                                9,540,000    9,540    1,580,460                    1,590,000

Private placement - Series A
  preferred                        3,820,000   3,820                          1,906,180                    1,910,000

Private placement closing
  costs and other                                                              (377,500)                    (377,500)

Stock based compensation                                                         38,976                       38,976

Loss available to common
  shareholders                                                                                (72,344)       (72,344)
                                   ---------------------------------------------------------------------------------

Balances, December 31, 2004        3,820,000   3,820   12,040,000   12,040    3,148,116       (72,344)     3,091,632

Private placement -
  Series B preferred               3,815,000   3,815                          3,811,185                    3,815,000

Private placement -
  Series C preferred                 883,334     883                          5,299,121                    5,300,004

Issuance of shares to
  employees                                                 1,900        2           (2)                          --

Issuance of shares in
  connection with purchase
  of Haddon                                               333,334      333      499,667                      500,000

Issuance of shares in
  connection with purchase
  of assets of ABR                                        671,141      671      999,329                    1,000,000

Issuance of shares in
  connection with debt
  financing                                             1,108,434    1,108      553,109                      554,217

Options, warrants and embedded
  conversion option
  associated with debt,
  net of deferred taxes                                                         246,000                      246,000

Preferred dividends                                                                          (413,101)      (413,101)

Debt and accrued interest
  converted to common stock                               294,813      295      220,814                      221,109

Stock based compensation                                                        293,867                      293,867

Common stock issued for
  consulting services                                     149,700      150       24,850                       25,000

Common stock issued for legal
  services                                                 18,788       19       18,769                       18,788

Common stock issued to FEST
  shareholders in reverse
  acquisition                                             834,000      834         (834)                          --

Cash acquired in merger                                                          11,502                       11,502

Private placement costs                                                         (66,751)                     (66,751)

Loss available to common
  shareholders                                                                             (2,807,985)    (2,807,985)
                                   ---------------------------------------------------------------------------------
Balances, December 31, 2005        8,518,334  $8,518   15,452,110  $15,452  $15,058,742  ($ 3,293,430)  $ 11,789,282
                                   =================================================================================

See accompanying notes to consolidated financial statements

National Investment Managers Inc. and Subsidiaries Consolidated Statements of Cash Flows



                                                                                                     Period from
                                                                                                     December 13,
                                                                                                     2004 (date of
                                                                                                    capitalization)
                                                                                     Year ended        through
                                                                                    December 31,      December 31,
                                                                                        2005             2004
                                                                                    ------------    ---------------
Cash flows from operating activities:
Net loss                                                                            $ (2,807,985)   $       (72,344)
Adjustments to reconcile net loss to net
  cash used in operating activities:
      Depreciation and amortization                                                      749,250
      Noncash interest                                                                   588,578
      Stock-based compensation                                                           293,867             38,976
      Stock issued for services                                                           43,788
      Deferred income tax benefit                                                        (29,105)            (9,000)
      Change in fair value of financial instruments                                      123,734
Increase (decrease) in cash attributable to changes
  in operating assets and liabilities
      Accounts receivable, net                                                           750,540
      Prepaid expenses and other current assets                                         (177,094)
      Other assets                                                                       232,544
      Accounts payable                                                                  (339,230)
      Unearned revenues                                                                  451,478
      Accrued expenses and other current liabilities                                  (1,887,001)               637
      Accrued interest payable                                                           335,316
                                                                                    ------------    ---------------
Net cash used in operating activities                                                 (1,671,320)           (41,731)
                                                                                    ------------    ---------------

Cash flows from investing activities:
Purchases of property and equipment                                                      (43,234)
Acquisition of PAS, net of cash acquired of $81,509 in 2004                             (233,340)        (3,026,388)
Acquisition of SHRA Group                                                             (2,216,884)
Acquisition of ABR, net of cash acquired of $284,884                                  (8,915,116)
Cash acquired (reverse merger transaction)                                                11,502
                                                                                    ------------    ---------------

Net cash used in investing activities                                                (11,397,072)        (3,026,388)
                                                                                    ------------    ---------------

Cash flows from financing activities:
Proceeds from long-term debt                                                          12,700,000
Payments on long-term debt                                                            (2,279,717)
Proceeds from 2005 preferred stock sales, net                                          9,048,253
Proceeds (costs) from 2004 common and preferred                                          (32,898)         3,157,898
  stock sales, net
Payment of deferred financing costs                                                     (492,833)

                                                                                    ------------    ---------------
Net cash provided by financing activities                                             18,942,805          3,157,898
                                                                                    ------------    ---------------

Increase in cash                                                                       5,874,413             89,779

Cash, beginning of period                                                                 89,779
                                                                                    ------------    ---------------
Cash, end of period                                                                 $  5,964,192    $        89,779
                                                                                    ============    ===============

Supplemental disclosure of cash flow information:
Interest paid                                                                       $    335,015    $            --
                                                                                    ============    ===============

Supplemental disclosures of non-cash investing and financing activities:
Accrued private placement closing costs                                             $         --    $        50,000
                                                                                    ============    ===============

Accrued preferred dividends                                                         $    413,101    $            --
                                                                                    ============    ===============

Conversion of debt and accrued interest into
  common stock                                                                      $    221,109    $            --
                                                                                    ============    ===============

Warrants and embedded conversion feature associated with
  debt financing                                                                    $    350,000    $            --
                                                                                    ============    ===============

Derivative financial instruments associated with
  debt financing                                                                    $  1,172,688    $            --
                                                                                    ============    ===============

Common stock issued with debt financing                                             $    554,217    $            --
                                                                                    ============    ===============

In conjunction with the Company's acquisitions (see Note 12), notes and common stock were issued and liabilities were assumed as follows:



                                    SHRA Group         ABR             PAS
                                       2005            2005            2004
                                   ------------    ------------    ------------

Fair value of assets acquired      $  6,113,638    $ 20,088,183    $  4,976,725
Cash paid                            (2,216,884)     (9,200,000)     (3,107,898)
Notes issued                           (900,000)             --        (365,635)
Common stock issued                    (500,000)     (1,000,000)             --
Accrued acquisition costs                    --              --         (27,500)
Due from seller                              --         150,000              --
                                   ------------    ------------    ------------
Liabilities assumed                $  2,496,754    $ 10,038,183    $  1,475,692
                                   ============    ============    ============



See accompanying notes to consolidated financial statements

               NATIONAL INVESTMENT MANAGERS INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--BACKGROUND, BASIS OF PRESENTATION AND REVERSE ACQUISITION TRANSACTION

National Investment Managers Inc. ("NIM" or the "Company") is in the principal business of acquiring and managing operating entities that offer third party administration primarily of retirement plans, financial and investment advisory services and insurance products to small and medium sized businesses in the United States and to high-net worth individuals. As of December 31, 2005, the Company owned 13 operating units in eight states.

On February 18, 2005, Fast Eddie Racing Stables, Inc. ("FEST"), a public "Shell Company", entered into an Agreement and Plan of Reorganization (the "Acquisition") with Duncan Capital Financial Group, Inc. ("DCFG"). On March 9, 2005, FEST completed the acquisition of DCFG. On March 15, 2005, FEST changed its name to National Investment Managers Inc. The Acquisition was effected through the exchange of 12,040,000 shares of common stock of FEST for 12,040,000 shares of common stock of DCFG and DCFG effectively became a wholly-owned subsidiary of FEST. Under the terms of the Agreement, the former shareholders of DCFG held approximately 94% of the outstanding common shares of FEST immediately after the effective time of the merger. In addition, each outstanding option and warrant to purchase DCFG common stock was converted into an option or warrant to purchase the number of shares of FEST common stock equal to the number of DCFG common shares underlying the option or warrant immediately prior to the closing of the transaction. Subsequent to the Acquisition, 3,820,000 shares of Series A Preferred stock of DCFG was surrendered in exchange for an equivalent number of preferred shares of NIM containing identical terms. As the former shareholders of DCFG control FEST after the transaction, the merger was accounted for as a reverse acquisition under which, for accounting purposes, this transaction is considered to be a capital transaction is substance, rather than a business combination. This results in the owners of DCFG (the "accounting acquirer") have actual or effective operating control of the Company after the transaction, with the shareholders of FEST (the "legal acquirer") continuing only as passive investors. No goodwill was recognized since FEST was a "Shell Company."

On December 13, 2004, DCFG, a recently incorporated company with no operations, acquired 100% of the capital stock of its wholly-owned subsidiaries, Pension Administration Services, Inc., Complete Investment Management Inc. of Philadelphia and MD Bluestein, Inc. ("PAS Group").

On August 2, 2005, NIM acquired 100% of the capital stock of its wholly-owned subsidiaries, Stephen H. Rosen & Associates, Inc., ("Rosen") and Haddon Strategic Alliance, Inc. ("Haddon") (collectively, the "SHRA Group").

On November 30, 2005, NIM acquired certain assets and liabilities of American Benefit Resources, Inc. ("ABR") and 100% of the capital stock of the wholly-owned subsidiaries of ABR, National Associates, Inc. N.W. ("National"), ABR Advisors, Inc. ("Advisors"), BPI/PPA, Inc. ("BPI"), Benefit Management, Inc. ("BMI"), MLK Capital Management, Inc. ("MLK Capital"), VEBA Administrators, Inc. dba Benefit Planning, Inc. ("VEBA") and AFC Enterprises, Inc. ("AFC"), (collectively the "ABR Group").

The accompanying 2005 consolidated financial statements include (i) the accounts of DCFG and the PAS Group from January 1, 2005 to December 31, 2005, (ii) the accounts of NIM (formerly FEST) from March 9, 2005 (the effective date of the reverse acquisition) to December 31, 2005,(iii) the accounts of the SHRA Group from August 2, 2005 to December 31, 2005 and, (iv) the accounts of the ABR Group from November 30, 2005 to December 31, 2005. The accompanying 2004 consolidated financial statements include the accounts of DCFG for the period from December 13, 2004 (date of capitalization) to December 31, 2004.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The Company's consolidated financial statements include the accounts of NIM and all of its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Revenue recognition

The Company adheres to the Security and Exchange Commission's (SEC) Staff Accounting Bulletin (SAB) No. 101 "Revenue Recognition in Financial Statements", as amended by SAB No. 104.

We generate revenue primarily from the following sources:

o Third party administration - We earn fees for the development and implementation of corporate and executive benefit programs as well as fees for the duration that these programs are administered.

o Financial planning and investment advisory fees and securities commissions - We receive commissions related to the sale of securities and certain investment-related insurance products as well as fees for offering financial advice through financial intermediaries and related services. These fees are based on a percentage of assets under management and are generally paid quarterly. We also charge fees for evaluations of the performance of portfolios.

o Insurance commissions - Insurance and annuity commissions paid by insurance companies are based on a percentage of the premium that the insurance company charges to the policyholder. First-year commissions are calculated as a percentage of the first twelve months premium on the policy and are earned in the year that the policy is originated. In many cases, we receive renewal commissions for a period following the first year, if the policy remains in force.

We recognize revenue from these sources as follows:

Third party administration.

o  Persuasive evidence of an arrangement between us and our client exists
o Delivery of a completed product to the client has occurred or the service has been provided to the customer
o  The price to the client is fixed and determinable
o  Collectibility of the sales price is reasonably assured

Financial planning and investment advisory fees and securities commissions.

o  As services are rendered
o  Contingent commissions are recorded as revenue when received

Insurance commissions.

o  The policy application is substantially complete
o  The premium is paid
o The insured party is contractually committed to the purchase of the insurance policy

NET LOSS PER COMMON SHARE

The Company complies with Statement of Financial Accounting Standards ("SFAS") No. 128, "Earning Per Share." Basic net loss per common share includes no dilution and is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding for the periods. Diluted net loss per common share is computed using the weighted average number of common shares outstanding for the periods plus the effect of any dilutive potential common shares. Dilutive potential common shares consist of the assumed exercise of stock options and warrants, the proceeds of which are then assumed to have been used to repurchase outstanding stock using the treasury stock method, and the assumed conversion of convertible notes and preferred stock.

Unexercised stock options and warrants to purchase common stock and notes and preferred stock convertible into common stock as of December 31, 2005 are as follows:

Options and warrants               7,599,273
Preferred stock                   21,450,000
Convertible notes                  4,066,051
                                  ----------
                                  33,115,324
                                  ==========

The foregoing common stock equivalents were excluded from the calculation of diluted net loss per common share since their inclusion would be anti-dilutive.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

Business segments

The Company operates in one business segment, within the financial services industry.

Cash and cash equivalents

For purposes of the consolidated statements of cash flows, cash equivalents consist of highly-liquid investments purchased with a remaining maturity of three months or less. The carrying amounts reported on the consolidated balance sheet approximate their fair value.

Stock-based compensation

The Company complies with the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 requires that compensation cost for all stock awards be calculated and recognized over the service period (generally equal to the vesting period). This compensation cost is determined using option pricing models intended to estimate the fair value of the awards at the grant date. An offsetting increase to stockholders' equity is recorded equal to the amount of the compensation expense charge. The fair value of issued stock options and warrants are estimated on the date of grant using the Black-Scholes option-pricing model including the following assumptions: expected volatility of 25.0%, expected dividend yield rate of 0%, expected life over the term, generally, 5 or 7 years, and a risk-free interest rate of 4.2%.

There was no cash flow effect resulting from these arrangements.

Contingent consideration

NIM has incorporated contingent consideration into the structure of certain acquisitions completed. These arrangements generally result in the payment of additional consideration to the sellers upon the satisfaction of certain events.

The additional cash payments or share issuances are contingent consideration accounted for under the Emerging Issues Task Force ("EITF") No. 95-8, "Accounting for Contingent Consideration Paid to the Shareholders of an Acquired Enterprise in a Purchase Business Combination", and is considered to be additional purchase consideration and will be accounted for as part of the purchase price of the firms when the outcome of the contingency is determinable beyond a reasonable doubt.

Property and equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives, generally 3 to 5 years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the terms of the leases.

Goodwill and other intangible assets

Goodwill represents the excess of cost over the fair value of net assets of businesses acquired. The Company accounts for goodwill under the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets". Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment, at least annually, in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets."

In accordance with SFAS No. 144, long-lived assets, such as property and equipment and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

No impairment losses have been recognized to date on goodwill or any of the Company's other intangible assets.

Income taxes

The Company complies with SFAS No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized.

Fair value of financial instruments

The fair value of the Company's assets and liabilities, which qualify as financial instruments under SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," approximate the carrying amounts presented in the consolidated balance sheet.

Derivative financial instruments

The Company accounts for non-hedging contracts that are indexed to, and potentially settled in, its own common stock in accordance with the provisions of EITF No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock". These non-hedging contracts accounted for in accordance with EITF No. 00-19 include freestanding warrants and options to purchase the Company's common stock as well as embedded conversion features that have been bifurcated from the host financing contract in accordance with the requirements of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". Under certain circumstances that could require the Company to settle these equity items in cash or stock, and without regard to probability, EITF 00-19 could require the classification of all or part of the item as a liability and the adjustment of that reclassified amount to fair value at each reporting date, with such adjustments reflected in the Company's consolidated statements of operations.

ARRANGEMENTS WITH OFF-BALANCE SHEET RISK - GUARANTEES

Financial Accounting Standards Board ("FASB") Interpretation ("FIN") No 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of the Indebtedness of Others", clarified the requirements of SFAS No. 5, Accounting for Contingencies, relating to a guarantor's accounting for the disclosures of certain guarantees issued. FIN 45 requires enhanced disclosures for certain guarantees. The Company has not entered into any guarantees.

LIQUIDITY

At December 31, 2005, the Company's working capital deficit and accumulated deficit was approximately $2.0 million and $3.3 million, respectively. Further, for the year ended December 31, 2005, the Company's first full year of operations, net loss and net cash used in operations were approximately $2.8 million and $1.7 million, respectively. Based upon management's current forecast of future revenues from its acquired businesses, its recent history of capital raising and other factors, the Company believes its cash resources will be adequate to support its acquisition rollup model and fund operations in 2006

NEW ACCOUNTING PRONOUNCEMENTS

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Correction - A Replacement of APB Opinion No. 20 and FASB Statement No. 3". SFAS No. 154 replaces APB Opinion No. 20, "Accounting Changes" (APB 20), and FASB Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements", and changes the requirements for the accounting for and reporting of a change in accounting principle. APB 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle. SFAS No. 154 defines retrospective application as the application of a different accounting principle to prior accounting periods as if that principle had always been used. SFAS No. 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate affected by a change in accounting principle. We are not required to adopt the provisions of SFAS No. 154 until June 1, 2006, although earlier adoption is permitted. We are currently evaluating the provisions of SFAS No. 154.

In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment", which establishes standards for transactions in which and entity exchanges its equity instruments for goods or services. Because the Company adopted the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation", the Company believes that SFAS No. 123(R) will not have a material impact on the consolidated financial statements; however, the Company will continue to assess the potential impact that the adoption of SFAS No. 123(R) will have on the classification of tax deductions for stock-based compensation.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets", which eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS No. 153 will be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not believe that the adoption of SFAS No. 153 will have a material impact on the consolidated financial statements.

NOTE 3--PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at December 31, 2005:



      Property and equipment
        (including $700,000 of fixed assets acquired
        through acquisitions)                                    $743,234
      Less: accumulated depreciation                            (  41,801)
                                                                ---------
                                                                 $701,433
                                                                ---------

Depreciation expense was $41,801 and $0 for the years ending December 31, 2005 and 2004, respectively.



NOTE 4--COMMITMENTS AND CONTINGENCIES

Contingent consideration arrangements

As discussed in Note 2, contingent consideration is recorded when the outcome of the contingency is determinable beyond a reasonable doubt. Contingent consideration paid to the former owners of the firms is considered to be additional purchase consideration.

LEASES

The Company rents office space under operating leases with various expiration dates. Future minimum lease commitments under these operating leases (which are subject to escalation clauses) as of December 31, 2005 are as follows:



2006                              $1,169,000
2007                               1,154,000
2008                               1,010,000
2009                               1,000,000
2010                                 848,000
Thereafter                           876,000
                                  ----------
Total Minimum Lease Payments      $6,057,000

Rent expense was approximately $354,000 and $0 for the years ended December 31, 2005 and 2004, respectively.

NOTE 5--ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

We carry our accounts receivable at cost less an allowance for doubtful accounts. We maintain allowances for doubtful accounts for estimated losses from clients' inability to make payments. We assess each account that is more than 60 daysdelinquent and other accounts when information known to us indicates amounts may be uncollectible. In order to estimate the appropriate level of the allowance, we consider such factors as historical bad debts, current client creditworthiness, changes in client payment patterns and any correspondence with the client. If the financial condition of our clients were to deteriorate and impair their ability to make payments, additional allowances might be required in future periods. Our allowance for doubtful accounts as of December 31, 2005 and 2004 was approximately $359,000 and $11,000, respectively.

NOTE 6 --ACCRUED LIABILITIES

Accrued liabilities consists of the following at December 31, 2005:



Professional fees                                  $    133,480
Termination of lease                                    200,000
Interest                                                350,862
Post employment                                         295,000
Payroll and payroll related                             507,710
Advances                                                457,536
Vacation                                                179,868
Commission                                              112,901
Contingent payments                                      79,220
Other                                                    19,667
                                                   ------------
                                   $ 2,336,244
                                                   ============



NOTE 7--LONG-TERM DEBT

Summary and future maturities

At December 31, 2005, long-term debt consisted of the following:



Convertible notes payable                                    $    450,000
Convertible notes payable (Laurus Master Fund, Ltd.)            2.825,557
Secured term loan (Laurus Master Fund, Ltd)                     9,259,417
Seller notes                                                    3,536,421
Capitalized leases                                                172,820
                                                             ------------
                                                               16,244,215
Less: unamortized debt discount                                (1,547,748)
                                                             ------------
                                                             $ 14,696,467
                                                             ============

Principal payments due on long-term debt are as follows:



Year ending December 31,
         2006              $ 5,092,835
         2007                5,536,850
         2008                3,121,552
         2009                2,492,978
                           -----------
         Total             $16,244,215
                           ===========



CONVERTIBLE NOTES PAYABLE

In January 2005, we entered into an agreement to borrow up to $500,000 in senior secured notes (the "2005 Notes") from a principal stockholder. In January 2005, we borrowed $350,000 pursuant to this agreement. In May 2005, we borrowed an additional $150,000 under this facility. The 2005 Notes bear interest at the rate of 12% per annum and interest is payable quarterly in arrears on the last day of each quarter. Effective June 30, 2005, the lender elected to convert the 2005 Notes into convertible notes (the "2005 Convertible Notes"). The 2005 Convertible Notes have a term of three years and are convertible into common stock at $.68 per share. The 2005 Convertible Notes shall be interest only for the first six months and shall amortize 1/30th per month thereafter, commencing October 10, 2005. The 2005 Convertible Notes shall be secured by a second lien on all of the Company's assets and guaranteed by each of the subsidiaries, subordinate in right of payment to the Laurus Master Fund, Ltd. convertible term note issued by the Company. The 2005 Convertible Notes are pre-payable in cash, at 115% of the principal amount thereof. The 2005 Convertible Notes are to be issued with a five year warrant (the "Five Year Warrant") to purchase 367,647 shares of common stock of the Company at $.1667 per share.

The Company determined the initial carrying value of the 2005 Convertible Notes by a two-step allocation process: first to the associated Five Year Warrant and second, to an embedded conversion option. First, the Company allocated the proceeds from the sale of the Note between the Note and the Five Year Warrant based upon their relative fair values, which resulted in recording a discount on the Note. The value of the Five Year Warrant was computed using the Black-Scholes option pricing model. Second, in accordance with EITF No. 00-27, "Application of Issue 98-5 to Certain Convertible Instruments", after allocating the Note proceeds as described above, the Company calculated the embedded conversion price and used it to measure the intrinsic value of the embedded conversion option. Since the conversion price was less than the fair value of the Company's stock at the closing date, an embedded conversion option was recorded as additional paid-in capital.

As a result of the Company's allocations above, $350,000 of the principal amount of the Note was allocated to the Five Year Warrant and embedded conversion option. This amount will be amortized as additional (non-cash) interest expense with a corresponding increase to the Note over the life of the Note until such
Note is repaid or converted to common stock. During the year ended December 31, 2005, the Company amortized approximately $90,000 of non-cash interest expense related to this Note.

SELLER FINANCING

In connection with our acquisition strategy, part of the purchase price is paid through seller financed instruments. In addition, certain sellers advance funds on a short-term basis for minimum working capital purposes. As of December 31, 2005, total funds due to former owners were $3,536,421. Of this amount, $2,082,040 is due in 2006 and $1,454,381 in 2007. Seller financed instruments bear interest at rates between 5% and 12%. All seller financed instruments are uncollateralized except for three series of notes which are secured by the stock of the subsidiary which the sellers sold.

INSURANCE PREMIUM FINANCING

In February 2005, we entered into an agreement to finance a $110,000 annual premium for directors' and officers' liability insurance with an unrelated third party. The notes were paid monthly, with a payment stream of $16,500 in February 2005 and payments of $9,574 from March through December 2005.

NOTE 8 -- NOTES PAYABLE - LAURUS MASTER FUND, LTD.

CONVERTIBLE NOTES PAYABLE

On March 9, 2005, we entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd. ("Laurus"), under which we issued and delivered to Laurus (i) a secured convertible term note in the principal amount of $3,000,000 (the "Note"), (ii) a Common Stock Purchase Warrant (the "Warrant"), entitling Laurus to purchase up to 1,084,338 shares of our Common Stock at a per share exercise price of $1.00, and (iii) an option ("Option") entitling Laurus to purchase up to 643,700 shares of Common Stock at a per share purchase price of $0.01. The issuance and sale of the Note, the Warrant and the Option were made pursuant to the exemption from registration under Section 4(2) under the Securities Act of 1933, as amended (the "Act"), and Regulation D promulgated under the Act. Laurus has represented to the Company that Laurus is an accredited investor under the Act and the rules promulgated thereunder. Laurus has a lien on substantially all the assets of the Company.

At closing, $500,000 of Note proceeds were disbursed to the Company for working capital purposes. The Company paid fees to Laurus of $134,000 out of these gross proceeds and also paid $200,000 to settle outstanding liabilities of FEST in connection with the acquisition of Duncan Capital Financial Group, Inc. We retained $166,000 of the proceeds for working capital purposes. The remaining $2,500,000 of Note proceeds were deposited by us at a bank in a restricted cash account under the control of Laurus ("Restricted Account"). The remaining funds were released by Laurus to the Company on August 2, 2005 in connection with the SHRA Group acquisition.

Laurus may, at any time, convert the outstanding indebtedness of the Note into shares of Common Stock at a price of $0.83 per share ("Fixed Conversion Price"), subject to adjustment for subsequent lower price issuances by the Company (subject to certain exceptions), as well as customary adjustment provisions for stock splits, combinations, dividends and the like. Subject to the restrictions on conversion by Laurus described below, Laurus is required to convert the monthly payment due on account of principal and interest, plus any other amounts under the Note that are due and unpaid ("Monthly Amount"), into shares of Common Stock if the following criteria ("Conversion Criteria") are met:(i) the average closing price of the Common Stock for the five consecutive trading days preceding such due date is greater than 120% of the Fixed Conversion Price, and
(ii) the amount of such conversion does not exceed 25% of the aggregate dollar trading volume of the Common Stock for the 22-day trading period immediately preceding the due date of the applicable Monthly Amount. If the Conversion Criteria are not met, Laurus must convert only such part of the Monthly Amount that meets the Conversion Criteria. Any part of the Monthly Amount due on a Repayment Date that Laurus has not been able to convert into shares of Common Stock due to failure to meet the Conversion Criteria must be paid by the Company in cash within three business days of the applicable monthly payment date.

The Warrant grants Laurus the right to purchase up to 1,084,338 shares of Common Stock at an exercise price of $1.00 per share commencing March 9, 2005. The Warrant expires at the close of business on March 9, 2012. The exercise price of the Warrant is subject to adjustment for stock splits, combinations, dividends and the like.

The Option grants Laurus the right to purchase for cash up to 643,700 shares of Common Stock at an exercise price of $0.01 per share on or after the 75th day after Laurus delivers a notice to the Company stating that Laurus wishes to exercise all or a portion of the underlying Common Stock. The Option expires at the close of business on March 9, 2013. The exercise price of the Warrant is subject to adjustment for stock splits, combinations, dividends and the like.

The Company may pay amounts due under the Note in shares of Common Stock only so long as there is an effective registration statement under the Act covering the resale of such shares or an exemption from such registration is available under Rule 144 of the Securities and Exchange Act of 1933. In addition, Laurus is not entitled to receive shares of Common Stock upon exercise of the Warrant or the Option, upon payment of principal or interest on the Note, or upon conversion of the Note if such receipt would cause Laurus to be deemed to beneficially own in excess of 4.99% of the outstanding shares of Common Stock on the date of issuance of such shares. Such provision may be waived by Laurus upon 75 days prior written notice to the Company.

Under the terms of a Registration Rights Agreement between Laurus and the Company, the Company is obligated to register the resale of the shares of Common Stock issuable upon payment or conversion of the Note and exercise of the Warrant and Option and have the registration statement declared effective by the Securities and Exchange Commission on or prior to July 7, 2005, which date was extended to August 15, 2006. If the registration statement is not declared effective within the time frame described, or if the registration is suspended other than as permitted in the registration rights agreement, the Company will be obligated to pay Laurus a fee equal to 1.5% of the outstanding principal amount of the Note for each 30-day period (pro rated for partial periods) that such registration obligations are not satisfied. Laurus has subsequently agreed to waive this provision. The Registration Rights Agreement was amended in connection with our entering into the November 30, 2005 term loan described below.

Pursuant to Paragraph 14 of EITF No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock", the warrant and option issued in connection with the convertible notes payable meet the requirements of and are accounted for as a liability since the option and warrant contain registration rights where significant liquidated damages would be required to be paid to the holder in the event the Company failed to receive an effective registration. The embedded conversion option is also accounted for as a liability since the convertible notes payable are not considered "conventional convertible debt" under EITF 00-19 because of the anti-dilutive conversion price reset provision. The initial value of the option, warrant and embedded conversion option (collectively, "derivative financial instruments") was treated as a discount to the convertible notes payable and recorded as a liability. The Company calculated the initial value of the derivative financial instruments on the closing date of the transaction as being $1,172,688 as determined using a Black-Scholes option pricing model with the following assumptions: expected term - 3-8 years, volatility - 25%, risk free rate - 4%, and zero dividend yield. Using the Black-Scholes option-pricing method, the value of the derivative financial instruments are reassessed at each balance sheet date and marked to market as a derivative gain or loss until exercised or expiration. Upon exercise or conversion of the derivative financial instruments, the related liability is removed by recording an adjustment to additional paid-in-capital. The derivative financial instruments have a value of $1,296,422 at December 31, 2005 and the Company recognized a derivative loss of $123,734 from the initial value date to December 31, 2005.

The carrying value of the Note was initially recorded at $1,827,312. This amount will be amortized as additional (non-cash) interest expense with a corresponding increase to the Note over the life of the Note until such Note is repaid or converted to common stock. During the year ended December 31, 2005, the Company amortized approximately $439,000 of non-cash interest expense related to this Note.

SECURED TERM LOAN

On November 30, 2005, the Company entered into a Securities Purchase Agreement for the sale of (i) $9,200,000 in a secured term note (the "Term Note") and (ii) 1,108,338 shares of the Company's common stock (the "November 2005 Shares"). The closing of this financing occurred on November 30, 2005. The Term Note matures on November 30, 2009. The term Note bears interest at an aggregate rate of 17.5% per annum, which is payable in two tranches. The first tranche bears interest at the rate of 10% and is payable on a monthly basis commencing December 1, 2005. The second tranche bears interest at the rate of 7.5% and is payable on a monthly basis commencing December 1, 2005, provided, however, the Company may elect to add the second tranche to the principal of the Term Note. Commencing June 1, 2006, the Company is required to commence making monthly amortizing payments in the amount of $219,047.62. The Company may prepay at anytime the Term Note together with the secured convertible term note that the Company previously issued to Laurus in March 2005.

In addition, the Company also entered into an Amended and Restated Registration Rights Agreement (the "Amended Agreement") with Laurus pursuant to which it agreed to file a registration statement registering the November 2005 Shares and the shares of common stock issuable upon conversion or exercise of the secured convertible term note (the "March 2005 Term Note"), stock option and common stock purchase warrant issued to Laurus in March 2005. The Company must file such registration statement within 15 days of filing its Form 10-KSB for the year ended December 31, 2005 (which registration statement was filed in February
2006) and have the registration statement declared effective by August 15, 2006. The Company will be required to pay liquidated damages equal to 1.5% of the March 2005 Term Note on a monthly basis. The Amended Agreement extended the required filing and effective dates initially set forth in the registration rights agreement entered between the Company and Laurus in March 2005 that required the registration of the shares of common stock issuable upon conversion or exercise of the March 2005 Term Note, stock option and common stock purchase warrant issued to Laurus in March 2005.

The securities purchased by Laurus were offered and sold in a private placement transaction made in reliance upon exemptions from registration pursuant to
Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Laurus is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Of the $9,200,000 principal amount of the Term Note and November 2005 Shares, the Company has allocated $554,217 as the estimated value of the November 2005 Shares issued with the Term Note. This amount is being amortized as additional interest expense with a corresponding increase to notes payable over the life of the Term Note using the effective interest method until the Term Note is repaid. At December 31, 2005, approximately $11,198 has been amortized and the remaining balance of approximately $543,019 at December 31, 2005 is reflected as a reduction of notes payable.

NOTE 9--STOCKHOLDERS' EQUITY

The historical stockholders' equity of DCFG (the accounting acquirer) consisted of 12,040,000 shares of $.001 par value common stock and 3,820,000 shares of $.001 par value Series A convertible preferred stock. Except for 2,500,000shares of common stock issued to the founder of DCFG, the historical stockholders' equity (capitalization) of DCFG was derived from a December 2004 private placement (discussed below).

The consolidated statements of stockholders' equity have been presented to reflect the number of shares received by the stockholders of DCFG in the reverse acquisition (see Note 1 - Background, Basis of Presentation and Reverse Acquisition Transaction). The 834,000 shares issued in connection with the reverse acquisition transaction represent the outstanding shares of FEST, whose net assets consisted solely of cash of approximately $11,000, prior to the effectuation of the reverse acquisition transaction.

During the year ended December 31, 2005, stockholders' equity was also increased as a result of (i) the issuance of 1,108,434 shares of common stock valued at $554,217 associated with the Laurus Note (see Note 8) (ii) the recognition of approximately $350,000, offset by a deferred tax liability of $104,000, of value associated with the warrant and an embedded conversion option associated with convertible notes payable (see Note 7) (iii) the conversion of approximately $221,000 of notes payable (initially recorded in connection with the PAS Group acquisition) and accrued interest into approximately 295,000 shares of common stock, (iv) the issuance of 333,334 shares of common stock in consideration for $500,000 in connection with the acquisition of the SHRA group, (v) stock based compensation of approximately $294,000, (vi) the sale of 3,815,000 shares of Series B Preferred Stock resulting in net proceeds of approximately $3,815,000,
(vii) the sale of 883,334 shares of Series C Preferred Stock resulting in net proceeds of approximately $5,300,000, (viii) the issuance of 671,141 shares of common stock in consideration for $1,000,000 in connection with the acquisition of ABR, (ix) the issuance of 149,700 shares of common stock valued at $25,000 for consulting services, and (x) the issuance of approximately 19,000 shares of common stock valued at $19,000 for legal services.

During the year ended December 31, 2005, stockholders' equity was decreased as a result of the accrual of preferred dividends of approximately $413,000and private placement costs of approximately $67,000.

SALES OF EQUITY SECURITIES

DECEMBER 2004 PRIVATE PLACEMENT

During December 2004, DCFG sold securities in a private placement to accredited investors for gross proceeds of $3.5 million. The offering consisted of the sale of 9,540,000 shares of common stock at a price per share of one sixth of a dollar. In addition, 3,820,000 shares of Series A Convertible Preferred Stock were sold at a price of $.50 per share. The purchasers of Series A Convertible Preferred Stock were also issued warrants to purchase one share of common stock for every two shares of Series A Convertible Preferred Stock purchased (1,910,000 warrants were issued) at an exercise price of one sixth of a dollar for a period of five years from the date of the closing of the placement. Each share of Series A Convertible Preferred Stock is convertible into one share of common stock. Subsequent to the Acquisition, 3,820,000 shares of Series A Convertible Preferred Stock and 1,910,000 common stock purchase warrants issued in connection with the Series A Convertible Preferred Stock offering of DCFG were surrendered in exchange for an equivalent number of Series A Convertible Preferred shares and common stock purchase warrants of NIM containing identical terms.

Each share of Series A Convertible Preferred Stock is convertible, at any time at the option of the holder, into one share of common stock of the Company ("Common Stock"). The Series A Convertible Preferred Stock will be automatically converted into Common Stock upon (i) the approval of the holders of a majority of the then outstanding Preferred Stock or (ii) the closing of a firm commitment underwritten public offering of the Company's securities in which the aggregate gross proceeds to the Company are not less than $10,000,000 at a price equal to or higher than $2.00 per share of common stock. Holders of the Preferred Stock are entitled to receive, when declared by the Company's board of directors, annual dividends of $0.06 per share of Preferred Stock paid on a semi-annually. Such dividends may be paid, at the election of the Company, either (i) in cash,
(ii) in registered common stock of the Company or (iii) in restricted shares of common stock of the Company with piggyback registration rights. In the event that the Company elects to issue shares of common stock in connection with the dividend on the Preferred Stock, such dividend shares shall be determined by dividing the dividend amount by 98% of the volume-weighted average price of the common stock for the 20 trading days immediately preceding the record date for payment of such dividend (the "Dividend VWAP"); provided, however, if the Company unable to determine the Dividend VWAP, then such dividend shall be determined by dividing the dividend amount by the average of the three highest closing bid prices during the 20 trading days immediately preceding the record date for payment of such dividend. The Company granted the Investors piggyback registration rights.

In addition to any voting rights provided by law, holders of the Series A Convertible Preferred Stock will have the right to vote together with holders of Common Stock as a single class on all matters upon which stockholders are entitled to vote, including election of the members of the Company's Board of Directors. Each share of Series A Convertible Preferred Stock will have the number of votes corresponding to the number of shares of Common Stock into which the Series A Convertible Preferred Stock may be converted on the record date for determining stockholders entitled to vote.

In the event of any liquidation or winding up of the Company, the holders of Series A Convertible Preferred Stock will be entitled to receive, in preference to holders of Common Stock but subject to preferential liquidation rights of Series A Convertible Preferred Stock, an amount equal to two times the original purchase price per share, plus any previously declared and unpaid dividends.

The shares of Series A Convertible Preferred Stock were offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Each of the Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK PRIVATE PLACEMENT

On October 18, 2005, 23 accredited investors (the "Investors") purchased an aggregate of 2,965,000 shares of Series B Cumulative Convertible Preferred Stock (the "Preferred Stock") at $1.00 per share for an aggregate purchase price of $2,965,000. On November 11, 2005, 12 Investors purchased an aggregate of 850,000 shares of Preferred Stock at $1.00 per share for an aggregate purchase price of $850,000.

Each share of Preferred Stock is convertible, at any time at the option of the holder, into two shares of common stock of the Company ("Common Stock"). The Preferred Stock will be automatically converted into Common Stock upon (i) the approval of the holders of a majority of the then outstanding Preferred Stock or
(ii) the closing of a firm commitment underwritten public offering of the Company's securities in which the aggregate gross proceeds to the Company are not less than $10,000,000 at a price equal to or higher than $2.00 per share of common stock. Holders of the Preferred Stock are entitled to receive, when declared by the Company's board of directors, annual dividends of $0.12 per share of Preferred Stock paid on a semi-annually. Such dividends may be paid, at the election of the Company, either (i) in cash, (ii) in registered common stock of the Company or (iii) in restricted shares of common stock of the Company with piggyback registration rights. In the event that the Company elects to issue shares of common stock in connection with the dividend on the Preferred Stock, such dividend shares shall be determined by dividing the dividend amount by 98% of the volume-weighted average price of the common stock for the 20 trading days immediately preceding the record date for payment of such dividend (the "Dividend VWAP"); provided, however, if the Company is unable to determine the Dividend VWAP, then such dividend shall be determined by dividing the dividend amount by the average of the three highest closing bid prices during the 20 trading days immediately preceding the record date for payment of such dividend. The Company granted the Investors piggyback registration rights.

In addition to any voting rights provided by law, holders of the Preferred Stock will have the right to vote together with holders of Common Stock and the Series A Preferred Stock as a single class on all matters upon which stockholders are entitled to vote, including election of the members of the Company's Board of Directors. Each share of Preferred Stock will have the number of votes corresponding to the number of shares of Common Stock into which the Preferred Stock may be converted on the record date for determining stockholders entitled to vote.

In the event of any liquidation or winding up of the Company, the holders of Preferred Stock will be entitled to receive, in preference to holders of Common Stock but subject to preferential liquidation rights of Series A Convertible Preferred Stock, an amount equal to two times the original purchase price per share, plus any previously declared and unpaid dividends.

The shares of Preferred Stock were offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Each of the Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

SERIES C CUMULATIVE CONVERTIBLE PREFERRED STOCK PRIVATE PLACEMENT

On November 11, 2005, three accredited investors (the "C Investors") purchased an aggregate of 883,334 shares of Series C Cumulative Convertible Preferred Stock (the "C Preferred Stock") at $6.00 per share for an aggregate purchase price of $5,300,004.

Each share of C Preferred Stock is convertible, at any time at the option of the holder, into 12 shares of Common Stock. The C Preferred Stock will be automatically converted into Common Stock upon (i) the approval of the holders of a majority of the then outstanding C Preferred Stock or (ii) the closing of a firm commitment underwritten public offering of the Company's securities in which the aggregate gross proceeds to the Company are not less than $10,000,000 at a price equal to or higher than $2.00 per share of common stock. Holders of the C Preferred Stock are entitled to receive, when declared by the Company's board of directors, annual dividends of $0.72 per share of C Preferred Stock paid on a semi-annually. Such dividends may be paid, at the election of the Company, either (i) in cash, (ii) in registered common stock of the Company or
(iii) in restricted shares of common stock of the Company with piggyback registration rights. In the event that the Company elects to issue shares of common stock in connection with the dividend on the C Preferred Stock, such dividend shares shall be determined by dividing the dividend amount by the Dividend VWAP; provided, however, if the Company is unable to determine the Dividend VWAP, then such dividend shall be determined by dividing the dividend amount by the average of the three highest closing bid prices during the 20 trading days immediately preceding the record date for payment of such dividend. The Company granted the C Investors piggyback registration rights and has agreed to file a registration statement registering the shares of common stock issuable upon conversion of the C Preferred Stock within 60 days of closing and have such registration statement declared effective within 120 days of filing.

In addition to any voting rights provided by law, holders of the C Preferred Stock will have the right to vote together with holders of Common Stock and the Series A and B Preferred Stock as a single class on all matters upon which stockholders are entitled to vote, including election of the members of the Company's Board of Directors. Each share of C Preferred Stock will have the number of votes corresponding to the number of shares of Common Stock into which the C Preferred Stock may be converted on the record date for determining stockholders entitled to vote.

In the event of any liquidation or winding up of the Company, the holders of C Preferred Stock will be entitled to receive, in preference to holders of Common Stock but subject to preferential liquidation rights of Series A Convertible Preferred Stock and the Preferred Stock, an amount equal to two times the original purchase price per share, plus any previously declared and unpaid dividends.

The Investors and C Investors have contractually agreed to restrict their ability to convert the preferred stock and receive shares of Common Stock such that the number of shares of Common Stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the Company's then issued and outstanding shares of Common Stock.

The shares of C Preferred Stock were offered and sold to the C Investors in private placement transactions made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Each of the C Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

NOTE 10--STOCK BASED COMPENSATION

The Company accounts for its stock option awards under SFAS No. 123. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions for: risk free interest rates of 4.25%, volatility factor of the expected market price of the Company's stock of 25% and expected lives of either five or seven years. The Company recognized stock-based compensation expense for the year ended December 31, 2005 and the period from December 13, 2004 to December 31, 2004 of approximately $294,000 and $39,000, respectively.

The following table sets forth activity relating to the Company's stock options:


                                                                                  Weighted
                                                                                  Average
                                                                  Range of        Exercise
                                                     Options    Exercise Price     Price
                                                   ----------   --------------    --------
Outstanding at December 13, 2004
Granted                                               858,000    $.1667-$1.00        $0.24
Exercised                                                  --                           --
Cancelled                                                  --                           --
                                                   ----------
Outstanding, December 31, 2004                        858,000                        $0.24
Granted                                             2,725,588    $.1667-$2.00        $0.85
Exercised                                                  --                           --
Cancelled                                                  --                           --
                                                   ----------                     --------
Outstanding, December 31, 2005                      3,583,588                        $0.71
                                                   ==========                     ========

Options exercisable at December 31, 2005            2,339,571                        $0.60
                                                   ==========                     ========



The weighted average remaining life of these options is 5.1 years. The range of exercise is $.1667 to $2.00.

In addition to the above options, the Company has issued options and warrants in connection with financings. Total options and warrants outstanding at December 31, 2005 are 7,599,273. See Notes 7, 8 and 9.

NOTE 11--INCOME TAXES

Income taxes (benefit) for the year ended December 31, 2005 and the period December 13, 2004 through December 31, 2004 is as follows.



                                                  2005             2004
                                               ---------         ---------
CURRENT:
   Federal                                     $      --         $      --
   State and local
   TOTAL CURRENT

DEFERRED:
   Federal                                      (642,000)          (9,000)
   State and local                              (114,000)
                                               ---------         ---------
   TOTAL DEFERRED                               (756,000)        $ (9,000)

Change in valuation allowance                    726,000
                                               ---------         ---------
                                              ($  30,000)        $ (9,000)
                                               =========         =========

Provision for income taxes

The following table presents the principal reasons for the differences between the U.S. Federal statutory income tax rate and the effective tax rate for the year ended December 31, 2005 and the period December 13, 2004 through December 31, 2004:



                                                     2005           2004
                                                     ----           ----
U.S. federal income tax rate                        (34.0%)        (20.0%)

State income taxes, net of federal benefit           (6.0)          (3.0)

Non deductibility of non cash interest                9.0            --

NOL not recognized                                   22.0            --

Non deductibility of stock based compensation         4.0           12.0

Other                                                 4.0            --
                                                      ---           ----
                                                     (1.0%)        (11.0%)



The significant components of the Company's deferred tax assets and liabilities at December 31, 2005 are as follows:



Deferred tax assets:

NOLs                                                            $   726,000
                                                                -----------
Deferred tax liabilities:
  Basis differences arising from acquisitions                     2,573,000

  Basis difference arising from beneficial conversion
    feature on convertible note, in accordance with
    EITF No. 05-8                                                   104,000
                                                                -----------
Deferred tax liabilities                                          2,677,000
                                                                -----------
Valuation allowance                                                (726,000)
                                                                -----------
Total deferred tax liability                                    $ 2,677,000
                                                                ===========


At December 31, 2005, the Company had approximately $2,500,000 of net operating loss carryforwards ("NOL") which begin to expire in 2024.

Under Internal Revenue Code 382, the amounts and benefits from NOLs may be impaired or limited in certain circumstances. Events which cause limitations in the amount of the NOL that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period. The amount of such limitation, if any, has not been determined.

The Company has decided to fully reserve for its deferred tax asset, as it is more likely than not that the Company will not be able to utilize these deferred tax assets against future income, coupled with the possible limitations of the NOLs due to various changes in ownership over the past year.

NOTE 12--ACQUISITIONS

PAS (effective December 31, 2004)

On December 13, 2004, DCFG purchased 100% of the common stock of PAS. However, the acquisition is being accounted for as a purchase as if it was effectively completed on December 31, 2004. The initial purchase price consists of $3,107,898 of cash paid at the closing and $365,635 due in 12 quarterly installments commencing March 1, 2005. An additional $182,817 is contingent upon certain future events, as described in the following paragraph.

The Company's strategy in purchasing PAS was to acquire a pension advisory and investment management organization with recurring revenue streams, and consolidate these businesses to take advantage of economies of scale, efficiencies, and cross-selling opportunities. PAS had demonstrated stable revenue growth and cash flow with low client attrition rates. The Company plans to enhance revenues in PAS through cross-selling within a more diversified service and product base, the introduction of higher-margin, non-traditional investment management services and products and higher client retention through improved service.

The sum of $182,817 ("Holdback Amount") had been retained by DCFG until the consummation by either DCFG or PAS of the purchase of a business in the field of pension administration and/or investment advisory services which has been identified directly through the efforts of the President of PAS and approved by DCFG, at which time the Holdback Amount shall be paid, together with interest accrued thereon. The Holdback Amount shall be payable in cash and shall bear simple interest commencing on December 13, 2004 ("Closing Date") at the rate of seven percent (7%) per annum. If the purchase is not consummated within twenty-four (24) months of the Closing Date, the Holdback Amount shall immediately terminate, with all of the rights thereto automatically assigned to DCFG. The Holdback Amount was released in August 2005 in connection with the SHRA Group acquisition and was accounted for as an addition to goodwill.

As part of the consideration received for the sale of PAS to DCFG, the President of PAS and another officer were awarded one year employment agreements (which expired in December 2005), and agreed to be bound by three year non-compete agreements.

The acquisition of PAS is being accounted for under the purchase method of accounting in accordance with SFAS No. 141, "Business Combinations." Under the purchase method, assets acquired and liabilities assumed are recorded at their estimated fair values. Goodwill is recorded to the extent the purchase price, including certain acquisition and closing costs, exceeds the fair value of the net identifiable tangible and intangible assets acquired at the date of the acquisition.

The total initial purchase price for the acquisition of PAS of $3,501,033 (including $27,500 of acquisition costs) is being allocated as follows:

  Assets acquired:
       Cash                                                       $     81,509
       Accounts receivable                                             116,370
       Prepaid expenses and other current                                4,360
       assets
       Property and equipment                                           50,000
       Customer lists/relationships                                  3,100,000
       Goodwill                                                      1,374,486
       Covenant not to compete                                         200,000
       Employment agreements                                            50,000
                                                                  ------------
         Total                                                       4,976,725

  Liabilities assumed:
       Accounts payable                                                 10,917
       Accrued expenses and other current                              100,636
       liabilities
       Deferred tax liability                                        1,364,139
                                                                  ------------
         Total                                                       1,475,692

       Net purchase price                                         $  3,501,033
                                                                  ============

The identifiable intangible assets listed above will be amortized for book purposes over the estimated useful lives of the assets (see Note 2). The amortization of the identifiable intangible assets and goodwill are not deductible for tax purposes. Additional consideration or adjustments will be recorded in the consolidated financial statements as goodwill.

In connection with the PAS acquisition, the Company issued options to purchase 75,000 shares of common stock at an exercise price of $1.00 per share to the shareholders of PAS.

Including the Holdback Amount, $233,340 of contingent consideration was paid in 2005 to the former owners of PAS. This additional payment amount was recorded as goodwill.

SHRA GROUP

On August 2, 2005, we purchased 100% of the common stock of the SHRA Group. The initial purchase price consists of $2,100,000 of cash and $500,000 of common stock (333,334 shares) paid at the closing and $900,000 due in 2 annual installments of $450,000 each commencing August 1, 2006, with interest payable annually at the rate of 7%.

The Company's strategy in purchasing the SHRA Group was to acquire a pension advisory and investment management organization with recurring revenue streams, and consolidate these businesses to take advantage of economies of scale, efficiencies, and cross-selling opportunities. The SHRA Group had demonstrated stable revenue growth and cash flow with low client attrition rates. The Company plans to enhance revenues in the SHRA Group through cross-selling within a more diversified service and product base, the introduction of higher-margin, non-traditional investment management services and products and higher client retention through improved service.

As part of the consideration received for the sale of the SHRA Group to us, the President of Rosen was awarded a one year employment agreement, and agreed to be bound by non-compete and non-solicit agreements.

The acquisition of the SHRA Group is being accounted for under the purchase method of accounting in accordance with SFAS No. 141, "Business Combinations." Under the purchase method, assets acquired and liabilities assumed are recorded at their estimated fair values. Goodwill is recorded to the extent the purchase price, including certain acquisition and closing costs, exceeds the fair value of the net identifiable tangible and intangible assets acquired at the date of the acquisition.

The total initial purchase price for the acquisition of the SHRA Group of $3,616,884 (including $116,884 of acquisition costs) is being allocated as follows:

Assets acquired:

     Property and equipment                    $  150,000
     Customer lists/relationships               3,166,884
     Goodwill                                   2,496,754
     Covenant not to compete                      200,000
     Employment agreements                        100,000
                                               ----------
                                                6,113,638

Liabilities assumed:
     Deferred tax liability                     1,246,754
     Deferred income                            1,250,000
                                               ----------

Net purchase price                             $3,616,884
                                               ==========

The identifiable intangible assets listed above will be amortized for book purposes over the estimated useful lives of the assets (see Note 13). The amortization of the identifiable intangible assets and goodwill are not deductible for tax purposes. Additional consideration or adjustments will be recorded in the consolidated financial statements as goodwill.

In connection with the SHRA Group acquisition, the Company became obligated to make an aggregate annual payment of $100,000 under a one-year employment agreement with the president of Rosen. The Company also issued options to purchase 6,500 shares of common stock at an exercise price of $1.50 per share to the employees of the SHRA Group.

ABR

On November 30, 2005, we entered into and consummated an asset purchase agreement with ABR. The purchase price for ABR was $8,000,000 of cash and $1 million of common stock (671,141 shares) paid at the closing and the assumption of certain liabilities. In addition, the Company paid $600,000 to the 20% minority interest holders of Benefit Planning Inc. (a subsidiary of ABR) for that interest. The Company also paid DC Associates $600,000 for investment banking services.

The Company's strategy in purchasing ABR was to acquire a national pension retirement planning, pension plan design and administration company with recurring revenue streams, and consolidate these businesses to take advantage of economies of scale, efficiencies, and cross-selling opportunities. ABR had demonstrated stable revenue growth and cash flow with low client attrition rates. The Company plans to enhance revenues in ABR through cross-selling within a more diversified service and product base, the introduction of higher-margin, non-traditional investment management services and products and higher client retention through improved service.

As part of the consideration received for the sale of ABR to us, the Chairman of the Board of ABR was awarded a one year employment agreement, and agreed to be bound by non-compete and non-solicit agreements.

In November 2005 we granted Duncan Capital Group LLC and DCI Master LDC ("Optionees") a five-year option to purchase up to 250,000 shares of common stock in the Company at an exercise price of $1.00 per share, in consideration for Optionee's agreeing, in connection with our acquisition of ABR, to enter into a put agreement with ABR and IBF Fund Liquidating LLC whereby Optionees may become obligated, between the second and third anniversaries of the closing of the acquisition, to repurchase, for up to $1 million, the shares delivered to ABR as a portion of the purchase price of ABR.

The acquisition of ABR is being accounted for under the purchase method of accounting in accordance with SFAS No. 141, "Business Combinations." Under the purchase method, assets acquired and liabilities assumed are recorded at their estimated fair values. Goodwill is recorded to the extent the purchase price, including certain acquisition and closing costs, exceeds the fair value of the net identifiable tangible and intangible assets acquired at the date of the acquisition.

The total initial purchase price for the acquisition of ABR of $10,200,000 (including $600,000 of acquisition costs) is being allocated as follows:


Assets acquired:

     Cash and cash equivalents                $    284,884
     Accounts receivable, net                    2,371,010
     Prepaid and other current assets              103,094
     Due from seller                               150,000
     Property and equipment                        500,000
     Customer lists/relationships                8,115,000
     Covenants not to compete                    2,826,000
     Goodwill                                    5,634,472
     Other                                         253,723
                                              ------------
                                                20,238,183

Liabilities assumed:
     Accounts payable and accrued
     expenses                                    5,113,777
     Unearned revenue                              607,606
     Line of credit                                953,000
     Notes and loans payable                     3,363,800
                                              ------------
                                                10,038,183
                                              ------------

Net purchase price                            $ 10,200,000
                                              ============

The identifiable intangible assets listed above will be amortized for book purposes over the estimated useful lives of the assets (see Note 13). The amortization of the identifiable intangible assets and goodwill are not deductible for tax purposes.

NOTE 13--GOODWILL AND OTHER INTANGIBLE ASSETS

GOODWILL

The changes in the carrying amount of goodwill are as follows:



Balance as of December 13, 2004             $        --
Goodwill acquired during the period           1,374,486
                                            -----------
Balance as of December 31, 2004               1,374,486
Goodwill acquired during the year             8,131,226
Contingent consideration payments               233,340
Pre-acquisition contingency                      79,222
                                            -----------
Balance as of December 31, 2005             $ 9,818,274
                                            ===========

Other intangible assets

Other intangible assets recognized in connection with the Company's PAS, SHRA Group and ABR acquisitions include the following:


                                                                                    Estimated
                                        Cost        Amortization          Net         Lives
                                    -----------     ------------    ------------    ----------
Customer lists / relationships      $14,381,884       $397,552      $13,984,332     5-15 years
Covenants not to compete              3,226,000        169,768        3,056,232     2-4 years
Employment agreements                   150,000         91,667           58,333       1 year
                                    -----------       --------      -----------
                                    $17,757,884       $658,987      $17,098,897
                                    ===========       ========      ===========

The Company defines customer lists/relationships as the acquired firm's existing client relationships that provide a significant source of income through recurring revenue over the course of the economic life of the relationships.

These other intangible assets will be amortized by use of the straight-line method over the estimated lives of the assets. During the year ended December 31, 2005, amortization expense related to customer lists/relationships and other intangible assets was approximately $659,000. We periodically evaluate the recoverability of intangible assets, taking into account events or circumstances that may warrant a revision to estimated useful lives or impairment conditions.

Estimated amortization expense for future years will change primarily as the Company continues to acquire firms.

Impairment of goodwill and intangible assets:

The Company evaluates its amortizing (long-lived assets) intangible assets for impairment in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" and SFAS No. 142, "Goodwill and Other Intangible Assets", respectively.

In connection with its evaluation, management proactively looks for indicators of impairment. Indicators include, but are not limited to, sustained operating losses or a trend of poor operating performance and significant customer or revenue loss. If one or more indicators of impairment exist among any of the Company's firms, the Company performs an evaluation to identify potential impairments. If impairment were to be identified, the Company would measure and record the amount of impairment loss. To date, no impairment of goodwill and intangible assets has been identified nor has any impairment loss been recorded.

Both the process to look for indicators of impairment and the method to compute the amount of impairment incorporate quantitative data and qualitative criteria including new information that can dramatically change the decision about the valuation of an intangible asset in a very short period of time. The timing and amount of impairment losses reported in earnings could vary if management's conclusions were different.

NOTE 14--SUBSEQUENT EVENT

ACQUISITION

On January 4, 2006, National Investment Managers Inc. and its wholly-owned subsidiary, VFE Merger Corp. ("Merger Company"), a Pennsylvania corporation, entered into an Agreement and Plan of Merger (the "Agreement") with Valley Forge Enterprises, Ltd., a Pennsylvania corporation ("Valley Forge"), Jack C. Holland ("Holland") and Steven R. Eyer ("Eyer"). Holland and Eyer collectively own 100% of the issued and outstanding capital stock of Valley Forge and are hereinafter sometimes referred to as the "Valley Forge Shareholders". Concurrent with the execution of the Agreement, Valley Forge merged into Merger Company resulting in the separate existence of Valley Forge ceasing and all rights, liabilities and assets being transferred to Merger Company (the "Merger") and the name of Merger Company being changed to "Valley Forge Enterprises, Ltd." In consideration for the Valley Forge Shareholders entering into the Merger, the Company issued an aggregate of 4,150,000 shares valued at $.83 per share of common stock of the Company to the Valley Forge Shareholders and made an aggregate payment in the amount of $3,155,500 to the Valley Forge Shareholders, for total consideration of $6,600,000.

The Company's strategy in purchasing Valley Forge was to acquire a pension advisory, investment management and general insurance agency organization with recurring revenue streams, and consolidate these businesses to take advantage of economies of scale, efficiencies, and cross-selling opportunities. Valley Forge had demonstrated stable revenue growth and cash flow with low client attrition rates. The Company plans to enhance revenues in Valley Forge through cross-selling within a more diversified service and product base, the introduction of higher-margin, non-traditional investment management services and products and higher client retention through improved service.

As part of the consideration received for the sale of Valley Forge to us, Holland and Eyer were each awarded a one year employment agreement, and agreed to be bound by three year non-compete and non-solicit agreements.

The acquisition of Valley Forge will be accounted for under the purchase method of accounting in accordance with SFAS No. 141, "Business Combinations." Under the purchase method, assets acquired and liabilities assumed are recorded at their estimated fair values. Goodwill is recorded to the extent the purchase price, including certain acquisition and closing costs, exceeds the fair value of the net identifiable tangible and intangible assets acquired at the date of the acquisition.

The total purchase price for the acquisition of Valley Forge of $9,532,000 (including $232,000 of estimated acquisition costs) is being allocated on a preliminary basis as follows:



Assets acquired:

     Property and equipment                $  100,000
     Customer lists/relationships           6,132,000
     Covenant not to compete                  400,000
     Employment agreements                    200,000
     Goodwill                               2,700,000
                                           ----------
                                            9,532,000

Liabilities assumed:
     Deferred tax liability                 2,700,000
                                           ----------

Net purchase price                         $6,832,000
                                           ==========

The identifiable intangible assets listed above will be amortized for book purposes over the estimated useful lives of the assets (see Note 13). The amortization of the identifiable intangible assets and goodwill are not deductible for tax purposes. The total initial purchase price will be adjusted for actual acquisition and closing costs (which have not been determined but are not expected by the Company to be material). Additional consideration or adjustments will be recorded in the consolidated financial statements as goodwill.

In connection with the Valley Forge acquisition, the Company became obligated to make an aggregate annual payment of $75,000 under a one-year employment agreement with each of Holland and Eyer. The Company also became obligated to issue options to purchase 50,000 shares of common stock at an exercise price of $1.00 per share and 50,000 shares of common stock at an exercise price of $.83 per share to Holland, 50,000 shares of common stock at an exercise price of $1.00 per share to Eyer and 21,500 shares of common stock at an exercise price of $1.00 per share to the employees of Valley Forge.

In connection with the Valley Forge acquisition, the Company became obligated to make an aggregate annual payment of $75,000 under a one-year employment agreement with each of Holland and Eyer. The Company also became obligated to issue options to purchase 50,000 shares of common stock at an exercise price of $1.00 per share and 50,000 shares of common stock at an exercise price of $.83 per share to Holland, 50,000 shares of common stock at an exercise price of $1.00 per share to Eyer and 21,500 shares of common stock at an exercise price of $1.00 per share to the employees of Valley Forge.

PROFORMA INFORMATION (UNAUDITED)

The results of operations of the various entities acquired have been included in the Company's Consolidated Statement of Operations since the acquisition dates (except for Valley Forge which was acquired on January 4, 2006).

The following unaudited proforma information gives effect to the PAS, SHRA Group, ABR and Valley Forge acquisitions as if they had occurred on January 1, 2005.

Total revenues                                         $ 21,632,465

Net loss                                               $ (8,319,157)

Basic and diluted loss per common share                $      (0.43)

                      CONSOLIDATED FINANCIAL STATEMENTS OF
                         VALLEY FORGE ENTERPRISES, LTD.
                                AND SUBSIDIARIES
                          YEARS ENDED FEBRUARY 28, 2005
                              AND FEBRUARY 29, 2004


                          [Pressman Ciocca Smith Logo]

                       [Pressman Ciocca Smith Letterhead]

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Stockholders
Valley Forge Enterprises, Ltd. and Subsidiaries
Wayne, Pennsylvania

We have audited the accompanying consolidated balance sheets of Valley Forge Enterprises, Ltd. and subsidiaries as of February 28, 2005 and February 29, 2004, and the related consolidated statements of income and retained earnings and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Valley Forge Enterprises, Ltd. and subsidiaries as of February 28, 2005 and February 29, 2004, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Pressman Ciocca Smith LLP

Huntington Valley, Pennsylvania
August 26, 2005

Valley Forge Enterprises, Ltd. and Subsidiaries
Consolidated Balance Sheets
February 28, 2005 and February 29, 2004

ASSETS                                                 2005            2004
                                                   ------------    ------------
CURRENT ASSETS
  Cash and cash equivalents                        $  1,088,023    $    641,285
  Accounts receivable                                   502,888         427,214
  Fees receivable                                       121,996         111,406
  Prepaid expenses                                       17,588          16,622
  Other current assets                                    6,111           5,954
                                                   ------------    ------------
      TOTAL CURRENT ASSETS                            1,736,606       1,202,481

PROPERTY AND EQUIPMENT                                   84,684          72,033
  Less accumulated depreciation                          49,528          33,346
                                                   ------------    ------------
                                                         35,156          38,687

INTANGIBLE ASSETS, net of accumulated
  amortization of $216,000 in 2005 and $194,400
  in 2004                                                    --          21,600

OTHER ASSETS                                             14,377          14,712
                                                   ------------    ------------
                                                   $  1,786,139    $  1,277,480
                                                   ============    ============



LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES

   Accounts payable                               $    144,834    $    140,950
   Accrued payroll and taxes                         1,269,299         760,926
   Accrued profit sharing contribution                  84,034          84,605
   Accrued corporate taxes                               1,283              --
   Unearned revenue                                      4,991           8,239
   Due to former stockholder                                --          21,600
   Deferred tax liability                                7,959           2,714
                                                  ------------    ------------

     TOTAL CURRENT LIABILITIES                       1,512,400       1,019,034



COMMITMENTS AND CONTINGENCIES
 STOCKHOLDERS' EQUITY

 Common stock, no par value, 1,000 shares
   authorized, 600 shares issued                        26,635          26,635
 Retained earnings                                     372,152         356,859
                                                  ------------    ------------
                                                       398,787         383,494
 Less treasury stock, 148 shares, at cost             (125,048)       (125,048)
                                                  ------------    ------------
                                                       273,739         258,446
                                                  ------------    ------------
                                                  $  1,786,139    $  1,277,480
                                                  ============    ============

See accompanying notes.

Valley Forge Enterprises, Ltd. and Subsidiaries
Consolidated Statements of Income and Retained Earnings
Years Ended February 28, 2005 and February 29, 2004


                                                    2005                           2004
                                        ----------------------------   ----------------------------
                                           Amount          Percent        Amount          Percent
                                        ------------    ------------   ------------    ------------
REVENUES                                $  2,876,489           100.0%  $  2,475,443           100.0%

OPERATING EXPENSES
  Selling, general and administrative      1,498,018            52.1      1,536,096            62.0
  Depreciation and amortization               37,750             1.3         57,255             2.3
  Officers' compensation                   1,328,030            46.2        861,352            34.8
                                        ------------    ------------   ------------    ------------
                                           2,863,798            99.6      2,454,703            99.2
                                        ------------    ------------   ------------    ------------

      INCOME FROM OPERATIONS                  12,691             0.4         20,740             0.8

OTHER INCOME (EXPENSE)
  Interest and dividends                       7,954             0.3          2,524             0.1
  Interest expense                              (115)             --         (1,080)             --
  Other income                                 2,013             0.1          3,253             0.1
                                        ------------    ------------   ------------    ------------
                                               9,852             0.4          4,697             0.2
                                        ------------    ------------   ------------    ------------

      INCOME BEFORE TAXES                     22,543             0.8         25,437             1.0

INCOME TAX EXPENSE                             7,250             0.3          7,605             0.3
                                        ------------    ------------   ------------    ------------

      NET INCOME                              15,293             0.5%        17,832             0.7%
                                                        ============                   ============

RETAINED EARNINGS -
  BEGINNING OF YEAR                          356,859                        339,027
                                        ------------                   ------------

      RETAINED EARNINGS -
        END OF YEAR                     $    372,152                   $    356,859
                                        ============                   ============

See accompanying notes.

Valley Forge Enterprises, Ltd. and Subsidiaries
Consolidated Statements of Cash Flows
Years Ended February 28, 2005 and February 29, 2004


CASH FLOWS FROM OPERATING ACTIVITIES                                   2005            2004
                                                                   ------------    ------------
  Net income                                                       $     15,293    $     17,832
  Adjustments to reconcile net income to
   net cash provided by operating activities:
    Depreciation                                                         16,150          14,055
    Amortization                                                         21,600          43,200
    Deferred tax expense                                                  5,245           4,629
  Changes in operating assets and liabilities:
    Accounts receivable                                                 (75,674)         64,847
    Fees receivable                                                     (10,590)        (29,470)
    Prepaid expenses                                                       (966)        (15,231)
    Other current assets                                                   (157)         (5,185)
    Other assets                                                            335             222
    Accounts payable                                                      3,884         (41,797)
    Accrued payroll and taxes                                           508,373         215,775
    Accrued profit sharing contribution                                    (571)         (6,570)
    Accrued corporate taxes                                               1,283              --
    Unearned revenue                                                     (3,248)         (9,152)
                                                                   ------------    ------------
      NET CASH PROVIDED BY
      OPERATING ACTIVITIES                                              480,957         253,155

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment                                   (12,619)        (30,182)

CASH FLOWS FROM FINANCING ACTIVITIES
  Payment of due to former stockholder                                  (21,600)        (43,200)
                                                                   ------------    ------------
      NET INCREASE IN CASH
      AND CASH EQUIVALENTS                                              446,738         179,773

CASH AND CASH EQUIVALENTS
 AT BEGINNING OF YEAR                                                   641,285         461,512
                                                                   ------------    ------------

      CASH AND CASH EQUIVALENTS
      AT END OF YEAR                                               $  1,088,023    $    641,285
                                                                   ============    ============

 Supplemental Disclosure of Cash Flow Information

Cash paid during the year for:                                         2005            2004
                                                                   ------------    ------------
  Interest                                                         $        115    $      1,080
                                                                   ============    ============
  Income taxes                                                     $        931    $      3,936
                                                                   ============    ============

See accompanying notes.

Valley Forge Enterprises, Ltd. and Subsidiaries
Notes to Consolidated Financial Statements
February 28, 2005 and February 29, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Valley Forge Enterprises, Ltd. and subsidiaries is presented to assist in understanding its consolidated financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

BUSINESS ACTIVITY AND CONCENTRATIONS OF CREDIT RISK

Valley Forge Enterprises, Ltd. ("the Company") operates a management and holding company for its subsidiaries. Its subsidiary companies provide retirement planning, insurance and investment advisory services. The Company and its subsidiaries operate in the Philadelphia, Pennsylvania area.

The Company and its subsidiaries maintain cash balances at financial institutions. The accounts are insured up to $100,000. At times during the year, the Company maintains cash balances in excess of the insured amounts.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company and all of its wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

Valley Forge Enterprises, Ltd. owns 100% of the outstanding stock of the following companies, all of which are presented in the accompanying consolidated financial statements:

         Valley Forge Consulting Corporation
         V.F. Associates, Inc.
         VF Investment Services Corp.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments with maturities of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a provision for bad debt expense and an adjustment to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written-off through a charge to the valuation allowance and a credit to accounts receivable. Management has determined that no allowance is required at February 28, 2005 and February 29, 2004.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 4 to 5 years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

INTANGIBLE ASSETS

Intangible assets consist of covenants not to compete which are amortized using the straight-line method over the life of the assets.

REVENUE RECOGNITION

The Company recognizes fee revenue when (i) persuasive evidence of an arrangement between the Company and the customer exists, (ii) delivery of the product to the customer has occurred or service has been provided to the customer, (iii) the price to the customer is fixed and determinable and (iv) collectibility of the fee is reasonably assured.

Insurance commissions are recognized as revenue when (i) the policy application is substantially complete, (ii) the premium is paid and (iii) the insured party is contractually committed to the purchase of the insurance policy.

Asset-based fees are earned for administration services or consulting related to certain benefit plans. These fees are based on a percentage of assets under management and are paid quarterly. Revenue is recognized as services are rendered. Contingent commissions are recorded as revenue when received which, in many cases, is the Company's first notification of amounts earned.

INCOME TAXES

The Company files a consolidated Federal tax return. The Company complies with SFAS No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized.

VALUATION OF LONG-LIVED ASSETS

The Company assesses, on an on-going basis, the recoverability of long-lived assets based on estimates on cash flows generated by the underlying assets. Long-lived assets include property and equipment and intangible assets. As of February 28, 2005, management believes that no adjustments are needed to the carrying value of the long-lived assets.

ADVERTISING

Advertising costs are charged to operations when incurred.

NOTE B - LINE OF CREDIT

The Company has available a line of credit of $250,000 with Sovereign Bank. At February 28, 2005 and February 29, 2004, no amounts were outstanding. The interest rate is prime plus 1%. The effective interest rates at February 28, 2005 and February 29, 2004 were 6.5% and 5.0%, respectively. The line is due on demand and is collateralized by substantially all assets of the corporation.

NOTE C - LEASE COMMITMENTS

The Company leases office space and equipment from unrelated parties under operating leases requiring future minimum rentals as follows:

Year Ending February 28 or 29,

                     2006                   $  94,383
                     2007                      93,933
                     2008                      56,544
                                            ---------
                                            $ 244,860
                                            =========


Rent expense was $99,771 and $102,583 for the years ended February 28, 2005 and February 29, 2004, respectively. It is expected that, in the normal course of business, expiring leases will be renewed or replaced by leases on other properties; thus, it is anticipated that future minimum operating lease commitments will not be less than the expense incurred for the year ended February 28, 2005.

NOTE D - CORPORATE INCOME TAXES

The provisions for income tax expense for the years ended February 28, 2005 and February 29, 2004 consist of the following components:

              Current               2005           2004
                                ------------   ------------
                Federal         $      1,488          1,756
                State                    517          1,220
                                ------------   ------------
                                       2,005          2,976
              Deferred
                Federal                3,148          2,778
                State                  2,097          1,851
                                ------------   ------------
                                       5,245          4,629
                                ------------   ------------

                                $      7,250   $      7,605
                                ============   ============


The temporary differences that give rise to deferred tax assets and liabilities are primarily depreciation differences in property and equipment.

NOTE E - RETIREMENT PLANS

The Company has a profit sharing plan available to all employees who have completed one year of service and are at least 20 years old. Employer contributions to the plan are discretionary and are determined annually by the Board of Directors. The Company contributed $84,034 and $84,605 for the years ended February 28, 2005 and February 29, 2004, respectively.

The Company also has a 401(k) plan available to all employees who have completed one year of service and are at least 21 years old. Employees may contribute to the plan, subject to IRS limitations. The Company does not match employee contributions or contribute to the 401(k) plan.

NOTE F - RELATED PARTY TRANSACTIONS

In connection with a covenant not to compete, the Company paid a former stockholder monthly installments of $1,800. The final installment was paid in February 2005.

NOTE G - FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and Cash Equivalents, Accounts Receivable, Fees Receivable, Accounts Payable, Accrued Expenses and Unearned Revenue

The carrying amounts approximate fair market value because of the short maturity of those instruments.

NOTE H - SUBSEQUENT EVENT

On May 25, 2005, National Investment Managers, Inc. entered into a non-binding letter of intent to acquire all of the issued and outstanding stock of the Company. If consummated, the Company will become a wholly-owned subsidiary of National Investment Managers, Inc.

               National Investment Managers Inc.and Subsidiaries
                     Consolidated Condensed Balance Sheets
                               September 30, 2005
                                  (Unaudited)


                                                      National
                                                     Investment
                                                       Managers      American Benefit                              Pro Forma
                                                        Inc. &        Resources, Inc.       Pro Forma            Consolidated
                                                    Subsidiaries     and Subsidiaries      Adjustments              Company
CURRENT ASSETS
Cash                                                $  2,255,973       $    433,463       $ (9,200,000) (a)      $  2,689,436
                                                                                             9,200,000  (b)

Accounts receivable, net                                 273,531          2,506,932                                 2,780,463
Due from Seller                                          479,154                                        (f)           479,154
Prepaid directors and officers
  liability insurance                                     39,722                 --                                    39,722
Prepaid expenses and
  other current assets                                   228,215            343,965                                   572,180
                                                   --------------------------------       ------------           ------------

           Total current assets                        2,797,441          3,284,360            479,154              6,560,955
                                                   --------------------------------       ------------           ------------
PROPERTY AND EQUIPMENT, net                              225,404            464,116            500,000  (c)           725,404
                                                                                              (464,116) (d)

Goodwill                                               2,854,580          2,188,349          4,073,700  (c)         6,844,126
                                                                                            (2,188,349) (d)
                                                                                               395,000  (e)
                                                                                              (479,154) (f)

Customer lists/relationships                           6,065,586          4,794,876         12,160,000  (c)        18,225,586
                                                                                            (4,794,876) (d)

Other intangibles                                        429,167                 --          1,000,000  (c)         1,429,167
Deferred financing costs                                 124,861                 --                                   124,861

Deferred tax asset                                       195,204          1,346,000         (1,346,000) (d)           195,204
                                                   --------------------------------       ------------           ------------

                   Other assets                        9,669,398          8,329,225          8,820,321             26,818,944
                                                   --------------------------------       ------------           ------------

                   Total Assets                     $ 12,692,243       $ 12,077,701       $  9,335,359           $ 34,105,303
                                                   ================================       ============           ============

CURRENT LIABILITIES
Short-term debt                                     $     28,723       $    700,042                              $    728,765
Long-term debt, current portion                        1,568,349          1,170,000       $    766,667  (b)         3,505,016
Accounts payable                                         415,002            825,673                                 1,240,675
Unearned revenue                                          52,229            702,371                                   754,600
Accrued expenses and
  other current liabilities                              427,800          2,318,364            395,000  (e)         3,141,164
                                                   --------------------------------       ------------           ------------

      Total current liabilities                        2,492,103          5,716,450          1,161,667              9,370,220
                                                   --------------------------------       ------------           ------------

LONG TERM LIABILITIES
Long-term debt, less current portion                   1,934,644         23,871,224          8,433,333  (b)         9,733,887
                                                                                           (22,843,314) (d)
                                                                                            (1,400,000) (b)
                                                                                              (262,000) (b)
Preferred dividends payable                              183,203                 --            183,203
Deferred tax liability                                 2,610,893          1,346,000          4,073,700  (c)         6,684,593
                                                                                            (1,346,000) (d)
                                                   --------------------------------       ------------           ------------
    Total long term liabilities                        4,728,740         25,217,224        (13,344,281)            16,601,683
                                                   --------------------------------       ------------           ------------
              Total Liabilities                        7,220,843         30,933,674        (12,182,614)            25,971,903
                                                   --------------------------------       ------------           ------------


STOCKHOLDERS' EQUITY
Preferred stock National Investment
   Managers- Preferred Stock, $.001 par value,
   10,000,000 shares authorized 4,000,000
   designated as Series A shares of which
   3,820,000 shares issued and outstanding
   (liquidation preference $3,820,000) and
   4,000,000 designated as Series B shares
   of which 1,975,000 shares issued and
   outstanding (liquidation
   preference $1,975,000)                                  5,795                 --                                     5,795


Common Stock National Investment Managers-
   $.001 par value 100,000,000 shares
   authorized, 13,653,747 shares issued and
   outstanding (pre-acquisition)                          13,654                 --                671  (a)            15,433
   15,433,322 pro forma
                                                                                                 1,108  (a)

Common stock                                                                    723               (723) (d)                --
Additional paid-in-capital                             7,029,768                               998,221  (a)         9,427,318
                                                                                             1,399,329  (b)
Retained earnings (accumulated
 deficit)                                             (1,577,817)       (18,856,696)        18,856,696  (g)        (1,315,817)
                                                                                               262,000  (b)
                                                   --------------------------------       ------------           ------------
     Total stockholders' equity                        5,471,400        (18,855,973)        21,517,302              8,132,729
                                                   --------------------------------       ------------           ------------
Total liabilities and
stockholders' equity                                $ 12,692,243       $ 12,077,701       $  9,334,688           $ 34,104,632
                                                   ================================       ============           ============

(a) NIM purchased American Benefit Resources for $13.66 million including accrued acquisition costs of $1,000,000. In addition to the 9.2 million in financing, $3.4 million was transferred from cash and NIM issued 671,141 shares of common stock at $1.49 (arithmetic average closing sale price per share of NIM Shares for each of the ten (10) consecutive trading days ending with the trading day which occurs immediately prior to the closing date) as consideration for acquisition equaling $1,000,000.

(b) To make the acquisition, NIM borrowed $9.2 million from a senior lender. The Company determined the initial carrying value of $9.2 million from a senior lender by allocating the proceeds from the sale of the note between the note and the 1,108,434 shares of common stock value at $1.4 million For the period 1/1/05 thru 9/30/05 the Company amortized $262,000 of Non-cash Interest

(c) The aggregate purchase price of $13,660,000 is preliminarily allocated as follows: $12,160,000 - customer lists/relationships; $1,000,000 - other intangible assets; $500,000 - property and equipment; $4,073,700 - deferred tax liability; $4,073,700- goodwill

(d) Assets and liabilities not assumed in connection with the Asset purchase agreement dated 11/30/.05 between National Investment Managers Inc. and American Benefit Resources, Inc.

(e)   Certain activities relating to termination of various contracts

(f)   Adjustment to purchase price based on threshold of assumed liabilities

(g)   Elimination of American Benefit Resources, Inc. equity.

On August 2, 2005, National Investment Managers Inc. (the "Company") entered into, and consummated, a stock purchase agreement (the "Rosen Acquisition") with the shareholders of Stephen H. Rosen & Associates, Inc. ("Rosen"), and a stock exchange agreement (the "Haddon Acquisition") with the shareholder of Haddon Strategic Alliances, Inc. ("Haddon"). Rosen is a New Jersey-based retirement planning, pension plan design and administration company. Revenues are generated by Rosen through annual plan administration fees, as well as fees for individual projects undertaken on behalf of its clients, including plan review and design, and through the sale of certain products. Representatives of Haddon are licensed registered representatives who work in conjunction with an unaffiliated registered broker dealer to provide investment advisory services to corporations, individuals and retirement plan trustees. Haddon is also engaged in the business of insurance product sales through licensed and authorized brokers and agents, with fee income generated through commissions on product sales.

The purchase price for the Rosen Acquisition was $3,000,000, of which $2,100,000 was paid in cash at closing to the two shareholders of Rosen, and $900,000 was paid in the form of convertible promissory notes of the Company. The cash purchase price for the Rosen Acquisition was funded through the Company's existing credit facility with Laurus Master Fund, Ltd. The notes bear interest at the rate of 7% annually, and note principal is payable in equal annual installments totaling $450,000 on July 31, 2006 and July 31, 2007. Amounts due under the notes are subject to offset for indemnification claims under the purchase agreement for a two-year period, as well as for Rosen's failure to achieve agreed-upon levels of EBITDA for the two 12-month periods following the closing. In addition, to the extent that Rosen exceeds certain agreed-upon EBITDA levels, 30% of such excess is payable as additional principal under the notes to the former Rosen shareholders.

The notes are immediately convertible into common stock of the Company until July 31, 2007 at a price equal to the fair market value of the common stock on the "Determination Date", which is the June 30 or December 31 of the prior year, whichever is most recent, preceding the date of exercise. The shares issuable upon conversion of the notes, which have not been registered under the Securities Act of 1933 or state blue sky laws, are subject to "piggyback" registration rights in favor of the holders, with the effectiveness of such registration to be maintained for a period of 270 days.

The purchase price for the Haddon Acquisition consisted of the exchange of Haddon stock for 333,334 shares of common stock of the Company valued at $500,000 as of the closing, based on the average bid price per share of $1.50 over the ten trading days immediately preceding the closing. These shares, which have not been registered under the Securities Act of 1933 or state blue sky laws, are subject to "piggyback" registration rights in favor of the holder, with the effectiveness of such registration to be maintained for a period of 270 days. The purchase price is subject to reduction for Hadden's failure to achieve agreed-upon levels of EBITDA for the two 12-month periods following the closing, as well as for Hadden's failure to achieve agreed-upon levels net revenues from its existing clients for the two 12-month periods following the closing. Hadden's obligation to repay a portion of the purchase price is secured by certain securities accounts of Hadden's former shareholder.

On November 30, 2005, the Company entered into, and consummated, an asset purchase agreement (the "ABR Acquisition") with American Benefit Resources, Inc ("ABR"). ABR is a Connecticut-based retirement planning, pension plan design and administration company, and a Registered Investment Advisor. Revenues are generated by ABR through annual plan administration fees, as well as fees for individual projects undertaken on behalf of its clients, including plan review and design, and through the sale of certain products. ABR has a licensed registered investment advisor who provides investment advisory services to both the company's clients as well as unaffiliated corporations and individuals.

The purchase price for the ABR Acquisition was $13,660,000 of which $8,000,000 was paid in cash, $3,660,000 in assumed liabilities in excess of assumed assets and 671,141 shares of common stock of the Company valued at $1,000,000 as of the closing, based on the average bid price of $1.49 over the ten days immediately preceding the closing. These shares, which have not been registered under the Securities Act of 1933 or state blue sky laws, are subject to "piggyback" registration rights in favor if the holder with the effectiveness of such registration to be maintained for a period of 270 days.

The cash purchase price for the ABR Acquisition was funded through the Company's credit facility with Laurus Master Fund, Ltd.

On January 4, 2006, the Company and its wholly-owned subsidiary, VFE Merger Corp. ("Merger Company"), a Pennsylvania corporation, entered into an Agreement and Plan of Merger (the "Agreement") with Valley Forge Enterprises, Ltd., a Pennsylvania corporation ("Valley Forge"), Jack C. Holland ("Holland") and Steven R. Eyer ("Eyer"). Holland and Eyer collectively own 100% of the issued and outstanding capital stock of Valley Forge and are hereinafter sometimes referred to as the "Valley Forge Shareholders". Concurrent with the execution of the Agreement, Valley Forge merged into Merger Company resulting in the separate existence of Valley Forge ceasing and all rights, liabilities and assets being transferred to Merger Company (the "Merger") and the name of Merger Company being changed to "Valley Forge Enterprises, Ltd." In consideration for the Valley Forge Shareholders entering into the Merger, the Company issued an aggregate of 4,150,000 shares valued at $.83 per share(the "Merger Shares") of common stock of the Company to the Valley Forge Shareholders and made an aggregate payment in the amount of $3,155,500 to the Valley Forge Shareholders, for total consideration of $6,600,000. The Company also granted the Valley Forge Shareholders piggy-back registration rights with respect to the Merger Shares subject to restrictions imposed by Laurus Master Fund Ltd. ("Laurus"), an investor in the Company. In the event that the Merger Shares are excluded from the registration statement filed on behalf of Laurus, then the Company shall file a registration statement registering the Merger Shares within 60 days of the Laurus registration statement being declared effective.

The proforma condensed consolidated statement of operations provides the results of operations as if all entities currently owned by the Company were owned as of January 1, 2005.

               National Investment Managers Inc. and Subsidiaries
             Proforma Condensed Consolidated Statement of Operations
                                   (Unaudited)



                                           National                      Stephen H. Rosen
                                          Investment                       & Associates,                                 Profroma
                                         Managers Inc.  American Benefit  Inc. and Haddon                                Condensed
                                             and         Resources, Inc.    Strategic                    Proforma      Consolidated
                                         Subsidiaries   and Subsidiaries  Alliances,Inc.  Valley Forge  Adjustments       Company

                                         Y/E 12/31/05  1/1/05-11/30/05  1/1/05-7/31/05 1/1/05- 2/31/05
                                         ------------   --------------- -------------- ---------------


Revenues                                 $  4,824,528     $ 13,030,301    $ 1,570,991    $ 2,206,645                   $ 21,632,465

Operating expenses:
    Selling                                   393,100               --             --             --                        393,100
    General and administrative              4,756,139       12,661,382      1,352,474      2,200,484                     20,970,479
    Depreciation and amortization             749,250          731,038          6,820         15,452  $   675,785  (a)    3,375,401
                                                                                                          114,583  (b)
                                                                                                          826,518  (d)
                                                                                                           73,788  (j)
                                                                                                          162,043  (k)
                                                                                                          116,662  (l)
                                                                                                         (731,038) (m)
                                                                                                           (6,820) (n)
                                                                                                          (15,452) (p)
                                                                                                          408,792  (q)
                                                                                                          227,988  (r)
                                                                                                           19,992  (s)
    Stock based compensation                  293,867               --             --             --                        293,867
                                         -----------------------------------------------------------  -----------      ------------

                                            6,192,356       13,392,420      1,359,294      2,215,936    1,872,841        25,032,847
                                         -----------------------------------------------------------  -----------      ------------

Loss from operations                       (1,367,828)        (362,119)       211,697         (9,291)  (1,872,841)       (3,400,382)
                                         -----------------------------------------------------------  -----------      ------------


Other income (expense)
    Reverse acquisition costs                (215,000)              --             --             --                       (215,000)
    Interest expense                       (1,196,864)      (1,965,374)        (1,186)            --   (1,475,500) (c)   (3,361,831)
                                                                                                        1,500,718  (e)
                                                                                                         (145,833) (f)
                                                                                                          (77,792) (i)
    Change in fair value of derivative
      financial instruments                  (123,734)                                                                     (123,734)
    Interest, dividend and rental income       66,336               --          3,795          7,156                         77,287
                                         -----------------------------------------------------------  -----------      ------------

                                           (1,469,262)      (1,965,374)         2,609          7,156     (198,407)       (3,623,278)
                                         -----------------------------------------------------------  -----------      ------------

Loss before deferred income tax benefit    (2,837,090)      (2,327,493)       214,306         (2,135)  (2,071,248)       (7,023,660)

Deferred income tax benefit (tax expense)      29,105          (56,885)            --                      56,885  (o)       29,105
                                         -----------------------------------------------------------  -----------      ------------

Net income (loss)                          (2,807,985)      (2,384,378)       214,306         (2,135)  (2,014,363)       (6,994,555)

Preferred dividends                          (413,101)                                                   (381,500) (g)   (1,324,601)
                                                                    --             --             --     (530,000) (h)
                                         -----------------------------------------------------------  -----------      ------------

Net income (loss) available to
  common shareholders                    $ (3,221,086)    $ (2,384,378)   $   214,306    $    (2,135) $(2,925,864)     $ (8,319,157)
                                         ===========================================================  ===========      ============
Basic and diluted income (loss)
 per common share                        $      (0.24)    $ (12,549.36)   $    525.26    $     (3.56)                  $      (0.43)
                                         ===========================================================                   ============
Weighted average number of common
  shares outstanding                       13,387,000              190            408            600                     19,355,000
                                         ===========================================================                   ============


(a) Represents 11 months of amortization of intangible assets acquired from American Benefit Resources, Inc.
(b) Represents 11 months of depreciation expense attributable to fixed assets acquired from American Benefit Resources, Inc.
(c) Represents 11 months of interest expense on $9,200,000 debt financing at 17.5% in connection with acquisition of American Benefit Resources, Inc.
(d) Represents 11 months of amortization of customer lists acquired from American Benefit Resources, Inc.
(e) Represents elimination of 11 months of interest expense attributable to former owner of and lender to American Benefit Resources, Inc.
(f) Represents 7 months of interest expense on $2,500,000 financing at 10% in connection with the acquisition of SHRA Group
(g) Represents 10 months of preferred dividends on $3,815,000 Series B shares at 12%
(h) Represents 10 months of preferred dividends on $5,300,004 Series C shares at 12%
(i) Represents 11 months of interest being amortized on the Warrant Shares attached to the $9,200,000 note
(j) Represents 11 months of amortization of loan fees paid to lender on the $9,200,000 note
(k) Represents 7 months of amortization of customer lists acquired from the SHRA Group
(l) Represents 7 months of amortization of intangible assets acquired from the SHRA Group
(m) Represents elimination of 11 months of depreciation attributable to assets of American Benefit Resources, Inc
(n) Represents elimination of 7 months of depreciation attributable to assets of SHRA Group
(o) Elimination of deferred tax expense relating to American Benefit Resources, Inc.
(p) Represents elimination of 12 months of depreciation attributable to assets of Valley Forge Enterprises
(q) Represents 12 months of amortization of customer lists acquired from Valley Forge Enterprises
(r) Represents 12 months of amortization of intangible assets acquired from Valley Forge Enterprises
(s) Represents 12 months of depreciation expense attributable to fixed assets acquired from Valley Forge Enterprises

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Florida law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee           $  1,488.74
Accounting fees and expenses     50,000.00*
Legal fees and expenses          45,000.00*
Miscellaneous                     5,000.00
                               -----------
  TOTAL                        $101,488.74*
                               ===========

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

The following is a list of our securities that have been sold or issued by the Company and by Duncan Capital Financial Group, Inc. ("Duncan") during the past three years. Each of these sales or issuances was made without registration under the Securities Act of 1933, as amended (the "Act"). There were no underwriting discounts or commissions paid in connection with the sale of these securities.

Duncan Sales

On November 24, 2004, Duncan issued and sold 2,500,000 shares of common stock, par value $0.001 per share, of Duncan ("Duncan Common Stock") to Duncan Capital Group LLC for $2,500. This issuance was made to Duncan Capital Group LLC, an accredited investor within the meaning of the Act, in reliance on Section 4(2) of the Act. Michael Crow is a shareholder and executive officer of Duncan Capital Group LLC and is a shareholder of our company.

Effective December 9, 2004, we sold (i) 9,540,000 shares of Duncan Common Stock for $0.167 per share, and (ii) 3,820,000 shares of Duncan Series A Convertible Preferred Stock for $0.50 per share, with annual cumulative dividends at the rate of 12%, payable in cash or registered common stock, together with associated warrants to purchase 1,910,000 shares of Duncan Common Stock at an exercise price of $0.167 per share. Such shares of Preferred Stock were convertible into Duncan Common Stock on a 1:1 basis, with proportional adjustments to the conversion rate for capital reorganizations, stock splits, reclassifications and certain issuances of common shares and adjustment of the conversion rate on a broad-based weighted average basis for issuances of common shares at a purchase price below the Series A Preferred purchase price of $0.50 per share. Holders of shares of Preferred Stock were entitled to a liquidation preference of two times the original purchase price per share, plus any declared and unpaid dividends. These issuances were made to a total of 21 individuals and entities, each of whom was an accredited investor within the meaning of the Act, in reliance on Section 4(2) of the Act. Gross proceeds of these sales of securities were $3,500,000. These shares were restricted securities under the Act and not eligible for resale unless a registration covering such securities was filed or another exemption from the registration requirements under the Act was available.

Effective as of December 13, 2004, in connection with his employment by PAS, a subsidiary of Duncan, Michael Bluestein, a former director of our company, was granted options to purchase 50,000 shares of Duncan Common Stock at an exercise price of $1.00 per share, vesting on the date of grant. This issuance was made to Mr. Bluestein, an accredited investor within the meaning of the Act, in reliance on Section 4(2) of the Act. The underlying shares of Common Stock are restricted securities under the Act and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Act is available.

Effective as of December 13, 2004, in connection with her employment by CIM, a subsidiary of Duncan, Irene Feeley was granted options to purchase 25,000 shares of Duncan Common Stock at an exercise price of $1.00 per share, vesting on the date of grant. This issuance was made to Ms. Feeley in reliance on Section 4(2) of the Act. The underlying shares of Common Stock are restricted securities under the Act and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Act is available.

      On December 23, 2004, effective November 1, 2004, in connection with his employment by Duncan, Mr. Stierwalt, our former CEO and President and a former director, was issued a warrant to acquire 793,000 shares of common stock of Duncan which, as a result of our merger with Duncan, represents the right to acquire 793,000 shares of Company common stock, at an exercise price of $0.166 per share, as adjusted from time to time to reflect stock dividends, stock splits, reorganizations and similar customary adjustments. The warrant vests in twelve equal monthly installments commencing December 1, 2004, or, if sooner, upon a "change of control", defined as (i) an acquisition of voting securities of the Company by any person or entity immediately after which such person or entity has beneficial ownership of 50% or more of the combined voting power of the Company's then-outstanding voting securities; or (ii) a merger or consolidation that results in more than 50% of the combined voting power of the Company's then-outstanding voting securities changing ownership; or (iii) the sale of all or substantially all of the Company's assets. The warrant expires on October 31, 2009. This issuance was made to Mr. Stierwalt, an accredited investor within the meaning of the Act, in reliance on Section 4(2) of the Act. The underlying shares of Common Stock are restricted securities under the Act and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Act is available. On March 1, 2006, we entered into a consulting agreement with Richard E. Stierwalt, which such agreement was effective February 1, 2006. The consulting agreement expires on January 31, 2007 and provides for annual compensation in the amount of $290,000. Pursuant to the terms of the consulting agreement, we agreed with Mr. Stierwalt to the following:

      o Mr. Stierwalt exercised his common stock purchase warrant to purchase 793,000 shares of common stock at an exercise price of $0.1667 per share on a cashless basis resulting in the issuance of 672,824 shares of common stock;

      o Mr. Stierwalt exercised his stock option to purchase 665,925 shares of common stock granted to him on March 1, 2006 for his work during 2005 at an exercise price of $1.00 per share which such exercise was on a cashless basis resulting in the issuance of 60,539 shares of common stock; and

      o Mr. Stierwalt exercised his stock option to purchase 1,500,000 shares of common stock granted to him on March 1, 2006 for his work during 2006 at an exercise price of $1.00 per share which such exercise was on a cashless basis resulting in the issuance of 136,364 shares of common stock.

We granted Mr. Stierwalt piggyback registration rights with respect to all shares currently held by Mr. Stierwalt or issuable pursuant to options or warrants, which are being registered pursuant to this prospectus.

Effective January 1, 2005, in connection with his employment by Duncan, Mr. Neuhaus was issued a warrant to acquire 317,200 shares of common stock of Duncan which, as a result of our merger with Duncan, represents the right to acquire 317,200 shares of the Company's common stock, at an exercise price of $0.166 per share, as adjusted from time to time to reflect stock dividends, stock splits, reorganizations and similar customary adjustments. The warrant vests in twenty-four equal monthly installments commencing February 1, 2005, or, if sooner, upon a "change of control", defined as (i) an acquisition of voting securities of the Company by any person or entity immediately after which such person or entity has beneficial ownership of 50% or more of the combined voting power of the Company's then-outstanding voting securities; or (ii) a merger or consolidation that results in more than 50% of the combined voting power of the Company's then-outstanding voting securities changing ownership; or (iii) the sale of all or substantially all of the Company's assets. The warrant expires on December 31, 2009. This issuance was made to Mr. Neuhaus, an accredited investor within the meaning of the Act, in reliance on Section 4(2) of the Act. The underlying shares of Common Stock are restricted securities under the Act and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Act is available.

Effective June 30, 2005, we issued a secured convertible note to CAMOFI Master LDC (formerly known as DCOFI Master LDC) for $350,000, and effective May 4, 2005, we issued a similar secured convertible note to CAMOFI Master LDC for an additional $150,000. The notes payable to CAMOFI were paid off in full in June 2006. In connection with the issuance of these notes, we agreed to issue five-year warrants to the noteholders to purchase 367,647 shares of common stock at $0.1667 per share. Each note bears interest at the rate of 12% per annum and interest is payable quarterly in arrears on the last day of each quarter. The principal amortizes in equal monthly payments commencing October 2005 and is due March 10, 2008. The notes are secured by substantially all of the assets of the Company, are guaranteed by PAS, CIM and Asset Preservation and are subordinate to the Laurus Master Fund, Ltd. convertible term note issued by the Company. In the event that the loan is not repaid within two trading days of maturity, we are required to issue to the lender 500,000 shares of our Common Stock. This issuance was made to CAMOFI Master LDC, an accredited investor within the meaning of the Act, in reliance on Section 4(2) of the Act. These securities are restricted securities under the Act and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Act is available.

Effective February 8, 2005, we issued options to acquire an aggregate of 40,000 shares of Duncan Common Stock each of five non-management directors of Duncan, consisting of Steven B. Ruchefsky, Kevin T. Crow, Jeff Cooke, Arthur D. Emil and Steven J. Ross, in remuneration for their services during the 2005 fiscal year. Such options, exercisable for a period of five years from date of issuance, were subsequently converted into options to acquire shares of the Company at the same exercise price. This issuance was made to such individuals, each an accredited investor within the meaning of the Act, in reliance on Section 4(2) of the Act. The underlying shares of Common Stock are restricted securities under the Act and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Act is available.

Company Sales

On August 4, 2004, we sold 2,754,500 shares of Common Stock for gross proceeds of $27,545 to Glenn A. Little, who thereby became the Company's controlling shareholder, owning approximately 71% of our 5,000,000 issued and outstanding shares of Common Stock (prior to a 1:20 reverse split effective February 2005). This issuance was made to Mr. Little, an accredited investor within the meaning of the Act, in reliance on Section 4(2) of the Act. These shares are restricted securities under the Act and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Act is available.

On February 21, 2005, we sold 443,994 post reverse shares of Common Stock for gross proceeds of $13,320 to Glenn A. Little. This issuance was made to Mr. Little, an accredited investor, in reliance on Section 4(2) of the Act. On that date, we also sold a total of 140,000 shares of Common Stock to eleven other person who represented to us that they were accredited investors, in reliance on
Section 4(2) of the Act. These shares are restricted securities under the Act and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Act is available.

Effective February 28, 2005, we issued 200,082 shares of Common Stock to Michael Bluestein, a former director, with respect to the conversion of a total of $150,061.31 of principal and interest under two convertible promissory notes at the conversion price of $0.75 per share. The promissory notes had been issued in connection with the acquisition from Mr. Bluestein of his interests in PAS, Asset Preservation and CIM in December 2004. This issuance was made to Mr. Bluestein, an accredited investor, in reliance on Section 4(2) of the Act. These shares are restricted securities under the Act and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Act is available.

Effective February 28, 2005, we issued 94,731 shares of Common Stock to Irene Feeley with respect to the conversion of a total of $71,048.06 of principal and interest under a convertible promissory note at the conversion price of $0.75 per share. The promissory note had been issued in connection with the acquisition from Ms. Feeley of her interest in CIM in December 2004. This issuance was made to Ms. Feeley, an accredited investor, in reliance on Section 4(2) of the Act. These shares are restricted securities under the Act and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Act is available.

In consideration for $25,000 due to John Rice on March 9, 2005, for services rendered, on April 14, 2005, we issued to Mr. Rice 149,700 shares of Common Stock at a price of $.1670. This issuance was made to Mr. Rice, an accredited investor, in reliance on Section 4(2) of the Act. These shares are restricted securities under the Act and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Act is available.

As previously reported in our Form 8-K filed with the Securities and Exchange Commission on March 15, 2005, we completed our acquisition of Duncan Capital Financial Group, Inc. ("Duncan") on March 9, 2005. The acquisition was made pursuant to the Agreement and Plan of Reorganization, dated February 18, 2005 (the "Acquisition Agreement"), among us, Glenn A. Little and Duncan. Under the terms of the Acquisition Agreement, each share of Duncan common stock outstanding immediately prior to the Effective Date was exchanged for one share of our Common Stock. As a result of the Acquisition, we issued 12,040,000 shares of common stock to the former stockholders of Duncan, consisting of a total of 18 individuals and entities. In addition to the Common Stock issued to the former stockholders of Duncan, under the Acquisition Agreement each outstanding option or warrant to purchase Duncan common stock was converted into an option to purchase the number of shares of our Common Stock equal to the number of Duncan common shares underlying the option or warrant immediately prior to the closing date. The issuance of our Common Stock and of options and warrants to acquire Common Stock were made pursuant to an exemption from the registration requirements under the Securities Act of 1933. Each of the stockholders of Duncan to whom we issued common stock, options or warrants was an accredited investor within the meaning of the Act, and the Acquisition was conducted as a private placement in accordance with Rule 506 of Regulation D under the Act. The Common Stock, warrants and options we issued in the Acquisition, and the shares of our Common Stock underlying the options and warrants, are restricted securities under the Act and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Securities Act of 1933 is available to a particular selling stockholder.

As previously reported in our Form 8-K filed on March 22, 2005 with the Securities and Exchange Commission, our Board of Directors authorized the issuance of up to 4,000,000 shares of 12% Series A Convertible Preferred Stock ("Series A Preferred"), in accordance with the Agreement and Plan of Reorganization entered into on February 18, 2005 among the company, Duncan Capital Financial Group, Inc. and Glenn A. Little. On April 12, 2005, we completed the issuance of 3,820,000 shares of Series A Preferred to a total of ten holders of preferred stock of our subsidiary, Duncan Capital Financial Group, Inc., in exchange for their surrender of an equivalent number of preferred shares of Duncan Capital Financial Group, Inc. containing identical terms. We received no other consideration. Each shareholder to whom Series A Preferred shares were issued is an accredited investor within the meaning of the Act, and the issuance of the shares of Series A Preferred was made in reliance on Section 4(2) of the Act. There were no underwriting discounts or commissions paid in connection with this share exchange. The shares of Series A Preferred, and the underlying shares of common stock into which they are convertible, are restricted securities under the Act and will not be eligible for resale unless we file a registration statement covering such securities or another exemption from registration requirements under the Act is available.

On March 9, 2005, we entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd. ("Laurus"), under which we issued and delivered to Laurus (i) a secured convertible term note in the principal amount of $3,000,000 (the "Note"), (ii) a Common Stock Purchase Warrant (the "Warrant"), entitling Laurus to purchase up to 1,084,338 shares of our Common Stock at a per share exercise price of $0.50, as amended, and (iii) an option ("Option") entitling Laurus to purchase up to 643,700 shares of Common Stock at a per share purchase price of $0.01. The issuance and sale of the Note, the Warrant and the Option were made pursuant to the exemption from registration under Section 4(2) under the Securities Act of 1933, as amended (the "Act"), and Regulation D promulgated under the Act. Laurus has represented to the Company that Laurus is an accredited investor under the Act and the rules promulgated thereunder. The current balance of the Note is $2,320,993.

At closing, $500,000 of Note proceeds were disbursed to the Company for working capital purposes. The Company paid fees to Laurus of $134,000 out of these gross proceeds and also paid $200,000 to Glenn Little in connection with the payment of debt owed to Mr. Little. We retained $166,000 of the proceeds for working capital purposes. The remaining $2,500,000 of Note proceeds were deposited by us at a bank in a restricted cash account under the control of Laurus ("Restricted Account"). Funds were released by Laurus to our company from the Restricted Account in connection with certain business acquisitions to be made by our company

Laurus may, at any time, convert the outstanding indebtedness of the Note into shares of Common Stock at a price of $0.83 per share, subject to adjustment for subsequent lower price issuances by the Company (subject to certain exceptions), as well as customary adjustment provisions for stock splits, combinations, dividends and the like. Subject to the restrictions on conversion by Laurus described below, Laurus is required to convert the monthly payment due on account of principal and interest, plus any other amounts under the Note that are due and unpaid ("Monthly Amount"), into shares of Common Stock if the following criteria ("Conversion Criteria") are met:(i) the average closing price of the Common Stock for the five consecutive trading days preceding such due date is greater than 120% of the Fixed Conversion Price, and (ii) the amount of such conversion does not exceed 25% of the aggregate dollar trading volume of the Common Stock for the 22-day trading period immediately preceding the due date of the applicable Monthly Amount. If the Conversion Criteria are not met, Laurus must convert only such part of the Monthly Amount that meets the Conversion Criteria. Any part of the Monthly Amount due on a Repayment Date that Laurus has not been able to convert into shares of Common Stock due to failure to meet the Conversion Criteria must be paid by the Company in cash within three business days of the applicable monthly payment date.

The Warrant grants Laurus the right to purchase up to 1,084,338 shares of Common Stock at an exercise price of $1.00 per share commencing March 9, 2005. The Warrant expires at the close of business on March 9, 2012. The exercise price of the Warrant is subject to adjustment for stock splits, combinations, dividends and the like.

The Option grants Laurus the right to purchase for cash up to 643,700 shares of Common Stock at an exercise price of $0.01 per share on or after the 75 th day after Laurus delivers a notice to the Company stating that Laurus wishes to exercise all or a portion of the underlying Common Stock. The Option expires at the close of business on March 9, 2013. The exercise price of the Warrant is subject to adjustment for stock splits, combinations, dividends and the like.

The Company may pay amounts due under the Note in shares of Common Stock only so long as there is an effective registration statement under Act covering the resale of such shares or an exemption from such registration is available under Rule 144 of the Act. In addition, Laurus is not entitled to receive shares of Common Stock upon exercise of the Warrant or the Option, upon payment of principal or interest on the Note, or upon conversion of the Note if such receipt would cause Laurus to be deemed to beneficially own in excess of 4.99% of the outstanding shares of Common Stock on the date of issuance of such shares. Such provision may not be waived by Laurus.

Under the terms of a Registration Rights Agreement between Laurus and the Company, as such agreement is to be amended by the parties, the Company is obligated to register the resale of the shares of Common Stock issuable upon payment or conversion of the Note and exercise of the Warrant and Option and have the registration statement declared effective by the Securities and Exchange Commission by September 15, 2006. If the registration statement is not declared effective within the time frame described, or if the registration is suspended other than as permitted in the registration rights agreement, the Company will be obligated to pay Laurus a fee equal to 1.5% of the outstanding principal amount of the Note for each 30-day period (pro rated for partial periods) that such registration obligations are not satisfied.

On August 2, 2005, the Company issued 333,334 shares of common stock to the former shareholder of Haddon Strategic Alliances, Inc. in exchange for 100% of the capital stock of Haddon. In addition, it issued $900,000 principal amount of convertible notes to the two former stockholders of Stephen H. Rosen Associates that are immediately convertible into common stock until July 31, 2007 at a price equal to the fair market value of the common stock on June 30 or December 31 of the prior year, whichever is most recent, preceding the date of exercise. In addition, it issued 5-year options for an aggregate of 55,000 shares of common stock to the two former stockholders of Rosen, based on an exercise price of $1.50 per share, representing the average bid price per share for the common stock of $1.50 over the ten trading days immediately preceding the closing. 50,000 of such options granted to one former shareholder of Rosen vest in equal monthly increments over a 24-month period commencing September 1, 2005, and 5,000 of such options granted to the other former shareholder of Rosen vest immediately.

On November 1, 2005, in connection with the purchase of assets from American Benefit Resources, Inc., the Company issued to IBF Fund Liquidating, LLC, that entity's parent company, 671,141 shares of common stock. On November 11, 2005, 12 accredited investors (the "B Investors") purchased an aggregate of 850,000 shares of Series B Cumulative Convertible Preferred Stock (the "B Preferred Stock") at $1.00 per share for an aggregate purchase price of $850,000. In addition, also on November 11, 2005, three accredited investors (the "C Investors") purchased an aggregate of 883,334 shares of Series C Cumulative Convertible Preferred Stock (the "C Preferred Stock") at $6.00 per share for an aggregate purchase price of $5,300,004. To date, National Investment Managers has raised an aggregate of $9,115,004 in connection with the sale of its B Preferred Stock that closed on October 18, 2005 and the sale of the B Preferred Stock and C Preferred Stock on November 11, 2005 The funds raised will be utilized by the Company for working capital and acquisitions.

Series B Private Placement

Each share of B Preferred Stock is convertible, at any time at the option of the holder, into two shares of common stock of the Company ("Common Stock"). The B Preferred Stock will be automatically converted into Common Stock upon (i) the approval of the holders of a majority of the then outstanding B Preferred Stock or (ii) the closing of a firm commitment underwritten public offering of the Company's securities in which the aggregate gross proceeds to the Company are not less than $10,000,000 at a price equal to or higher than $2.00 per share of common stock. Holders of the B Preferred Stock are entitled to receive, when declared by the Company's board of directors, annual dividends of $0.12 per share of B Preferred Stock paid on a semi-annually. Such dividends may be paid, at the election of the Company, either (i) in cash, (ii) in registered common stock of the Company or (iii) in restricted shares of common stock of the Company with piggyback registration rights. In the event that the Company elects to issue shares of common stock in connection with the dividend on the B Preferred Stock, such dividend shares shall be determined by dividing the dividend amount by 98% of the volume-weighted average price of the common stock for the 20 trading days immediately preceding the record date for payment of such dividend (the "Dividend VWAP"); provided, however, if the Company unable to determine the Dividend VWAP, then such dividend shall be determined by dividing the dividend amount by the average of the three highest closing bid prices during the 20 trading days immediately preceding the record date for payment of such dividend. The Company granted the B Investors piggyback registration rights.

In addition to any voting rights provided by law, holders of the B Preferred Stock will have the right to vote together with holders of Common Stock, the Series A Preferred Stock and the C Preferred Stock as a single class on all matters upon which stockholders are entitled to vote, including election of the members of the Company's Board of Directors. Each share of B Preferred Stock will have the number of votes corresponding to the number of shares of Common Stock into which the B Preferred Stock may be converted on the record date for determining stockholders entitled to vote.

In the event of any liquidation or winding up of the Company, the holders of B Preferred Stock will be entitled to receive, in preference to holders of Common Stock but subject to preferential liquidation rights of Series A Convertible B Preferred Stock, an amount equal to two times the original purchase price per share, plus any previously declared and unpaid dividends.

Series C Private Placement

Each share of C Preferred Stock is convertible, at any time at the option of the holder, into 12 shares of Common Stock. The C Preferred Stock will be automatically converted into Common Stock upon (i) the approval of the holders of a majority of the then outstanding C Preferred Stock or (ii) the closing of a firm commitment underwritten public offering of the Company's securities in which the aggregate gross proceeds to the Company are not less than $10,000,000 at a price equal to or higher than $2.00 per share of common stock. Holders of the C Preferred Stock are entitled to receive, when declared by the Company's board of directors, annual dividends of $0.72 per share of C Preferred Stock paid on a semi-annually. Such dividends may be paid, at the election of the Company, either (i) in cash, (ii) in registered common stock of the Company or
(iii) in restricted shares of common stock of the Company with piggyback registration rights. In the event that the Company elects to issue shares of common stock in connection with the dividend on the C Preferred Stock, such dividend shares shall be determined by dividing the dividend amount by the Dividend VWAP; provided, however, if the Company is unable to determine the Dividend VWAP, then such dividend shall be determined by dividing the dividend amount by the average of the three highest closing bid prices during the 20 trading days immediately preceding the record date for payment of such dividend. The Company granted the C Investors piggyback registration rights and has agreed to file a registration statement registering the shares of common stock issuable upon conversion of the C Preferred Stock within 60 days of closing and have such registration statement declared effective within 120 days of filing. As the registration statement covering the shares of common stock underlying the Series C Preferred Stock has not been declared effective, we are required to pay a penalty of 1% of the aggregate purchase price per month until the registration statement has been declared effective. Such amounts shall be paid in cash or, at our option, in shares of common stock. In the event that the we elect to issue shares of common stock, such shares shall be determined by dividing the penalty amount by 98% of the volume-weighted average price of the common stock for the 20 trading days immediately prior to the dividend date (the "Dividend VWAP"); provided, however, if we are unable to determine the Dividend VWAP, then such payment shall be determined by dividing the penalty amount by the average of the three highest closing bid prices during the 20 trading days immediately preceding the penalty date.

In addition to any voting rights provided by law, holders of the C Preferred Stock will have the right to vote together with holders of Common Stock and the Series A and B Preferred Stock as a single class on all matters upon which stockholders are entitled to vote, including election of the members of the Company's Board of Directors. Each share of C Preferred Stock will have the number of votes corresponding to the number of shares of Common Stock into which the C Preferred Stock may be converted on the record date for determining stockholders entitled to vote.

In the event of any liquidation or winding up of the Company, the holders of C Preferred Stock will be entitled to receive, in preference to holders of Common Stock but subject to preferential liquidation rights of Series A Convertible Preferred Stock and the B Preferred Stock, an amount equal to two times the original purchase price per share, plus any previously declared and unpaid dividends.

The B Investors and C Investors have contractually agreed to restrict their ability to convert the preferred stock and receive shares of Common Stock such that the number of shares of Common Stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the Company's then issued and outstanding shares of Common Stock.

The shares of B Preferred Stock and C Preferred Stock were offered and sold to the B Investors and C Investors in private placement transactions made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Each of the B Investors and C Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

On November 30, 2005, the Company entered into a Securities Purchase Agreement with Laurus Master Fund Ltd for the sale of (i) $9,200,000 in a secured term note (the "Term Note") and (ii) 1,108,434 shares of the Company's common stock (the "November 2005 Shares"). The closing of this financing occurred on November 30, 2005.

On January 4, 2006, the Company issued 4,150,000 shares of common stock to the shareholders of Valley Forge Enterprises, Ltd. in consideration for the merger of that entity into a wholly-owned subsidiary of the Company.

      On May 30, 2006, we entered into agreements with Laurus pursuant to which we sold debt and a warrant to purchase common stock of our company to Laurus in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The securities sold to Laurus included the following:

            o a secured term note with a principal amount of $7,000,000 (the "May 2006 Secured Note"); and

            o a common stock purchase warrant to purchase up to 700,000 shares of common stock of the Company, at an exercise price of $0.01 per share, exercisable until May 30, 2011 (the "May 2006 Warrant").

      On June 12, 2006, we entered into an agreement with Laurus pursuant to which the May 2006 Warrant was rescinded, a new common stock purchase warrant (the "New May 2006 Warrant") was issued to Laurus and we paid Laurus $105,000. The New May 2006 Warrant, dated May 30, 2006, is exercisable to purchase up to 700,000 shares of common stock of our company, at an exercise price of $0.1667 per share, exercisable until May 30, 2011.

      The $7,000,000 purchase price, less the payment of $105,000 and the payment of fees to Laurus Capital Management LLC in connection with this financing, for the May 2006 Secured Term Note was placed into a restricted account with North Form Bank. Such funds will be held in the restricted account and only released to our company upon our company (i) delivering audited financial statements for the most recent ended fiscal year and unaudited financial statements for all months that have elapsed since the end of such year for acquisition targets we intend to acquire (the "Financials") and (ii) the consummation of an equity financing in the amount of $3,500,000 (the "Equity Financing"). Upon delivery of the Financials and definitive documentation relating to the Equity Financing, Laurus shall authorize North Fork Bank to release an amount of funds solely within Laurus' discretion.

      The May 2006 Secured Note is secured by a blanket lien on substantially all of our assets, the assets of our subsidiaries and the cash held in the restricted account at North Fork Bank. Each of our subsidiaries delivered to Laurus a guarantee of our obligations to Laurus and we pledged our ownership interests in our subsidiaries to Laurus in connection with the March 2005 financing, which such guarantees and pledges also cover the May 2006 Secured Note. In the event of a default, Laurus has the right to accelerate payments under the May 2006 Secured Note and, in addition to any other remedies available to it, to foreclose upon the assets securing the May 2006 Secured Note.

      The May 2006 Secured Note matures on May 30, 2010 and bears interest at a rate of up to 17.5% per annum, which is payable in two tranches. The first tranche bears interest at the rate of 10% and is payable on a monthly basis commencing on July 1, 2006. Any amounts due under the first tranche shall be reduced by the dollar amount of interest earned on funds on deposit with North Fork Bank. The second tranche bears interest at the rate of 7.5% and is payable on a monthly basis commencing on the date the funds are released to us from the restricted account, provided, that we may elect to add the second tranche to the principal amount of the May 2006 Secured Note. Commencing on April 1, 2007, we are required to commence making monthly amortizing payments equal to 1/60th of amounts outstanding under the May 2006 Secured Note that are not contained in the restricted account. If the funds have not been released from the restricted account by March 31, 2007, then the funds may be returned to Laurus. We may prepay the May 2006 Secured Note at any time without penalty.

      Laurus has contractually agreed to restrict its ability to exercise its warrant and receive shares of our common stock such that the number of shares of our common stock held by it after such exercise does not exceed 4.99% of our then issued and outstanding shares of common stock. Such restriction shall automatically become null and void following notice to us upon occurrence of an event of default under the agreements with Laurus or upon 61days prior notice to our company.

      We are obligated to file a registration statement registering the resale of shares of our common stock issuable upon exercise of the New May 2006 Warrant. If the registration statement is not filed within 60 days of the closing, or declared effective within 180 days of the closing, or if the registration is suspended other than as permitted, in the registration rights agreement between our company and Laurus, we are obligated to pay Laurus certain fees and our obligations may be deemed to be in default.

      We paid a fee at closing to Laurus Capital Management LLC, the manager of the Laurus, equal to 3.50% of the total maximum funds borrowed under our agreements with Laurus.

      On August 10, 2006, the Company entered into an Amendment Agreement with Laurus pursuant to which Laurus agreed to remove its contractual ability to waive its ownership limitation of 4.99% of the Company's issued and outstanding shares of common stock as provided under the March 2005 Note, the March 2005 Warrant and the March 2005 Option and the May 2006 Warrant. Further, the effectiveness date as set forth in the Amended and Restated Registration Rights Agreement entered with Laurus pursuant to which it agreed to file a registration statement registering the November 2005 Shares and the shares of common stock issuable upon conversion or exercise of the March 2005 Term Note, March 2005 Option and the March 2005 Warrant was extended to September 15, 2006.

      * Unless otherwise stated, all of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of the company or executive officers of the company, and transfer was restricted by the company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

      Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with the Company.

ITEM 27. EXHIBITS.

      The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean National Investment Managers Inc., a Florida corporation.

Exhibit
Number      Description
-------     -----------
3.1         Articles of Incorporation of the Company, as amended(Incorporated by reference to Form S-18 filed with the Securities and Exchange
            Commission on October 7, 1985)

3.2 Amended and Restated Bylaws of the Company (Incorporated by reference to Form 8-K_filed with the Securities and Exchange Commission on April 19, 2005. (File No.333-124161))

3.3 Certificate of Designation of Preferences, Rights and Limitations of Series B Cumulative Convertible Preferred Stock (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on October 19, 2005. (File No.000-51252))

3.4 Certificate of Designation of Preferences, Rights and Limitations of Series C Cumulative Convertible Preferred Stock(Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on November 14, 2005. (File No.000-51252))

3.5         Articles of Amendment to the Articles of Incorporation dated August
            19, 2004

3.6         Articles of Amendment to the Articles of Incorporation dated March
            2, 2005

3.7         Articles of Amendment to the Articles of Incorporation dated March
            15, 2005

3.8         Articles of Amendment to the Articles of Incorporation dated March
            21, 2005

4.1 Securities Purchase Agreement dated March 9, 2005 by and between the Company and Laurus Master Fund, Ltd. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005. (File No. 002-98138-A))

4.2 Secured Convertible Term Note dated March 9, 2005 issued by the Company to Laurus Master Fund, Ltd. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005. (File No. 002-98138-A))

4.3 Common Stock Purchase Warrant dated March 9, 2005 issued by the Company to Laurus Master Fund, Ltd. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005. (File No. 002-98138-A))

4.4 Common Stock Option dated March 9, 2005 issued by the Company to Laurus Master Fund, Ltd. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005. (File No. 002-98138-A))

4.5 Master Security Agreement dated March 9, 2005 among Fast Eddie Racing Stables, Inc., Duncan Capital Financial Group, Inc., Pension Administration Services, Inc., Complete Investment Management Inc. of Philadelphia, MD Bluestein, Inc. and Laurus Master Fund, Ltd. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005. (File No. 002-98138-A))

4.6 Stock Pledge Agreement dated March 9, 2005 among Fast Eddie Racing Stables, Inc., Duncan Capital Financial Group, Inc., Pension Administration Services, Inc., Complete Investment Management Inc. of Philadelphia, MD Bluestein, Inc. and Laurus Master Fund, Ltd. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005. (File No. 002-98138-A))

4.7 Subsidiary Guaranty dated March 9, 2005 executed by Duncan Capital Group, Inc., Pension Administration Services, Inc., Complete Investment Management Inc. of Philadelphia, MD Bluestein, Inc. and Laurus Master Fund, Ltd. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005. (File No. 002-98138-A))

4.8 Registration Rights Agreement dated March 9, 2005 by and between Fast Eddie Racing Stables, Inc. and Laurus Master Fund, Ltd. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005. (File No. 002-98138-A))

4.9 Common Stock Purchase Warrant dated March 9, 2005 issued by Duncan Capital Financial Group, Inc. to Richard E. Stierwalt. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005. (File No. 002-98138-A))

4.10 Common Stock Purchase Warrant dated March 9, 2005 issued by Duncan Capital Financial Group, Inc. to Leonard Neuhaus. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005. (File No. 002-98138-A))


4.11 Form of Stock Option Agreement, dated March 9, 2005, between the Company and certain non-management directors. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on April 19, 2005.)

4.12 Securities Purchase Agreement dated November 30, 2005 entered by and between National Investment Mangers Inc. and Laurus Master Fund, Ltd. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on December 6, 2005. (File No.000-51252))

4.13 Amended and Restated Registration Rights Agreement dated November 30, 2005 entered by and between National Investment Mangers Inc. and Laurus Master Fund, Ltd. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on December 6, 2005.)

4.14 Secured Term Note dated November 30, 2005 issued to Laurus Master Fund, Ltd. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on December 6, 2005. (File No.000-51252))

4.15 Convertible Promissory Note, dated August 2, 2005, issued by the Company to Stephen H. Rosen. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on August 5, 2005. (File No.000-51252))

4.16 Convertible Promissory Note, dated August 2, 2005, issued by the Company to Elizabeth Davies. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on August 5, 2005. (File No.000-51252))

4.17 Common Stock Option, dated August 2, 2005, issued by the Company to Stephen H. Rosen. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on August 5, 2005. (File No.000-51252))

4.18        Subordination Agreement, dated August 2, 2005, among Stephen H.
            Rosen, Elizabeth Davies and Laurus Master Find, Ltd., as acknowledged by the Company. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on August 5, 2005. (File No.000-51252))

4.19 Form of Subscription Agreement for Series B Cumulative Convertible Preferred Stock (Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on October 20, 2005 (File No.000-51252))

4.20 Form of Subscription Agreement for Series C Cumulative Convertible Preferred Stock (Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on November 14, 2005 (File No.000-51252))

4.21 Amendment Agreement entered by and between the Company and Laurus Master Fund Ltd. dated August 2006

5.1         Opinion of Sichenzia Ross Friedman Ference LLP

10.1 Agreement and Plan of Reorganization, dated as of February 18, 2005, by and among Fast Eddie Racing Stables, Inc, Glenn A. Little, Duncan Capital Financial Group, Inc. and FERS Acquisition Corp. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on February 23, 2005)

10.2 Employment Agreement, dated as of December 23, 2004, between Duncan Capital Financial Group, Inc. and Richard E. Stierwalt. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005)

10.3 Employment Agreement, dated as of January 1, 2005, between Duncan Capital Financial Group, Inc. and Leonard Neuhaus. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005)

10.4 12% Senior Secured Note, dated January 27, 2005, in the original principal amount of $350,000, delivered by Duncan Capital Financial Group, Inc. to CAMOFI Master LDC (formerly known as DCOFI Master
            LDC) (Incorporated by reference to Form SB-2 Registration Statement_filed with the Securities and Exchange Commission on April 19, 2005. (File No.333-124161))

10.5 Securities Purchase Agreement, dated as of January 27, 2005, between Duncan Capital Financial Group, Inc. and CAMOFI Master LDC(Incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on April 19, 2005. (File No.333-124161))

10.6 Security Agreement, dated as of January 27, 2005, among Duncan Capital Financial Group, Inc., Pension Administration Services, Inc., Complete Investment Management Inc. of Philadelphia, MD Bluestein Inc. and CAMOFI Master LDC. (Incorporated by reference to Form SB-2_filed with the Securities and Exchange Commission on April 19, 2005. (File No.333-124161))

10.7 Subsidiary Guarantee, dated as of January 27, 2005, among Duncan Capital Financial Group, Inc., Pension Administration Services, Inc., Complete Investment Management Inc. of Philadelphia and MD Bluestein Inc. in favor of CAMOFI Master LDC. (Incorporated by reference to Form SB-2/A_filed with the Securities and Exchange Commission on June 17, 2005. (File No.333-124161))

10.8 12% Senior Secured Note, dated May 4, 2005, in the original principal amount of $150,000, delivered by Duncan Capital Financial Group, Inc. to CAMOFI Master LDC. (Incorporated by reference to Form SB-2/A_filed with the Securities and Exchange Commission on June 17, 2005. (File No.333-124161))

10.9 Agreement, dated as of June 15, 2005, between the Company and Richard Berman. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on June 17, 2005.)

10.10 Asset Purchase Agreement between National Investment Mangers Inc. and American Benefit Resources, Inc. dated November 1, 2005 (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on November 4, 2005. (File No.000-51252))

10.11 A/R Escrow Agreement by and among National Investment Mangers Inc., JP Morgan Chase Bank, N.A. and American Benefit Resources, Inc. dated November 30, 2005 (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on December 6, 2005. (File No.000-51252)

10.12 Indemnification Escrow Agreement by and among National Investment Mangers Inc., JP Morgan Chase Bank, N.A. and American Benefit Resources, Inc. dated November 30, 2005 (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on December 6, 2005. (File No.000-51252)

10.13 Registration Rights Agreement between National Investment Mangers Inc., American Benefit Resources, Inc. and Arthur J. Steinberg as manager of IBF Fund Liquidating LLC dated November 30, 2005 (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on December 6, 2005. (File No.000-51252)

10.14 Stock Purchase Agreement, dated August 2, 2005, among the Company, Stephen H. Rosen Associates, Inc., Stephen H. Rosen and Elizabeth Davies. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on August 5, 2005. (File No.000-51252))

10.15 Stock Purchase Agreement, dated August 2, 2005, among the Company, Haddon Strategic Alliances, Inc. and John Ermilio. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on August 5, 2005. (File No.000-51252))

10.16 Employment Agreement, dated as of August 2, 2005, between the Company and Stephen H. Rosen. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on August 5, 2005. (File No.000-51252))

10.17 Noncompetition Agreement, dated as of August 2, 2005, between the Company and Stephen H. Rosen. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on August 5, 2005. (File No.000-51252))

10.18 Noncompetition Agreement, dated as of August 2, 2005, between the Company and John Ermilio. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on August 5, 2005. (File No.000-51252))

10.19 Agreement and Plan of Merger Dated as of January 4, 2006 by and among Jack C. Holland, Steven R. Eyer, Valley Forge Enterprises, Ltd., VFE Merger Corp. and National Investment Managers Inc. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on January 12, 2006. (File No.000-51252))

10.20 Employment Agreement dated January 1, 2006 by and between Steven R. Eyer and Valley Forge Enterprises, Ltd(Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on January 12, 2006. (File No.000-51252))

10.21 Employment Agreement dated January 1, 2006 by and between Jack C. Holland and Valley Forge Enterprises, Ltd. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on January 12, 2006. (File No.000-51252))

10.22 Non-Competition, Non-Disclosure and Non-Solicitation Agreement dated January 1, 2006 by and between Steven R. Eyer and National Investment Managers Inc. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on January 12, 2006. (File No.000-51252))

10.23 Non-Competition, Non-Disclosure and Non-Solicitation Agreement dated January 1, 2006 by and between Jack C. Holland and National Investment Managers Inc. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on January 12, 2006. (File No.000-51252))

10.24 Employment Agreement dated March 1, 2006 by and between Leonard Neuhaus and the Company (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 6, 2006. (File No.000-51252))

10.25 Consulting Agreement dated March 1, 2006 by and between Richard Stierwalt and the Company (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 6, 2006. (File No.000-51252))

10.26 Employment Agreement dated March 2006 by and between Steven Ross and the Company (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 17, 2006.)

10.27 Consulting Agreement dated January 1, 2006 by and between DC Associates LLC and the Company (Incorporated by reference to Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2006.)

10.28 Put Agreement entered by and among American Benefit Resources, Inc., IBF Fund Liquidating LLC and Duncan Capital Group LLC

10.29       Option issued by the Company to Duncan Capital Group LLC

16.1 Resignation letter of S. W. Hatfield, CPA (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005)

21.1 List of Subsidiaries of the Company. (Incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on June 6, 2006)

23.1        Consent of Rothstein, Kass & Company, P.C.

23.2        Consent of Pressman Ciocca Smith LLP

23.3 Consent of Sichenzia Ross Friedman Ference LLP (included in their opinion filed as Exhibit 5.1)

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

      (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

            (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

            (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on August 21, 2006.

                                         National Investment Managers Inc.


                                         By: /s/ Steven Ross
                                            ------------------------------------
                                            Steven Ross, Chief Executive Officer


                                         By: /s/ Leonard Neuhaus
                                            ------------------------------------
                                            Leonard A. Neuhaus, Chief Financial
                                            and Operating Officer

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leonard A. Neuhaus as true and lawful attorney-in-fact and agent with full power of substitution and resubstitution and for him/her and in his/her name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                                                    TITLE                                  DATE
---------                                                    -----                                  ----


/s/ Leonard Neuhaus               Chief Financial and Operating Officer                       August 21, 2006
-------------------------------   (Principal financial and accounting officer)
Leonard Neuhaus


/s/ Richard Berman                Chairman of the Board and Director                          August 21, 2006
-------------------------------
Richard Berman


/s/ Steven B. Ruchefsky           Director                                                    August 21, 2006
-------------------------------
Steven B. Ruchefsky


/s/ Jeff Cooke                    Director                                                    August 21, 2006
-------------------------------
Jeff Cooke


/s/ Steven J. Ross                Chief Executive Officer (Principal Executive Officer) and   August 21, 2006
-------------------------------   Director
Steven J. Ross


/s/ Arthur D. Emil                Director                                                    August 21, 2006
-------------------------------
Arthur D. Emil